UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Anadarko Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 1330

Houston, Texas 77251-1330

March 23, 2012

TO OUR STOCKHOLDERS:

The 2012 Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, 77380 on Tuesday, May 15, 2012, at 8:00 a.m. (Central Daylight Time).

The attached Notice of Annual Meeting of Stockholders and proxy statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the proxy statement and will not include a management presentation.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (Notice) instead of a paper copy of this proxy statement, a proxy card and our 2011 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail. We believe that the Notice process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

Your vote is important and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by Internet or by telephone using the instructions on the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. You may also attend and vote at the Annual Meeting.

Very truly yours,

JAMES T. HACKETT Chairman of the Board and Chief Executive Officer

P.O. Box 1330

Houston, Texas 77251-1330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, 77380 on Tuesday, May 15, 2012, at 8:00 a.m. (Central Daylight Time) to consider the following proposals:

(1) elect twelve directors;

(2) ratify the appointment of KPMG LLP as the Company’s independent auditor for 2012;

(3) approve the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan;

(4) an advisory vote to approve the Company’s named executive officer compensation;

(5) if presented, vote on stockholder proposals set forth on pages 84 through 91 in the accompanying proxy statement; and

(6) transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you are a record holder of common stock at the close of business on March 20, 2012, the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

Please take the time to vote by following the Internet or telephone voting instructions provided. If you received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-prepaid envelope provided for your convenience. You may also attend and vote at the Annual Meeting. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.

As a stockholder, your vote is very important and the Company’s Board of Directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

David L. Siddall Vice President, Deputy General Counsel, Chief Compliance Officer and Corporate Secretary

March 23, 2012

The Woodlands, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on May 15, 2012:

The Proxy Statement and Annual Report for 2011 are available at

http://bnymellon.mobular.net/bnymellon/apc

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
ANADARKO BOARD OF DIRECTORS	7
ITEM 1 — ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	14
Director Compensation Table for 2011	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26
AUDIT COMMITTEE REPORT	27
COMPENSATION AND BENEFITS COMMITTEE REPORT ON 2011 EXECUTIVE COMPENSATION	28
COMPENSATION DISCUSSION AND ANALYSIS	29
EXECUTIVE COMPENSATION	55
Summary Compensation Table	55
All Other Compensation Table for 2011	56
Grants of Plan-Based Awards in 2011	57
Outstanding Equity Awards at Fiscal Year-End 2011	59
Option Exercises and Stock Vested in 2011	61
Pension Benefits for 2011	61
Non-Qualified Deferred Compensation for 2011	65
Potential Payments Upon Termination or Change of Control	67
TRANSACTIONS WITH RELATED PERSONS	72
ITEM 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR	72
INDEPENDENT AUDITOR	73
ITEM 3 — APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN	73
ITEM 4 — ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION	83
ITEM 5 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL RECOMMENDING ADOPTION OF A POLICY PROVIDING THAT THE CHAIRMAN OF THE BOARD BE AN INDEPENDENT DIRECTOR	84
ITEM 6 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL REGARDING AN AMENDMENT TO THE COMPANY’S NON-DISCRIMINATION POLICY TO INCLUDE GENDER IDENTITY	85
ITEM 7 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL RECOMMENDING ADOPTION OF A POLICY RELATING TO ACCELERATED VESTING OF EXECUTIVE OFFICER EQUITY AWARDS UPON A TERMINATION OR A CHANGE OF CONTROL	87
ITEM 8 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL RELATING TO POLITICAL CONTRIBUTIONS	90

Appendix A — 2012 Omnibus Incentive Compensation Plan	A-1

P. O. Box 1330

Houston, Texas 77251-1330

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2012

GENERAL INFORMATION

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (Board) to be voted at the 2012 Annual Meeting of Stockholders of Anadarko Petroleum Corporation (Annual Meeting), a Delaware corporation, sometimes referred to as the Company, Anadarko, us, we or like terms. The Annual Meeting will be held on Tuesday, May 15, 2012 at 8:00 a.m. (Central Daylight Time). The proxy materials, including this proxy statement, proxy card or voting instructions and our 2011 annual report are being distributed and made available on or about March 30, 2012.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (SEC), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) will be mailed to most of our stockholders on or about March 30, 2012. Stockholders will have the ability to access the proxy materials on a web site referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, 77380, on Tuesday, May 15, 2012, at 8:00 a.m. (Central Daylight Time).

Who may vote?

You may vote if you were the record holder of Anadarko common stock as of the close of business on March 20, 2012, the record date for the Annual Meeting. Each share of Anadarko common stock is entitled to one vote at the Annual Meeting. On the record date, there were 505,592,701 shares of common stock outstanding and entitled to vote at the Annual Meeting.

May I attend the Annual Meeting?

Yes. Attendance is limited to stockholders of record as of the record date for the Annual Meeting. Admission will be on a first-come, first-served basis. You may be asked to present valid picture identification, such as a driver’s license or passport. If your stock is held in the name of a bank, broker, or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Company stock, such as a current bank or brokerage account statement reflecting ownership as of the record date for the Annual Meeting, to be admitted. Cameras, recording devices, cell phones and other electronic devices cannot be used during the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Anadarko in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at http://bnymellon.mobular.net/bnymellon/apc.

What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation
Election of Directors	FOR EACH DIRECTOR NOMINEE

Management Proposals

Ratification of KPMG LLP as Independent Auditor for 2012	FOR

Approve 2012 Omnibus Incentive Compensation Plan	FOR

Advisory Vote to Approve the Company’s Named Executive Officer Compensation	FOR

Stockholder Proposals

Adoption of a Policy Providing that the Chairman of the Board be an Independent Director	AGAINST

Amendment to the Company’s Non-Discrimination Policy to Include Gender Identity	AGAINST

Adoption of a Policy Relating to Accelerated Vesting of Executive Officer Equity Awards Upon a Termination or Change of Control	AGAINST

Provide a Report Regarding Political Contributions	AGAINST

What is the effect of an “advisory” vote?

Because your vote with respect to approval of our named executive officer (NEO) compensation is advisory, it will not be binding upon the Board. However, our Compensation and Benefits Committee (Compensation Committee) and the Board will take the outcomes of the votes into account when considering future executive compensation arrangements of our NEOs.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?

You may vote by any of the following four methods:

(i)	Internet. Vote on the Internet at http://www.proxyvote.com. This web site also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 14, 2012.

(ii)	Telephone. Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 14, 2012.

(iii)	Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 14, 2012.

(iv)	Meeting. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other holder of record), you must obtain a proxy, executed in your favor from your bank, broker or other holder of record to be able to vote at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes.

Can I change my vote?

Yes. You may revoke your proxy at any time before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet or telephone;

•	voting in person at the Annual Meeting;

•	delivering to the Corporate Secretary of Anadarko a proxy with a later date or a written revocation of your prior proxy; or

•	giving notice to the inspector of elections at the Annual Meeting.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

How many votes must be present to hold the Annual Meeting?

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is a broker non-vote?

The New York Stock Exchange (NYSE) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, a vote to approve the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan (2012 Omnibus Plan), an advisory vote to approve our NEO compensation and the stockholder proposals, if presented, are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

How many votes are needed to approve each of the proposals or, with respect to the advisory vote, to be considered the recommendation of the stockholders?

The election of each director requires the affirmative vote of a majority of the votes cast for such director. Under our By-Laws, a majority of votes are cast for the election of a director if the number of votes cast “for” the director exceeds the number of votes cast “against” the director. For this purpose, abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the director.

The ratification of the independent auditor and the approval of the stockholder proposals require the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes cast “against” the proposals.

Our NEO compensation will be considered approved by our stockholders in an advisory manner upon the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual

Meeting. Abstentions will have the same effect as votes cast “against” the proposal. For this purpose, broker non-votes are not counted.

The approval of Anadarko Petroleum Corporation 2012 Omnibus Plan requires the affirmative vote of the majority of votes cast for such proposal, provided that the total votes cast represent a majority of all shares entitled to vote. An affirmative vote of the majority of votes cast for such proposal will be achieved if votes “for” represent a majority of the aggregate number of votes for “for,” “against” and “abstain.” Total votes cast will represent a majority of all shares entitled to vote if the aggregate number of votes for “for,” “against” and “abstain” represent a majority of our outstanding shares of common stock.

Could other matters be decided at the Annual Meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s web site at http://www.anadarko.com, or by contacting our investor relations department at investor@anadarko.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

How can I view the stockholder list?

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046.

Who pays for the proxy solicitation related to the Annual Meeting?

We do. In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by Anadarko, postings on our web site at http://www.anadarko.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to assist us in soliciting your proxy for an estimated fee of $12,500, plus reasonable out-of-pocket expenses. Morrow ensures that brokers, custodians and nominees will supply additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Anadarko common stock.

Who will tabulate and certify the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

If I want to submit a stockholder proposal or nominate a director for the 2013 Annual Meeting, when is that proposal or nomination due?

If you are an eligible stockholder and want to submit a proposal for possible inclusion in the proxy statement relating to the 2013 Annual Meeting, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 offices no later than November 30, 2012. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our By-Laws. Similarly, if you wish to nominate an individual for election to our Board, our By-Laws provide that you must provide your nomination in writing to our Corporate Secretary no later than the close of business on February 14, 2013 and no earlier than the close of business on January 15, 2013.

How can I obtain a copy of the Annual Report on Form 10-K?

Stockholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 or via e-mail at investor@anadarko.com. Alternatively, stockholders can access our Annual Report on Form 10-K on Anadarko’s web site at http://www.anadarko.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

Will I get more than one copy of the proxy statement, annual report or Notice if there are multiple stockholders at my address?

In some cases, only one copy of this proxy statement, annual report or Notice is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon a written or oral request, a separate copy of this proxy statement, annual report or Notice to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of the proxy statement, annual report or Notice, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 or a stockholder may make a request by calling the Corporate Secretary at (832) 636-1000, or by contacting our transfer agent, Computershare, P.O. Box 358015, Pittsburgh, PA 15252-8015.

ANADARKO BOARD OF DIRECTORS

ITEM	1 — ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides that all directors are to be elected annually and that any director (or the entire Board) may be removed with or without cause at and after the Annual Meeting at which he or she is elected.

Accordingly, at the 2012 Annual Meeting, the terms of our nine incumbent directors will expire. Those nine incumbent directors have been nominated and, if elected at this Annual Meeting, will hold office until the expiration of each of their one-year terms in 2013. In addition, Messrs. George, Mullins and Walker have been nominated for election at this Annual Meeting and, if elected, will hold office until the expiration of their one-year term in 2013. If Messrs. George, Mullins and Walker are elected, the number of directors shall be increased from nine to twelve.

If a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. The Board is not aware of any reason why the director nominees would not be able to serve as directors of the Company.

Our By-Laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” such nominee’s election in order for him or her to be elected to the Board. In addition, each incumbent nominee is required to provide an irrevocable letter of resignation that states that he or she will resign if that director does not receive the required majority vote. If a director were to fail to receive a majority of votes cast and the Board were to accept the resignation tendered, then that director would cease to be a director of Anadarko. Each of the nine incumbent director nominees named below has submitted an irrevocable letter of resignation that becomes effective if he or she does not receive a majority of the votes cast for his or her election and the Board decides to accept such resignation. If Messrs. George, Mullins and Walker do not receive a majority of the votes cast for their election, they will not be elected to the Board.

As discussed in more detail on page 19 of this proxy statement, the Board considers several qualifications, characteristics and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Nominating and Corporate Governance Committee review the particular experiences, qualifications, attributes and/or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director of the Company. The biographies of each of the nominees below contain information regarding the person’s experience and director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, to the extent applicable. They also highlight the particular experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to conclude that the person should serve as a director of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2013

Kevin P. Chilton

Age: 57 Colorado Springs, Colorado Independent

Biography/Qualifications

General Chilton retired as Commander of the United States Strategic Command, Offutt Air Force Base, Nebraska, in February 2011, where he was responsible for the plans and operations for all U.S. forces conducting strategic deterrence and Department of Defense space and cyberspace operations. General Chilton served in the Air Force for more than 34 years in a wide variety of assignments including pilot, test pilot, instructor and astronaut, while earning numerous major awards and decorations. General Chilton has been a director of the Company since May 2011.

General Chilton’s service as Deputy Program Manager of Operations, International Space Program and Director of Politico-Military Affairs, Asia-Pacific and Middle East, Joint Staff, the Pentagon, provides him with an invaluable blend of political, legislative, international and regulatory knowledge and experience. He also gained valuable managerial, financial and executive experience with his involvement in preparing the Air Force five-year budget/program for several years.

Other public company directorships in the past five years

• Orbital Sciences Corporation (January 2012 – present)
Luke R. Corbett

Age: 65 Edmond, Oklahoma Independent

Biography/Qualifications

Mr. Corbett has been a retired business executive since Kerr-McGee Corporation’s (Kerr-McGee) merger with Anadarko in August 2006. He served as Chairman and Chief Executive Officer of Kerr-McGee from 1999 until August 2006. Mr. Corbett had been with Kerr-McGee since 1985 when he joined its Exploration and Production Division as vice president of geophysics. In subsequent years, he held a wide array of senior executive positions with Kerr-McGee. Mr. Corbett also serves on the board of OGE Energy Corp. Mr. Corbett has been a director of the Company since August 2006.

Mr. Corbett brings invaluable perspective and industry-specific business acumen and managerial experience to the Board as the former Chairman and Chief Executive Officer of Kerr-McGee and as an industry veteran with decades of technical experience in the exploration and production (E&P) industry. The knowledge and experience he has attained through his service on other public company boards also enables Mr. Corbett to provide a keen understanding of various corporate governance matters.

Other public company directorships in the past five years

• OGE Energy Corp. (1996 – present) • Noble Corporation (2001 – 2009)

H. Paulett Eberhart

Age: 58 Philadelphia, Pennsylvania Independent

Biography/Qualifications

Ms. Eberhart has been the President and Chief Executive Officer of CDI Corp. (CDI), a provider of engineering and information technology outsourcing and professional staffing services, since January 2011. From 2009 until January 2011, Ms. Eberhart was Chairman and Chief Executive Officer of HMS Ventures, a privately held business involved with technology services and the acquisition and management of real estate. She served as President and Chief Executive Officer of Invensys Process Systems, Inc. (Invensys), a process automation company, from January 2007 to January 2009. From 2003 until March 2004, Ms. Eberhart was President of Americas of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company. From 2002 to 2003, she was Senior Vice President of EDS and President of Solutions Consulting. She was also a member of the Executive Operations Team and Investment Committee of EDS. Ms. Eberhart was an employee of EDS from 1978 to 2004. Ms. Eberhart is a Certified Public Accountant. Ms. Eberhart has been a director of the Company since August 2004.

Ms. Eberhart brings a wealth of accounting and financial experience to the Board, as well as managerial, manufacturing and global experience, through her numerous years of service as an executive officer for EDS, Invensys and CDI. She also held various other operating and financial positions during her 26 years at EDS. In addition, she gained significant experience through her service on the boards of other public companies and her involvement with various civic and charitable organizations.

Other public company directorships in the past five years

• Advanced Micro Devices, Inc. (2004 – present) • CDI Corp. (2011 – present) • Solectron Corporation (2005 – 2007) • Fluor Corporation (2010 – 2011)
Peter J. Fluor

Age: 64

Biography/Qualifications

Mr. Fluor has been Chairman and Chief Executive Officer of Texas Crude Energy, Inc., a private, independent oil and gas exploration company located in Houston, Texas, since 1990. He has been employed by Texas Crude Energy, Inc. since 1972 and took over the responsibilities of President in 1980. Mr. Fluor serves as lead director of Fluor Corporation. Mr. Fluor has been a director of the Company since August 2007.

Mr. Fluor brings 40 years of E&P operations, E&P service, finance, banking and managerial experience to the Board as a result of his experience at Texas Crude Energy, Inc. (most recently as Chairman and Chief Executive Officer), as well as his service as a director of other public companies and involvement with various civic and charitable organizations.

Houston, Texas Independent
Other public company directorships in the past five years

• Fluor Corporation (1984 – present) • Cameron International Corporation (2005 – present) • Devon Energy Corporation (2003 – 2007)

Richard L. George

Age: 61

Biography/Qualifications

Mr. George was appointed President and Chief Executive Officer of Suncor Energy Inc., an integrated energy company, in 1991 and will continue to serve as Chief Executive Officer of that company until his retirement in May 2012. In 2011, he was named Canadian Energy Person of the Year by the Energy Council of Canada and was also elected to the Board of Canadian Pacific Railway. He has also served on the board of directors of the Canadian Council of Chief Executives since 2003. In 2008, he was inducted into the Canadian Petroleum Hall of Fame. Mr. George was named a member of the Order of Canada in 2007 for his leadership in the development of Canada’s natural resources sector, for his efforts to provide economic opportunities to Aboriginal communities and for his commitment to sustainable development.

Mr. George’s extensive leadership roles and career experiences in the global energy industry field will bring invaluable insight to the Board and will strategically assist Anadarko as it pursues its ever expanding business opportunities.

Calgary, Alberta Canada Independent
Other public company directorships in the past five years

• Canadian Pacific Railway (2011 – present) • Royal Bank of Canada (March 2012 – present) • Suncor Energy Inc. (1991 – present) • Global Santa Fe Corporation (2001 – 2007) • Transocean (2007 – 2011)
Preston M. Geren III

Age: 60 Ft. Worth, Texas Independent

Biography/Qualifications

Mr. Geren has served as President and Chief Executive Officer of the Sid W. Richardson Foundation since July 2011. From April 2010 through June 2011, he served as Senior Advisor to the Board of Directors of the Sid W. Richardson Foundation. Mr. Geren retired as Secretary of the Army in September 2009, a position in which he had served since July 2007. Prior to that appointment, Mr. Geren served as Under Secretary of the Army from February 2006 until he was named Acting Secretary of the Army in March 2007. Mr. Geren served as Acting Secretary of the Air Force from July 2005 to November 2005. He joined the Department of Defense in September 2001 to serve as Special Assistant to the Secretary of Defense with responsibilities in the areas of inter-agency initiatives, legislative affairs and special projects. Prior to joining the Department of Defense, he was an attorney and businessman in Ft. Worth, Texas. From 1989 until his retirement in 1997, Mr. Geren was a member of the U.S. Congress, representing the 12th Congressional District of Texas for four terms. In 1997, he was appointed to the Board of Directors of Union Pacific Resources Group, Inc. (UPR), where he served until UPR was acquired by Anadarko in 2000. He then served as a director of the Company from July 2000 until his resignation in July 2005 to accept the appointment as Acting Secretary of the Air Force. Mr. Geren’s recent service as a director of the Company began in October 2009.

Mr. Geren’s several years of service as a member of the U.S. Congress and various positions within the Department of Defense, such as Secretary of the Army, have enabled Mr. Geren to bring to the Board a unique mix of executive, political, legislative, international and regulatory knowledge and experience. He also brings to the Board leadership experience attained through his previous service on the boards of other public companies and involvement with various civic and charitable organizations.

Charles W. Goodyear

Age: 54 Slidell, Louisiana Independent

Biography/Qualifications

Mr. Goodyear was the former Chief Executive designate of Temasek Holdings (PTE) LTD, an Asian investment company wholly owned by the Singapore’s Ministry of Finance, from February 2009 to August 2009. From 1999 to January 2008, Mr. Goodyear served in numerous leadership roles at BHP Billiton, the world’s largest diversified natural resource company, including as its Chief Executive Officer from 2003 to 2007 after having served as its Chief Development Officer and Chief Financial Officer beginning in 1999. Mr. Goodyear has been a director of the Company since March 2012.

Mr. Goodyear has a lengthy record of public company executive leadership roles in the natural resource industry on a worldwide level as well as significant finance, investment banking and merger and acquisition experience. Mr. Goodyear’s career experiences position him to provide invaluable insight to the Board and will enhance its ability to direct a sustainable and growing enterprise.

Other public company directorships in the past five years

• BHP Billiton Group (2001 – 2007)
John R. Gordon

Age: 63

Biography/Qualifications

Mr. Gordon is Senior Managing Director of Deltec Asset Management LLC, an investment firm located in New York, New York. He was President of Deltec Securities Corporation from 1988 until it was converted into Deltec Asset Management LLC. Prior to joining Deltec Asset Management LLC, Mr. Gordon was a managing director of Kidder, Peabody & Co., where he spent 12 years in the firm’s corporate finance department. Mr. Gordon has been a director of the Company since April 1988.

Mr. Gordon’s role as Senior Managing Director of Deltec Asset Management LLC (a registered investment company) since 1988 provides him with significant finance and banking experience (including in the energy industry) as well as considerable managerial expertise. He also has significant involvement in various civic and charitable organizations.

New York, New York Independent

James T. Hackett

Age: 58 Houston, Texas Not Independent – Management

Biography/Qualifications

On February 21, 2012, the Company announced the transition of Mr. Hackett from Chairman and Chief Executive Officer to Executive Chairman effective following the Annual Meeting. Mr. Hackett was named Chief Executive Officer and a director of the Company in December 2003 and Chairman of the Board of the Company in January 2006. He also served as President of the Company from December 2003 to February 2010. Prior to joining the Company, Mr. Hackett was the Chief Operating Officer of Devon Energy Corporation (Devon) from April 2003 to December 2003, following Devon’s merger with Ocean Energy, Inc. (Ocean). Mr. Hackett was President and Chief Executive Officer of Ocean from March 1999 to April 2003 and was Chairman of the Board from January 2000 to April 2003. He is a director of The Welch Foundation and previously served as Chairman of the Board of the Federal Reserve Bank of Dallas. In addition to the above experience, Mr. Hackett has held positions with Duke Energy, Pan Energy, NGC Corp., Burlington Resources and Amoco Oil Co.

In addition to his extensive experience as a senior energy industry executive, Mr. Hackett has over 35 years of financial, marketing and exploration and engineering experience in the industry. Additionally, as past Chairman of the Board of the Federal Reserve Bank of Dallas he gained unique insights into global fiscal markets, monetary policy and banking operations. His service on the boards of directors of several other public companies provides him with a broad perspective on various corporate governance and other matters. He has served as Chairman of America’s Natural Gas Alliance and is a leading industry spokesperson on domestic energy policy matters. He also has significant involvement in various civic and charitable organizations.

Other public company directorships in the past five years

• Fluor Corporation (2001 – present) • Bunge Limited (2011 – present) • Temple-Inland, Inc. (2000 – 2008) • Halliburton Company (2008 – 2011)
Eric D. Mullins

Age: 49 Houston, Texas Independent

Biography/Qualifications

Mr. Mullins has served as the Co-Chief Executive Officer and Chairman of the Board of Directors of LRE GP, LLC, the general partner of LRR Energy, L.P., a company which operates, acquires, exploits and develops producing oil and natural gas properties, since May 2011. He also serves as the Managing Director and Co-Chief Executive Officer of Lime Rock Resources, a company that he co-founded in 2005 which acquires, operates and improves lower-risk oil and natural gas properties. Prior to co-founding Lime Rock Resources, Mr. Mullins served as a Managing Director in the Investment Banking Division of Goldman Sachs where he led numerous financing, structuring and strategic advisory transactions in the division’s Natural Resources Group.

Mr. Mullins’ career experiences and knowledge in financing and strategic mergers and acquisitions for E&P companies will greatly assist and enhance the Board’s ability to direct a sustainable and growing enterprise.

Other public company directorships in the past five years

• LRE GP, LLC (2011 – present)

Paula Rosput Reynolds

Age: 55 Seattle, Washington Independent

Biography/Qualifications

Ms. Reynolds has served as President and Chief Executive Officer of Preferwest, LLC, a business advisory group, since October 2009. She served as Vice Chairman and Chief Restructuring Officer of American International Group Inc. (AIG), an insurance and financial services company located in New York, New York from October 2008 to September 2009. Prior to her appointment to that position, she served as President and Chief Executive Officer of Safeco Corporation (Safeco), a property and casualty insurance company located in Seattle, Washington, until its acquisition by Liberty Mutual Group in September 2008. Prior to joining Safeco in January 2006, she served as Chairman, President and Chief Executive Officer of AGL Resources Inc., a regional energy services company from August 2002 to December 2005. Ms. Reynolds also previously served as President and Chief Executive Officer of Houston-based Duke Energy North America, a subsidiary of Duke Energy, which operated power-generating facilities across the United States, and as Senior Vice President of Pacific Gas Transmission Company, which owned and operated a major natural gas pipeline in the Pacific Northwest. Ms. Reynolds has been a director of the Company since August 2007.

Ms. Reynolds has significant finance, banking, government relations and managerial experience, most recently attained through her experience as Vice Chairman and Chief Restructuring Officer of AIG, as well as through her Chief Executive Officer and other senior executive officer roles at companies in both the insurance and energy sectors. In addition to her extensive energy and insurance experience, she has served as a director of several other public companies across a variety of industries, which brings to the Board a broad perspective on various business and corporate governance matters.
Other public company directorships in the past five years

• Delta Air Lines, Inc. (2004 – present) • BAE Systems plc (2011 – present) • TransCanada Corporation (2011 – present) • Coca-Cola Enterprises Inc. (2001 – 2007) • Safeco Corporation (2006 – 2008)
R. A. Walker

Age: 55 Houston, Texas Not Independent –Management

Biography/Qualifications

On February 21, 2012, Anadarko announced the appointment of Mr. Walker as Chief Executive Officer of Anadarko effective following the Annual Meeting. He will also continue as President. Mr. Walker was named Chief Operating Officer in March 2009 and assumed the additional role of President in February 2010. He will continue as Chief Operating Officer until the Annual Meeting. He previously served as Senior Vice President, Finance and Chief Financial Officer from September 2005 until his appointment as Chief Operating Officer. Mr. Walker serves on the Board of Directors of Western Gas Holdings, LLC and served as Chairman from 2007 to 2009. He also serves on the Board of Trustees for the Houston Museum of Natural Science.

Mr. Walker has more than 30 years of experience in the energy industry, with a focus on exploration and production, including finance, institutional investing, and mergers and acquisitions. His service on the boards of directors of several other public companies provides him with a broad perspective on various corporate governance and other matters. He also has significant involvement in various civic and charitable organizations.

Other public company directorships in the past five years

• CenterPoint Energy, Inc. (2010 – present) • Western Gas Holdings, LLC (2007 – present) • Temple-Inland, Inc. (2008 – 2012)

Retired Directors

On November 9, 2011, Robert J. Allison, Jr. and John R. Butler, Jr. announced their retirement from the Board, effective December 31, 2011. Messrs. Allison’s and Butler’s retirements are a result of each of them reaching the Company’s mandatory retirement age for directors as provided in the Company’s Corporate Governance Guidelines. Mr. Allison, who also previously served as the Company’s Chairman and Chief Executive Officer, served as a member of the Board for 26 years and was the Chairman Emeritus of the Board until his retirement. He also served as a member of the Board’s Executive Committee. Mr. Butler served as a director of the Company for 15 years and served as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

CORPORATE GOVERNANCE

Our Board recognizes that excellence in corporate governance is essential in carrying out our responsibilities to our stakeholders, including our stockholders, employees, customers, communities, and creditors, as well as to the environment. Our Corporate Governance Guidelines, By-Laws, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and written charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, all as amended from time to time, can be found on the Company’s web site at http://www.anadarko.com/About/Pages/Governance.aspx. These documents provide the framework for our corporate governance. Any of these documents will be furnished in print free of charge to any stockholder who requests one or more of them. You can submit such a request to the Corporate Secretary.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend regularly scheduled Board of Director meetings and meetings of committees on which they serve, as well as the Annual Meeting of Stockholders. Each director that served on our Board during 2011 attended at least 75% of the meetings of the Board and of each committee on which he or she served. There were six Board meetings and 22 Board committee meetings in 2011. In addition, all of the incumbent directors except for one attended the 2011 Annual Meeting of Stockholders.

Board Leadership Structure

The Company’s Board structure is currently designed to ensure open communication between the Board and executive management and to provide consistent and effective leadership of both the Board and executive management. As part of this approach, our current Chief Executive Officer (CEO) also serves as Chairman of the Board (Chairman), and works in concert with the rest of our majority-independent Board and the independent Lead Director, Mr. Gordon, to oversee the execution of the Company’s strategy. On February 21, 2012, the Company announced the transition of Mr. Hackett from Chairman and CEO to Executive Chairman and the appointment of Mr. Walker as President and CEO of the Company effective at the Company’s Annual Meeting of Stockholders in 2012. Mr. Hackett will serve as Executive Chairman through the Company’s Annual Meeting of Stockholders in 2013, and will retire from the Company in June 2013.

The Board believes that the separation of the positions of Chairman and CEO is part of the succession transition process and that it is in the best interest of the Company for the Board to make a determination regarding this issue each time it elects a new CEO. The Board also believes that the Company will continue to benefit from Mr. Hackett’s experience and expertise in the energy industry while expanding Mr. Walker’s role in creating and implementing the Company’s strategic vision for the future through his leadership as CEO. At this time, we believe that Mr. Hackett’s continuation in the role of Chairman is the most desirable approach for promoting long-term stockholder value. Such a structure promotes a unified approach on corporate strategy development and allows for consistency and a smooth transition as our new CEO assumes his responsibilities. The Executive Chairman acts as a bridge between management and the Board, helping both to act with a common purpose. This also fosters consensus building and tactical execution of a Board-approved vision and strategy at the top levels within the Company.

As Executive Chairman, Mr. Hackett will continue to play an important role in the Company’s strategic direction, while being a spokesperson for the Company and industry. As Executive Chairman, Mr. Hackett will chair all regular sessions of the Board and, in consultation with the Lead Director and with input from the CEO, set the agenda for Board meetings.

Role of Lead Director. Our independent Lead Director’s duties are already closely aligned with the role of an independent, non-executive chairman. As Lead Director designated by the Board based upon a recommendation from the Nominating and Corporate Governance Committee, Mr. Gordon’s role is to assist the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company. Mr. Gordon works with our Chairman to approve all meeting agendas, and presides at (i) executive sessions of the non-employee directors, which are held in conjunction with each regularly scheduled quarterly meeting of the Board, (ii) executive sessions of the independent directors, which are held at least once a year, and (iii) any other meetings as determined by the Lead Director. As Lead Director, Mr. Gordon is also a member of the Board’s Executive Committee, providing additional representation for the independent directors in any actions considered by the Executive Committee between Board meetings.

The Board’s Role in Risk Oversight

The Board’s role in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic, operational and financial objectives consists of (i) reviewing and discussing the Company’s risk framework and risk management policies, (ii) facilitating appropriate coordination among the Board’s committees with respect to oversight of risk management by delegating oversight of significant financial and compensation risks to the Audit Committee and Compensation Committee, respectively, and (iii) periodically meeting with members of management, including the Company’s internal standing Risk Council, to identify, review and assess the major risk exposures and steps taken to monitor, mitigate, report and respond to such exposures.

Board Committees. The Audit Committee is responsible for oversight of the Company’s significant financial risk exposures and periodically reviews and discusses with members of management those financial risk exposures and the steps being taken to identify, monitor and mitigate such exposures. With the assistance of the Compensation Committee’s independent executive compensation consultant, the Compensation Committee is responsible for the oversight of the annual risk assessment of the Company’s compensation programs.

Internal Risk Council. In order to facilitate oversight of potential risk exposures to the Company that have not been specifically delegated to any Board committee, the Board periodically meets with members of the Company’s internal Risk Council to review and assess the Company’s risk-management processes and to discuss significant risk exposures. Members of management comprise the Company’s Risk Council and provide periodic reports to the CEO, the Audit Committee and the full Board regarding the Company’s risk profile and risk management strategies. In addition, the Company’s internal audit function provides additional perspective and insight regarding potential risks facing the Company.

Compensation Committee Risk Assessment

The Compensation Committee reviewed a comprehensive compensation risk assessment conducted independently by Frederic W. Cook & Co., Inc., the Compensation Committee’s executive compensation consultant. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executives and other employees. Based on the outcomes of this assessment and the Compensation Committee’s review, the Compensation Committee believes that the Company’s compensation programs (i) do not motivate our executives or our non-executive employees to take excessive risks, (ii) are well designed to encourage behaviors aligned with the long-term interests of stockholders and (iii) are not reasonably likely to have a material adverse effect on the Company. Anadarko’s compensation programs are designed to support and reward appropriate risk taking and include the following:

•

an appropriate balance of fixed versus variable pay, cash and equity pay components, operating and financial performance measures, short-term and long-term performance periods, extended vesting schedules, and established formulas and discretion;

•

established policies to mitigate compensation risk including significant stock ownership guidelines for executives, insider-trading prohibitions, clawback provisions, and specified caps on incentive awards; and

•	independent Compensation Committee oversight, which also extends to incentive plans below the executive level.

Committees of the Board

The Board has four standing committees: (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Nominating and Corporate Governance Committee, and (iv) the Executive Committee. For each of the current committees of the Board, the table below shows the current membership, the principal functions and the number of meetings held in 2011:

Committees and Membership	Principal Functions	Meetings Held in 2011
AUDIT† H. Paulett Eberhart††* Kevin P. Chilton Charles W. Goodyear Paula Rosput Reynolds	• Discusses the integrity of the Company’s accounting policies, internal controls, financial reporting practices and the financial statements with management, the independent auditor and internal audit.	8
	• Reviews and discusses with management significant financial risk exposures, and the steps management has taken to identify, monitor and mitigate such exposures.

•      Monitors the qualifications, independence and performance of the Company’s internal audit function and independent auditor, and meets periodically with management, internal audit and the independent auditor in separate executive sessions.

•      Establishes and maintains procedures for the submission, receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls or auditing matters, including those complaints and concerns received through the confidential anonymous Anadarko Hotline.

	• Monitors compliance with legal and regulatory requirements and the business practices and ethical standards of the Company.

•      Approves the appointment, compensation, retention and oversight of the work of the Company’s independent auditor and establishes guidelines for the retention of the independent auditor for any permissible services.

•      Oversees the work of the Company’s independent reserve engineering consultant, including meeting with the Company’s internal reserve engineers and the independent reserve engineering consultant, and meets with the independent reserve engineering consultant in executive session.

	• Prepares the Audit Committee report, which is on page 27.

†	None of these committee members serve on the audit committee of more than two other public companies.
††	The Board has determined that Ms. Eberhart qualifies as an “audit committee financial expert” under the rules of the SEC based upon her education and employment experience as more fully detailed in Ms. Eberhart’s biography set forth above.
*	Committee Chairperson.

Committees and Membership	Principal Functions	Meetings Held in 2011
COMPENSATION AND BENEFITS Peter J. Fluor* Preston M. Geren III John R. Gordon	• Ensures that our compensation objectives and philosophy are implemented through a compensation strategy that strategically aligns the interests of our executives with those of our stockholders.	9
	• Approves and evaluates the Company’s director and officer compensation plans, policies and programs.

•      Retains compensation or other consultants to assist in the evaluation of director or executive compensation and otherwise to aid the Compensation Committee in meeting its responsibilities. For additional information on the role of compensation consultants, please see Compensation Discussion and Analysis beginning on page 29.

	• Annually reviews our compensation-related risk profile to confirm that compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•      Periodically reviews and discusses with its independent compensation consultants and senior management its policy on executive severance arrangements, and recommends any proposed changes to the Board to the extent required by the Compensation Committee charter.

•      Reviews the Compensation Discussion and Analysis, disclosures for advisory votes by stockholders on executive compensation, including frequency of such votes, and other relevant disclosures made in the proxy statement.

	• Produces an annual Compensation Committee report, which is on page 28.
NOMINATING AND CORPORATE GOVERNANCE Preston M. Geren III* Kevin P. Chilton Luke R. Corbett H. Paulett Eberhart Peter J. Fluor Charles W. Goodyear John R. Gordon Paula Rosput Reynolds	• Recommends nominees for director to the full Board and ensures such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines.	4
	• Reviews the qualifications of existing Board members before they are nominated for re-election to the Board.
	• Recommends members of the Board for committee membership.
	• Proposes Corporate Governance Guidelines for the Company and reviews them annually.
	• Oversees the Company’s compliance structure and programs.
	• Develops and oversees an evaluation process for the Board and its committees.
	• Oversees the emergency and expected CEO succession plans.
	• Reviews and approves related-person transactions in accordance with the Board’s procedures.
	• Reviews and investigates any reports to the confidential anonymous Anadarko Hotline regarding significant non-financial matters.

*	Committee Chairperson.

Committees and Membership	Principal Functions	Meetings Held in 2011

EXECUTIVE James T. Hackett* H. Paulett Eberhart Peter J. Fluor Preston M. Geren III John R. Gordon**	• Acts with the power and authority of the Board, in accordance with the Company’s By-Laws, in the management of the business and affairs of the Company while the Board is not in session.	1
	• Approves specific terms of financing or other transactions that have previously been approved by the Board.

*	Committee Chairperson.
**	Serving in his capacity as Lead Director.

Board of Directors

Director Independence

In accordance with NYSE rules, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules and regulations adopted thereunder, and the Company’s Corporate Governance Guidelines, the Board must affirmatively determine the independence of each director and director nominee in accordance with the Company’s director independence standards, which are contained in the Company’s Corporate Governance Guidelines found on the Company’s web site at http://www.anadarko.com/About/Pages/Governance.aspx.

Based on the standards contained in our Corporate Governance Guidelines, and the recommendation by the Nominating and Corporate Governance Committee, the Board has determined that each of the following non-employee director nominees are independent and have no material relationship with the Company that could impair such nominee’s independence:

• Kevin P. Chilton	• Preston M. Geren III
• Luke R. Corbett	• Charles W. Goodyear
• H. Paulett Eberhart	• John R. Gordon
• Peter J. Fluor	• Eric D. Mullins
• Richard L. George	• Paula Rosput Reynolds

In addition, the Board has affirmatively determined that (a) Mr. Hackett is not independent because he is the CEO of the Company and will be the Executive Chairman of the Board following the Annual Meeting; and (b) Mr. Walker is not independent because he is the President and Chief Operating Officer of the Company and will be the President and CEO following the Annual Meeting.

For information regarding our policy on Transactions with Related Persons, please see page 72 of this proxy statement.

Selection of Directors

The Company’s Corporate Governance Guidelines require that with respect to Board vacancies, the Nominating and Corporate Governance Committee (or a subcommittee thereof): (a) identify the personal characteristics needed in a director nominee so that the Board as a whole will possess such qualifications as more fully identified below; (b) compile, through such means as the Nominating and Corporate Governance Committee considers appropriate, a list of potential director nominees thought to possess the individual qualifications identified in the Corporate Governance Guidelines, as well as any additional specific qualifications the Board deems appropriate at the time; (c) engage an outside consultant, as necessary, to assist in the search for qualified nominees; (d) review the background, character, experience and temperament of each potential nominee; (e) conduct interviews, and, if appropriate recommend that other members of the Board and/or management interview such potential nominee; and (f) evaluate each potential nominee in relation to the culture of the Company and the Board, which emphasizes independent thinking and teamwork.

As stated in our Corporate Governance Guidelines, one of the core competencies our Board has identified in assessing the qualifications of the Board as a whole is a diversity of experience, professional expertise, perspective and age. The Board recognizes that such diversity is an important factor in board composition and the Nominating and Corporate Governance Committee ensures that such diversity considerations are discussed in connection with each candidate for director. For the past several years, our Board has reviewed on at least an annual basis a director skillset chart set forth below that identifies characteristics that the Board believes contribute to an effective and well-functioning board and that the Board as a whole should possess the following:

•  other Board service (both prior and current)

•  current or former experience as CEO of a public company

•  public company executive service (both prior and current)

•  financial expertise

•  banking/finance expertise

•  exploration and production operations expertise

•  oil and gas service company expertise

•  international business experience

•  government relations experience

•  marketing/commodity risk management experience

•  manufacturing/operations experience

•  civic/charitable experience

The Nominating and Corporate Governance Committee considers these and other factors and the extent to which such skillsets can be represented when evaluating potential candidates for the Board. Together, this diversity of skillsets, experiences and personal backgrounds allows our directors to provide the diversity of thought that is critical to the Board’s decision-making and oversight process. The Nominating and Corporate Governance Committee considered one or more of the foregoing factors in its (and the Board’s) consideration and nominations of Messrs. George, Mullins and Walker. The Nominating and Corporate Governance Committee retained a third-party director search firm to assist the committee and full Board in identifying potential qualified directors. That third-party search firm provided a candidate profile on several candidates, including Messrs. Goodyear, George and Mullins. In addition, Mr. Walker’s nomination is the culmination of a multi-year phased CEO succession planning process and it is the Board’s view that in his future role as CEO of the Company he will provide the Board with valuable insight and serve as an effective bridge to management.

Annual Evaluations

The Board and each of the independent committees have conducted self-evaluations related to their performance in 2011. The performance evaluations were supervised by the Nominating and Corporate Governance Committee and the results were discussed by the applicable committee and the Board. The Board and each committee have implemented any necessary changes as a result of these evaluations.

Communication with the Directors of the Company

The Board welcomes questions or comments about the Company and its operations. Interested parties may contact the Board, including the Lead Director, the non-employee or independent directors, or any individual director, at nominating_governance@apcdirector.com or at Anadarko Petroleum Corporation, Attn: Corporate Secretary, 1201 Lake Robbins Drive, The Woodlands, Texas, 77380-1046. Any questions or comments will be kept confidential to the extent reasonably possible, if requested. These procedures may change from time to time, and you are encouraged to visit our web site for the most current means of contacting our directors. If you wish to request copies of any of our governance documents, please see page 14 of this proxy statement for instructions on how to obtain them.

Stockholder Participation in the Selection of Director Nominees

The Nominating and Corporate Governance Committee did not receive any names of individuals suggested for nomination to the Company’s Board by stockholders during the past year. However, the Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources. To nominate a director, a stockholder must follow the procedures described in the Company’s By-Laws, which require that the stockholder give written notice to the Company’s Corporate Secretary at the Company’s principal executive offices. The notice to the Corporate Secretary must include the following:

•	the name and address of the stockholder and beneficial owner, if any, as they appear on the Company’s books;

•	the class or series and number of shares of the Company which are, directly or indirectly owned (including through a partnership) beneficially and of record by the stockholder and such beneficial owner and any derivative instrument directly or indirectly owned beneficially by such stockholder;

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company;

•	any economic interest in any security of the Company, including any short interest, and any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company;

•	any performance-related fees (other than an asset-based fee) that such stockholder (including such stockholder’s immediate family) is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice;

•	a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination;

•	all information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates and each proposed nominee, and his or her respective affiliates and associates;

•	with respect to each nominee for election or reelection to the Board a completed and signed questionnaire, representation and agreement that the nominee is not and will not become a party to the following:

–	any agreement, arrangement or understanding as to how such person, if elected as a director of the Company, will act or vote on any issue or question that has not been disclosed to the Company;

–	any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; and

–	any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed.

•	In addition, the nominee must be in compliance, if elected as a director of the Company, and agree to continue to comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; and

•	Any such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Generally, nominations must be received no earlier than the close of business on the 120th day prior to, and no later than the close of business on the 90th day prior to, the first anniversary of our last annual meeting of stockholders, or, if the nomination is with respect to a special meeting of stockholders, not earlier than the close of business on the 120th day prior to, and no later than the close of business on the 90th day prior to, such special meeting. For more information on stockholder participation in the selection of director nominees, please refer to that section in our Corporate Governance Guidelines and our By-Laws, which are posted on the Company’s web site at http://www.anadarko.com/About/Pages/Governance.aspx.

Directors’ Continuing Education

The Company’s Director Education Policy encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board as well as their responsibilities in their specific committee assignments. The Director Education Policy provides that the Company will reimburse directors for all costs associated with attending any director education program.

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation Committee is made up of three independent directors, Messrs. Fluor, Geren and Gordon. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

Director Compensation

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the Board. Mr. Hackett does not receive any compensation for his service as a director. If elected, Mr. Walker will not receive any compensation for his service as a director. In setting director compensation, the Board considers the significant amount of time that directors spend in fulfilling their duties to the Company and its stockholders as well as the skill level required by the Company’s Board members. The Compensation Committee is responsible for determining the type and amount of compensation for non-employee directors. The Compensation Committee directly retained Meridian Compensation Partners, LLC, or Meridian, as its outside independent compensation consultant during the first part of 2011 to assist in the 2011 annual review of director compensation by providing benchmark compensation data and recommendations for compensation program design.

Retainer and Meeting Fees. The following is a schedule of current annual retainers and meeting fees for non-employee directors in effect during 2011 and payable on a quarterly basis:

Type of Fee	Amount ($)
Annual Board Retainer(1)	70,000
Additional Annual Retainer to Chairperson of Audit Committee and of Compensation Committee(2)	25,000
Additional Annual Retainer to Chairperson of Nominating and Corporate Governance Committee	15,000
Additional Annual Retainer for Board Member Serving as Lead Director	25,000
Additional Annual Retainer to Audit Committee and Compensation Committee Members(3)	6,000
Additional Annual Retainer for Other Committee Members	3,000
Fee for each Board Meeting Attended (plus expenses related to attendance)	2,000
Fee for each Board Committee Meeting Attended (plus expenses related to attendance)	2,000

(1)	Effective July 1, 2011, the Annual Board Retainer was increased from $50,000 to $70,000.
(2)	Effective July 1, 2011, the Annual Retainer to the Chairperson of the Compensation Committee was increased from $15,000 to $25,000.
(3)	Effective July 1, 2011, the Annual Retainer to Compensation Committee Members was increased from $3,000 to $6,000.

Stock Plan for Non-employee Directors. Stock-based awards made to non-employee directors are made pursuant to the Anadarko Petroleum Corporation 2008 Director Compensation Plan (Director Compensation Plan). In addition to the retainer and meeting fee compensation, non-employee directors receive annual equity grants. Equity grants to non-employee directors are automatically awarded each year on the date of the Company’s Annual Meeting. For 2011, each non-employee director received an annual equity grant with a value targeted at approximately $250,000, with 100% of the value delivered in deferred shares. Directors may elect to receive these shares on a specific date, but not earlier than one year from the date of grant, or when they leave the Board. Directors who are foreign residents may receive other forms of equity grants, such as restricted stock units.

Non-employee directors may elect to receive their retainer and meeting fees in cash, common stock, or deferred cash under the Anadarko Deferred Compensation Plan described below, or any combination of the foregoing. Receipt of compensation in the form of common stock provides non-employee directors the opportunity to increase their personal ownership in the Company and comply with the established director stock ownership guidelines that require directors to hold stock equivalent to seven times the annual Board retainer. Directors have three years from the date of their initial election to the Board to comply with the guidelines. All non-employee directors, except for Gen. Chilton and Mr. Goodyear, who joined the Board in 2011 and 2012, respectively, currently exceed the Company’s stock ownership guidelines. This election option also provides the directors a method to invest in the Company as a stockholder and aligns their interests with the interests of the Company’s stockholders. The amount of stock issued to directors for payment in lieu of their cash fees is determined at the end of the quarter for which compensation is earned, and is calculated by dividing the closing stock price of the Company’s common stock on the date of grant into the applicable fee for that period.

Deferred Compensation Plan for Non-employee Directors. Non-employee directors are eligible to participate in the Company’s Deferred Compensation Plan. The Deferred Compensation Plan allows non-employee directors to defer receipt of up to 100% of their retainers and meeting fees, and to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds, including common stock of the Company. The interest rate earned on the deferred amounts is not above-market or preferential. In general, deferred amounts are distributed to the participant upon leaving the Board or at a specific date as elected by the participant. Messrs. Fluor and Geren and Ms. Reynolds elected to defer compensation during 2011.

Other Compensation. Non-employee directors are covered under the Company’s Accidental Death & Dismemberment Plan and the Company pays the annual premium for such coverage on behalf of each director. The Company also provides each non-employee director with Personal Excess Liability coverage and pays the annual premium on their behalf. The Company maintains an Aid to Education Program under which certain gifts by employees, officers, directors and retired employees to qualified institutions of learning are matched on a two-to-one basis. The maximum contribution matched per donor, per calendar year is $2,500, resulting in a maximum Company yearly match of $5,000.

Director Compensation Table for 2011

The following table sets forth information concerning total director compensation earned during the 2011 fiscal year by each incumbent director who served on the Board in 2011, other than Mr. Hackett, who does not receive any compensation for his service as a director:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Robert J. Allison, Jr.(4)(5)	74,000	250,007	0	0	0	54,044	378,051
John R. Butler, Jr.(5)(6)	105,000	250,007	0	0	0	54,044	409,051
Kevin P. Chilton	64,787	250,007	0	0	0	3,476	318,270
Luke R. Corbett	80,625	250,007	0	0	0	4,044	334,676
H. Paulett Eberhart	130,000	250,007	0	0	0	4,044	384,051
Peter J. Fluor(7)	127,500	250,007	0	0	0	4,044	381,551
Preston M. Geren III(7)	122,500	250,007	0	0	0	4,044	376,551
John R. Gordon	132,500	250,007	0	0	0	4,044	386,551
Paula Rosput Reynolds(8)	105,000	250,007	0	0	0	4,044	359,051

(1)	The amounts included in this column represent the aggregate grant date fair value of the grant of 3,446 deferred shares granted to each of our non-employee directors on May 17, 2011, computed in accordance with FASB ASC Topic 718. The value ultimately realized by the director may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 14 — Share-Based Compensation of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2011. As of December 31, 2011, each of the non-employee directors had aggregate outstanding deferred shares as follows: Mr. Allison — 0; Mr. Butler — 0; Gen. Chilton — 3,446; Mr. Corbett — 15,123; Ms. Eberhart — 19,123; Mr. Fluor — 16,794; Mr. Geren — 8,573; Mr. Gordon — 31,899; and Ms. Reynolds — 14,845.
(2)	The non-employee directors did not receive any stock option awards in 2011; however, as of December 31, 2011, each of the non-employee directors had aggregate outstanding vested and exercisable stock options as follows: Mr. Allison — 32,100; Mr. Butler — 24,600; Gen. Chilton — 0; Mr. Corbett — 27,100; Ms. Eberhart — 24,600; Mr. Fluor — 5,650; Mr. Geren — 13,900; Mr. Gordon — 52,100; and Ms. Reynolds — 5,650. There were no unvested options as of December 31, 2011.
(3)	For all non-employee directors, except for Gen. Chilton, the amounts in this column include annual premiums paid by the Company for each director’s benefit in the amount of $144 and $1,400 for Accidental Death & Dismemberment coverage and Personal Excess Liability coverage, respectively, and a $2,500 donation made on their behalf to a charity of their choice. For Messrs. Allison and Butler, the amounts also include a $50,000 charitable contribution made on their behalf by the Company in consideration of their 27 and 16 years of service, respectively, to the Company’s Board. For Gen. Chilton, the amount includes $90 for Accidental Death & Dismemberment coverage, $886 for Personal Excess Liability coverage and a $2,500 charitable donation made on his behalf to a charity of his choice.
(4)	Certain ongoing benefits provided to Mr. Allison, which are not part of his compensation for service as a director of the Company, are discussed on page 72.
(5)	Messrs. Allison and Butler retired from the Company’s Board effective December 31, 2011.
(6)	Mr. Butler elected to receive half of his retainer and meeting fees in cash and half in common stock.
(7)	Messrs. Fluor and Geren each deferred all of their retainer and meeting fees into the Company’s Deferred Compensation Plan.
(8)	Ms. Reynolds deferred half of her retainer and meeting fees into the Company’s Deferred Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information provided below summarizes the beneficial ownership of our NEOs, each of our directors and director nominees, all of our directors, director nominees and executive officers as a group, and owners of more than five percent of our outstanding common stock. “Beneficial ownership” generally includes those shares of common stock held by someone who has investment and/or voting authority of such shares or has the right to acquire such common stock within 60 days. The ownership includes common stock that is held directly and also stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding.

Directors, Director Nominees and Executive Officers

The following table sets forth the number and percentage of Anadarko common stock beneficially owned by our NEOs, each of our directors and director nominees, and all of our executive officers, directors and director nominees as a group as of March 5, 2012:

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Stock Acquirable Within 60 Days	Total Beneficial Ownership(3)	Percent of Class
James T. Hackett	357,547	825,881	1,183,428	*
Robert G. Gwin	30,777	325,453	356,230	*
R. A. Walker	107,944	482,164	590,108	*
Charles A. Meloy	66,817	98,963	165,780	*
Robert K. Reeves	106,950	296,124	403,074	*
Kevin P. Chilton	3,446	0	3,446	*
Luke R. Corbett	15,123	27,100	42,223	*
H. Paulett Eberhart	19,123	24,600	43,723	*
Peter J. Fluor	21,685	5,650	27,335	*
Richard L. George	3,000	0	3,000	*
Preston M. Geren III	15,099	13,900	28,999	*
Charles W. Goodyear	729	0	729	*
John R. Gordon	157,959	52,100	210,059	*
Eric D. Mullins	0	0	0	*
Paula Rosput Reynolds	23,142	5,650	28,792	*
All directors, director nominees and executive officers as a group (17 persons)	1,000,300	2,316,791	3,317,091	*

*	Less than one percent.
(1)	Does not include shares of common stock that the directors or executive officers of the Company have the right to acquire within 60 days of March 5, 2012. This column does include shares of common stock held in the Company’s Benefits Trust as a result of the director compensation and deferral elections made in accordance with our benefit plans described elsewhere in this proxy statement. Those shares are subject to shared voting power with the trustee under that Trust and receive dividend equivalents on such shares, but the individuals do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed to them. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.
(2)	Does not include the following number of restricted stock units, which do not have voting rights but do receive dividend equivalents and are payable (after taxes are withheld) in the form of Company common stock: Mr. Hackett, 141,183; Mr. Gwin, 38,684; Mr. Walker, 62,099; Mr. Meloy, 65,023; and Mr. Reeves, 43,575.
(3)	As of December 31, 2011, the directors and executive officers beneficially owned common units of Western Gas Partners, LP (WES) as follows: Mr. Hackett, 30,100; Mr. Gwin, 10,000; Mr. Walker, 6,000; Mr. Reeves, 9,000; Mr. Meloy, 3,000; Ms. Eberhart, 1,000; Mr. Fluor, 60,200; and Ms. Reynolds, 20,723. The Company owns a majority interest in WES indirectly through its wholly-owned subsidiaries. As of December 31, 2011, there were 90,140,999 common units of WES outstanding.

Certain Beneficial Owners

The following table shows the beneficial owners of more than five percent of the Company’s common stock as of December 31, 2011 based on information available as of February 14, 2012:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock Inc.	33,628,487(1)	6.75%
	40 East 52nd Street New York, NY 10022
Common Stock	FMR LLC	30,152,228(2)	6.055%
	82 Devonshire Street Boston, MA 02109
Common Stock	Wellington Management Company, LLP	27,216,660(3)	5.47%
	280 Congress Street Boston, MA 02210

(1)	Based upon its Schedule 13G/A filed February 13, 2012, with the SEC with respect to Company securities held as of December 31, 2011, BlackRock Inc. has sole voting power as to 33,628,487 shares of common stock and sole dispositive power as to 33,628,487 shares of common stock.
(2)	Based upon its Schedule 13G/A filed February 14, 2012, with the SEC with respect to Company securities held as of December 31, 2011, FMR LLC has sole voting power as to 2,975,309 shares of common stock and sole dispositive power as to 30,152,228 shares of common stock.
(3)	Based upon its Schedule 13G filed February 14, 2012, with the SEC with respect to Company securities held as of December 31, 2011, Wellington Management Company, LLP has shared voting power as to 11,902,144 shares of common stock and shared dispositive power as to 27,216,660 shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and more than 10% stockholders are required by the SEC’s regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company’s officers, directors and more than 10% stockholders under Section 16(a) were satisfied during the year ended December 31, 2011.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Company, dated February 20, 2012, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal controls over financial reporting. The Audit Committee is composed of three directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Company’s web site at http://www.anadarko.com/About/Pages/Governance.aspx.

Management is responsible for the Company’s internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing independent audits of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

KPMG LLP served as the Company’s independent auditor during 2011 and was appointed by the Audit Committee to serve in that capacity for 2012 (and we are seeking ratification by the Company’s stockholders at this Annual Meeting of such appointment). KPMG LLP has served as the Company’s independent auditor since its initial public offering in 1986.

In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2011 audited consolidated financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee also received written disclosures and the letter from the independent auditor required by Public Company Accounting Oversight Board Rule 3526 regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and the independent auditor referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

THE AUDIT COMMITTEE

H. Paulett Eberhart, Chairperson

Kevin P. Chilton

Paula Rosput Reynolds

COMPENSATION AND BENEFITS COMMITTEE REPORT

ON 2011 EXECUTIVE COMPENSATION

The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND BENEFITS COMMITTEE

Peter J. Fluor, Chairman

Preston M. Geren III

John R. Gordon

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis focuses on the following:

•	overview and executive summary (including our response to the 2011 say-on-pay advisory vote);

•	our executive compensation philosophy and guiding principles;

•	paying for performance;

•	how we make compensation decisions;

•	elements of our compensation program; and

•	analysis of 2011 compensation actions.

Overview and Executive Summary

2011 Performance Highlights

During 2011, Anadarko continued to demonstrate the depth and strength of its capital-efficient portfolio with another year of record operating performance. Significant highlights for the year include:

•	achieved record sales volumes of 248 million barrels of oil equivalent (BOE), which included a 10% increase in liquids as compared to 2010, with capital spending at the low end of the guidance range;

•	added 392 million BOE of proved reserves, which equates to replacing 159% of production;

•	delivered industry-leading offshore exploration and appraisal drilling success of approximately 80%, which provides the Company with significant opportunities globally;

•	achieved record safety performance with a total recordable incident rate equal to half the industry average based on the current industry data available;

•	realized operational efficiency gains through reduced drilling and completion cycle times that have helped to offset inflationary costs in the U.S. onshore resource development plays;

•	generated $2.5 billion of cash flows from operations, notwithstanding the payment of $4.0 billion related to the settlement with BP Exploration & Production Inc. (BP) relating to the Deepwater Horizon events, and ended the year with $2.7 billion of cash on hand;

•	limited the substantial uncertainty surrounding Deepwater Horizon events by entering into a settlement with BP; and

•	maintained 3-year total stockholder return (TSR) performance in the top quartile of our specified industry peer group.

The Company achieved these results in the midst of several challenges impacting the Company and the energy industry, including the continuing repercussions of the Deepwater Horizon events, continued global and domestic economic uncertainty, low natural gas prices and uncertain political and regulatory environments. The Compensation Committee believes that the compensation programs that were in place during 2011 operated as intended and reflect these performance results with respect to the incentive compensation received by our executives. Specifically:

•	A performance score of 152% was achieved under the Annual Incentive Program for 2011 as a result of the Company’s record sales volumes, substantial reserve growth, prudent capital spending, continued cost-containment efforts and focused commitment to the safety of our employees. Our named executive officers (NEOs) were each awarded bonuses equivalent to the 152% performance score reflecting their contributions and leadership in the achievement of these results.

•	Under our long-term incentive program, relative TSR performance for the three-year period ended 2011 was in the top quartile of our specified industry peers and our executive officers earned a 182% payout of their target performance units for this period. Our relative TSR performance for the two-year period ended 2011 was just below the median of our specified industry peers and, accordingly, our executive officers earned 92% of their target performance units for this period.

Committee Consideration of 2011 Stockholder Advisory Vote to Approve Executive Compensation

The Board recognizes the importance of our stockholders’ advisory say-on-pay vote as a means of expressing views regarding the compensation practices and programs for our NEOs, and based upon the outcome of our 2011 say-on-pay frequency vote, has adopted an annual advisory say-on-pay vote. At our 2011 Annual Meeting, our stockholders voted in support of our 2010 executive compensation program. Since say-on-pay is very broad in the elements subject to the vote, it is difficult to pinpoint the exact reasons why stockholders might vote against our program. While the Compensation Committee and management were generally pleased with the significant amount of support for our say-on-pay proposal, they also wanted to gain a better understanding of the concerns of the stockholders who did not support the say-on-pay proposal. To accomplish this objective, we have: (1) engaged stockholders in a dialogue regarding our compensation program and other governance matters; (2) in consultation with the Compensation Committee’s executive compensation consultant, continued to review our policies and programs against evolving governance practices; (3) considered the comments provided by proxy advisory firms regarding their vote recommendations during 2011; and (4) in light of the foregoing, implemented the key actions discussed below.

Actions Taken in 2011 and 2012 to Further Strengthen Governance Practices

The Compensation Committee is committed to continuing a high standard of Board governance, including updating compensation practices as considered appropriate, for the benefit of the Company and its stockholders. In 2011 and 2012, the Compensation Committee took the following key actions:

•	In conjunction with Mr. Walker’s appointment to President and CEO, effective following the Annual Meeting, he:

–	will continue to be employed on an at-will basis and will not be provided an individual employment agreement;

–	will no longer be covered under the Officer Severance Plan and will waive his current key employee change-of-control contract; and

–	has entered into a Severance Agreement, to be effective following the Annual Meeting, that includes the following provisions which reduce the level of change-of-control severance benefits that he is currently eligible to receive under his key employee change-of-control contract:

o	a severance multiple of 2.5 times salary plus the higher of target bonus or the average bonus for the last two years, which is a reduction from the current 2.9 times salary plus the highest bonus paid in the past three years;

o

a double-trigger provision for the payment of benefits, which eliminates the current modified single-trigger provision by removing the walk-away right during the 13th month following a change of control from the definition of good reason;

o	a best-of-net tax provision (as described on page 49), which eliminates the excise tax gross-up obligation; and

o	no post-termination financial planning benefits.

•	Approved the proposed 2012 Omnibus Plan that we are presenting to stockholders for approval (see Item 3 – Approval of the 2012 Omnibus Incentive Compensation Plan on page 73), which:

–	implements a double-trigger provision that provides for accelerated vesting of awards in the event of both a change of control of the Company and the termination of the participant’s employment without cause or for good reason during the applicable protection period;

–	strengthens our current no repricing provision to expressly prohibit the cancellation of stock option and stock appreciation right awards in exchange for cash or another award or any other action that would be treated as a repricing; and

–	updates our current clawback provision in anticipation of the upcoming issuance of Dodd-Frank regulations.

•	Determined that under the proposed 2012 Omnibus Plan, dividends and dividend equivalents on executive officer restricted stock and restricted stock unit awards will be reinvested in shares of the Company’s common stock and paid upon the applicable vesting of the underlying award (rather than paid in cash on a current basis).

•	Reduced the level of executive severance benefits provided in the event of an involuntary not for cause termination, outside of a change of control, by eliminating: (1) the special retirement benefit enhancement, except for special cases as approved by the Compensation Committee; and (2) the post-termination financial planning benefits.

•	Reduced the level of post-change-of-control severance benefits for prospective senior executives by: (1) eliminating the modified single-trigger provision and replacing it with a double-trigger provision; (2) reducing the protection period from three years to two years; (3) eliminating the excise tax gross-up provision and replacing it with a best-of-net approach; and (4) eliminating post-termination financial planning benefits.

•	Increased the stock ownership requirements for our CEO from five times base salary to six times base salary.

See Continuous Improvement in Compensation Practices on page 52 for a full description of our long-standing practices that contribute to good governance in executive compensation.

Our Executive Compensation Philosophy and Guiding Principles

The Compensation Committee believes that maintaining a consistent compensation philosophy, which reflects a significant focus on long-term compensation, will provide our stockholders the most value through the alignment of their interests with those of a talented executive team. At the same time, the Compensation Committee recognizes that it is important to have a program that may be adjusted, as appropriate, to address industry trends and developments as well as evolving executive compensation practices. Our compensation philosophy is reviewed and confirmed by the Compensation Committee each year to ensure that it provides the appropriate foundation and principles for governing our executive compensation programs. The Compensation Committee believes that:

•	executive interests should be aligned with long-term stockholder interests;

•	executive compensation should be structured to provide appropriate incentive and reasonable reward for the contributions made and performance achieved; and

•	a competitive compensation package must be provided to attract and retain experienced, talented executives to ensure Anadarko’s success.

In support of this philosophy, our executive compensation programs are designed to adhere to the following principles:

•	a majority of total executive compensation should be in the form of equity-based compensation;

•	a meaningful portion of total executive compensation should be tied directly to the achievement of goals and objectives related to Anadarko’s targeted financial and operating performance;

•	a significant component of performance-based compensation should be tied to long-term relative performance measures that emphasize an increase in stockholder value over time;

•	performance-based compensation opportunities should not encourage excessive risk taking that may compromise the Company’s value;

•	executives should maintain significant levels of equity ownership;

•	to encourage retention, a substantial portion of compensation should be forfeitable by the executive upon voluntary termination;

•	total compensation opportunities should be reflective of each executive officer’s role, skills, experience level and individual contribution to the organization; and

•	our executives should be motivated to contribute as team members to Anadarko’s overall success, as opposed to merely achieving specific individual objectives.

Paying for Performance

Emphasis on Long-Term Performance

We believe that long-term performance is the most important measure of our success and we manage our operations and business for the long-term benefit of our stockholders. Accordingly, our executive compensation program is heavily weighted toward variable (meaning at-risk) pay components which include (1) annual target bonus opportunity and (2) annual long-term incentive awards. A smaller portion is represented by base salary, or fixed, compensation.

As illustrated in the charts below, more than 75% of each NEO’s annual total direct compensation is provided through equity-based incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include stock options, restricted stock units and performance units. Any value ultimately realized for these long-term equity-based awards is directly tied to Anadarko’s absolute and relative stock price performance.

Percent of total direct compensation: At-Risk 90% Long-Term 78%	Percent of total direct compensation: At-Risk 88% Long-Term 76%

These charts above are based on the following: base salaries that became effective November 2011, as discussed on page 37; target bonus opportunities effective for 2012, as discussed on page 39; and the estimated grant date value for the 2011 annual equity awards (excluding the value of any one-time awards), as discussed on page 42. They do not reflect the compensation changes for Mr. Walker’s transition to President and CEO to be effective following the Annual Meeting.

Realizable Total Direct Compensation Alignment with Total Stockholder Return

To demonstrate the pay-for-performance relationship inherent in our executive compensation program, Frederic W. Cook & Co. (FWC), the Compensation Committee’s executive compensation consultant, performed a look-back analysis to consider the degree to which realizable compensation for the CEO over a three-year period (2008, 2009 and 2010) is aligned with TSR for that same period. For purposes of this analysis, three-year realizable total direct compensation (TDC), includes the following:

•	sum of three years of base salary;

•	sum of three years of actual bonus payouts;

•	sum of any non-equity based cash long-term incentive payouts made throughout the three-year period;

•	in-the-money value of stock options granted during the three-year period valued as of December 31, 2010; and

•

fair market value of all full-value shares granted (i.e., restricted shares/units; performance shares/units) during the three-year period valued as of December 31, 2010. Performance shares/units are valued using the target number of shares/units awarded.

This analysis compares our CEO’s three-year realizable TDC and the Company’s TSR against the three-year realizable TDC of the CEOs in our industry peer group (listed on page 35) and each peer company’s corresponding three-year TSR. In order to provide consistency in comparison, the analysis includes those industry peer CEOs who were in the CEO role throughout the entire three-year period and, as a result, Chevron and Devon were excluded from the analysis. The comparison is based on the three years ended December 31, 2010, which captures the most recently reported compensation awarded as disclosed in filed proxy statements. Additionally, all equity granted during this three-year period is assumed to have been held through the end of the three-year period. As reflected in the chart below, Mr. Hackett’s realizable TDC and the Company’s TSR exhibited strong alignment as both were in the top quartile of this group.

The pay-for-performance alignment of our executive compensation program is further illustrated by the graph below which compares the most recent three-year cumulative total return to our stockholders relative to the cumulative total return of our industry peer group (listed on page 35) that we use for executive compensation benchmarking as well as the S&P 500 Index. We benchmark our executive compensation against the 50th and 75th percentiles of our industry peer group. As reflected in the graph below, our performance over the last three years exceeded the 75th percentile.

COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN

Among Anadarko Petroleum Corporation, the S&P 500 Index

and Our Industry Peer Group

Copyright© 2012 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.

An investment of $100 (with reinvestment of all dividends) is assumed to have been made in the Company’s common stock, in the S&P 500 Index and in the industry peer group on December 31, 2008 and its relative performance is tracked through December 31, 2011.

Fiscal Year Ended December 31	2008	2009	2010	2011
Anadarko Petroleum Corporation	$100.00	$163.18	$200.35	$201.75
S&P 500 Index	100.00	126.46	145.51	148.59
Industry Peer 50th Percentile	100.00	128.67	144.39	158.22
Industry Peer 75th Percentile	100.00	146.68	165.86	171.91

The information contained in the graph above is furnished and not filed, and is not incorporated by reference into any document that incorporates this proxy statement by reference.

How We Make Compensation Decisions

The Compensation Committee utilizes several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not purely formulaic and the Compensation Committee exercises judgment and discretion in making them.

Compensation Consultants. The Compensation Committee utilizes an independent executive compensation consultant to review executive compensation and benefit programs. Through May 2011, the Compensation

Committee directly retained Meridian as its outside independent compensation consultant. In May 2011, the Compensation Committee then retained FWC (thereby replacing Meridian) as its independent executive compensation consultant. In these engagements, the consultants reported directly and exclusively to the Compensation Committee; however, at the Compensation Committee’s direction, the consultants worked directly with management to review or prepare materials for the Compensation Committee’s consideration. Eight of the nine Compensation Committee meetings in 2011 were attended by the Compensation Committee’s executive compensation consultant. The Compensation Committee did not engage any consultant other than Meridian or FWC during 2011 to provide executive compensation consulting services. The Compensation Committee’s engagement of its compensation consultants included the following services:

•	providing and/or reviewing relevant market data (including benchmarking, surveys, trends, good governance and best practices information) and updating the Compensation Committee on regulatory developments as a background against which the Compensation Committee could consider total executive officer compensation elements and awards;

•	advising the Compensation Committee on the design and structure of our compensation programs and the degree to which they are aligned with our pay philosophy, our stockholders interests and our business strategy; and

•	attending and participating in Compensation Committee meetings throughout the year as the Compensation Committee deemed appropriate.

While engaged as the Compensation Committee’s consultant, neither Meridian nor FWC performed any services for us outside the scope of their engagement with the Compensation Committee.

Benchmarking. In 2011, FWC conducted an independent review of the Company’s industry peer group to use as a reference point for assessing competitive executive compensation data. This review included an assessment of peers of Anadarko as designated by Institutional Shareholder Services (ISS), peers of direct peers, and companies included in Anadarko’s broad Global Industry Classification Standard Industry Group to determine if there were companies that should be added to or deleted from Anadarko’s existing peer group based on relevant size range and business operations. The Compensation Committee’s consultant determined that, within the current peer group, the Company’s revenues are at the median, its total assets are at the 75th percentile, and its market capitalization is between the median and 75th percentile. Following this review, the Compensation Committee determined that the current group of 12 industry peer companies, as listed below, remains appropriate comparators.

• Apache Corporation	• Devon Energy Corporation	• Noble Energy, Inc.
• Chesapeake Energy Corporation	• EOG Resources, Inc.	• Occidental Petroleum Corporation
• Chevron Corporation	• Hess Corporation	• Pioneer Natural Resources Company
• ConocoPhillips	• Marathon Oil Corporation	• Plains Exploration & Production Company

Within the oil and gas industry, there are a very limited number of companies that closely resemble us in size, scope and nature of business operations. Our industry peer group contains companies in our industry that are both larger and smaller in size and scope and that may operate in related business segments in the industry in which we have no operations, such as refining. We compete with these companies for talent and believe the selected companies are currently the most appropriate with respect to executive compensation benchmarking. The differences and similarities between us and the companies in our industry peer group are taken into consideration when referencing benchmarks for executive compensation decisions.

Role of CEO and/or Other Executive Officers in Determining Executive Compensation. Our CEO, Mr. Hackett, provides recommendations to the Compensation Committee for each element of compensation for each of the NEOs other than himself. In forming his recommendations, he seeks input from other senior officers about the employees who report to each of them. The Compensation Committee, with input from its consultant, determines each element of compensation for Mr. Hackett and, with input from both its consultant and Mr. Hackett, determines each element of compensation for the other NEOs. At the Compensation Committee’s request, our executive officers assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the appropriate financial and non-financial performance measures used in our incentive programs. The Compensation Committee is under no obligation to utilize these recommendations. Executive officers and others may also attend Compensation Committee meetings when invited to do so.

Tally Sheets. To enhance the analytical data used by the Compensation Committee to evaluate our NEO compensation and to provide the Compensation Committee a consolidated source for viewing the aggregate value of all material elements of executive compensation, we have incorporated tally sheets into the Compensation Committee’s annual executive compensation review. The tally sheets provide a snapshot of:

•	current total annual compensation, including base salary, annual cash incentives, equity compensation, benefits and perquisites;

•	accumulated unvested equity award values and total stock ownership levels; and

•	estimated termination benefits for a variety of voluntary and involuntary termination events, including change of control.

The Compensation Committee does not assign a specific weighting to the tally sheets in their overall decision-making process, but rather uses the information provided in the tally sheets to gain additional perspective and as a reference in the decision-making process.

Other Considerations. In addition to the above resources, the Compensation Committee considers other factors when making compensation decisions, such as individual experience, individual performance, internal pay equity, development and/or succession status, and other individual or organizational circumstances. With respect to equity-based awards, the Compensation Committee also considers the expense of such awards, the impact on dilution, and the relative value of each element comprising total target executive compensation.

Elements of Our Compensation Program

Our executive compensation program includes direct and indirect compensation elements. We believe that a majority of executive compensation should be performance-based; however, we do not have a specific formula that dictates the overall weighting of each element as a part of total compensation. The Compensation Committee determines total compensation based on a review of competitive compensation data, consistency with our overall compensation philosophy and its judgment as a committee, taking into account the specific circumstances of the Company and the key executive officers the Compensation Committee is trying to incentivize. The direct compensation elements are outlined in the table below. The indirect compensation elements are outlined in a table on page 44.

Direct Compensation Elements

The level of each element of direct compensation (both fixed and variable) is generally benchmarked against the 50th and 75th percentiles of our industry peer group. When making decisions on each of these elements, the Compensation Committee takes into consideration the multiple factors as previously discussed in the How We Make Compensation Decisions section on page 34.

Base Salary Fixed Pay	• Provides a fixed level of income to compensate executives for their level of responsibility, relative expertise and experience, and in some cases their potential for advancement
Annual Incentive Program Variable Pay (At-Risk)	• Motivates and rewards executives for achieving annual Company objectives aligned with value creation • Recognizes individual contributions to Company performance
Restricted Stock Units Variable Pay (At-Risk)	• Aligns the interests of executives with stockholders by emphasizing long-term share ownership and stock appreciation • Provides a forfeitable ownership stake to encourage executive retention
Stock Options Variable Pay (At-Risk)	• Aligns the interests of executives with stockholders by rewarding long-term growth in our stock value • Provides a forfeitable ownership stake to encourage executive retention
Performance Units Variable Pay (At-Risk)

•     Recognizes how the Company performs relative to its industry peers under common external market conditions

•     Motivates and rewards the achievement of long-term strategic Company objectives

•     Provides a forfeitable long-term incentive to encourage executive retention

Analysis of 2011 Compensation Actions

The following is a discussion of the specific actions taken by the Compensation Committee in 2011 related to each of our direct compensation elements. Each of these elements is reviewed on an annual basis, and may be reviewed at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions. The same design principles and factors are applied in a consistent manner to all NEOs. Material differences in the amount of compensation awarded to each of the NEOs generally reflect the differences in the individual responsibility and experience of each officer and the differences in the amounts of compensation paid to officers in comparable positions in our industry peer group. For example, our CEO’s compensation is higher than the compensation of the other NEOs. This difference in compensation reflects that our industry peer group benchmark data is substantially higher for the CEO role than for the other NEO positions, reflecting the higher degree of responsibility and scrutiny the CEO position entails for the strategic direction, financial condition, operating results and image of the Company.

Base Salary

The table below reflects the base salaries that were approved by the Compensation Committee in 2011:

Name	Salary as of January 1, 2011($)	Salary Effective November 13, 2011($)	Increase%
Mr. Hackett	1,567,500	1,700,000	8.5%
Mr. Gwin	715,000	715,000	0.0%
Mr. Walker	735,000	800,000	8.8%
Mr. Meloy	575,000	600,000	4.3%
Mr. Reeves	618,200	650,000	5.1%

Mr. Hackett’s base salary is in the top quartile of the benchmark data to reflect his significant industry experience and extraordinary leadership. Based on the adjustment made in November 2010, Mr. Gwin’s base salary is competitively positioned at the 75th percentile of the benchmark data and as a result he received no additional increase in 2011. Mr. Walker’s increase in 2011 reflects his continued development in his role and aligns his base salary with the median of the benchmark data. Mr. Meloy’s base salary is positioned in the top quartile of the benchmark data. Each of our industry peer companies structures its operations group differently (some by geography, some by function), which results in varying levels of leadership responsibility. While we consider the available industry peer group benchmark data for Mr. Meloy’s functional position, we place a greater emphasis on internal pay equity within our executive team in determining his compensation level. We believe that positioning Mr. Meloy’s salary in the top quartile appropriately reflects his more than 25 years of experience in the oil and gas industry and the value we place on his technical knowledge and leadership within the Company. The increase for Mr. Reeves positions his base salary between the 50th and 75th percentiles of benchmark data, which is based solely on his responsibilities as the general counsel and does not reflect his additional responsibilities as chief administrative officer, including oversight of the human resources, information technology, government relations, aviation, and corporate security functions. The base salary increases for Messrs. Hackett and Meloy represent their first increases since November 2008.

As announced in February 2012, coincident with Mr. Walker’s appointment to President and CEO, his base salary will be increased to $1,300,000 and will be positioned below the median based upon the most recent benchmark data.

Performance-Based Annual Cash Incentives (Bonuses)

Our executive officers participate in the Annual Incentive Program (AIP), which is part of our 2008 Omnibus Incentive Compensation Plan (2008 Omnibus Plan) that was approved by our stockholders in May 2008. In February 2011, the Compensation Committee established a baseline AIP performance hurdle for the NEOs of $2.2 billion of Cash Flow from Operating Activities (Net cash provided by (used in) operating activities) as calculated in the Consolidated Statements of Cash Flows for the fiscal year as published in the Company’s Annual Report on Form 10-K for the period ended 2011. If this performance hurdle is not achieved, the NEOs subject to Section 162(m) of the Internal Revenue Code earn no AIP bonuses for the year under the 2008 Omnibus Plan. If the performance hurdle is met, the bonus pool is funded at the maximum bonus opportunity level for each NEO. The Compensation Committee may apply negative discretion in determining actual awards, taking into consideration our actual performance against corporate annual performance goals (as discussed below), each individual officer’s performance and contributions, and other factors as deemed appropriate by the Compensation Committee, but the Compensation Committee does not have the discretion to increase bonuses above funded amounts. The AIP bonus pool was fully funded for the 2011 performance year based on our exceeding the established performance hurdle.

If the initial performance hurdle is met, the Compensation Committee uses the following formula as a guideline for determining individual bonus payments:

Individual base salary earnings for the year	X	Individual target bonus opportunity (equal to a % of base salary)	X	AIP performance score %	+/-	Individual performance adjustments (if any)	=	Actual bonus earned

Individual Target Bonus Opportunities. Individual target bonus opportunities, set as a percentage of base salary, are generally established to provide bonus opportunities between the 50th and 75th percentile levels of our industry peer group. Mr. Meloy’s target bonus was established based on internal equity factors as previously discussed under the Base Salary section, which positions his target opportunity in the top quartile of the benchmark data. Executive officers may earn from 0% up to 200% of their individual bonus target. The bonus targets for 2011 are shown in the table below. As part of its annual review of executive compensation in 2011, the Compensation Committee made no changes to the NEOs’ bonus targets for 2012.

Name	Minimum Payout as a % of Salary	Target Payout as a % of Salary	Maximum Payout as a % of Salary
Mr. Hackett	0%	130%	260%
Mr. Gwin	0%	95%	190%
Mr. Walker	0%	100%	200%
Mr. Meloy	0%	95%	190%
Mr. Reeves	0%	90%	180%

As announced in February 2012, coincident with Mr. Walker’s appointment to President and CEO, his target bonus opportunity will be increased to 130%.

AIP Performance Score. In determining the performance score under the Company’s AIP for 2011, the Compensation Committee approved the following internal operational, financial and safety measures:

•	Operational Measures (Reserve Additions and Sales Volumes) — The primary business objectives for an exploration and production company are to find reserves at a competitive cost while generating economic value for its stockholders and assuring that these reserves are prudently converted into production and cash flow. Including specific operational goals on reserve additions (before price revisions and divestitures) and sales volumes provides a direct line of sight for our personnel and gives them a direct stake in our operational successes.

•	Financial Measures (Capital Expenditures and EBITDAX/BOE) — These financial measures focus on financial discipline and encourage employees to manage costs relative to gross margins and the commodity price environment. For AIP purposes, Capital Expenditures excludes the capital expenditures of Western Gas Partners, LP and expenditures for acquisitions. EBITDAX/BOE is calculated as earnings before interest, taxes, depreciation, depletion, amortization, impairments and exploration expenses divided by sales volumes for the year. It excludes results from financial instruments, gains/losses on sales of assets and other income/expense items.

•	Safety — The health and safety of our employees is very important to us and critical to our success. Accordingly, we include among our performance metrics a target total recordable incident rate per 100 employees so that employees are focused on maintaining a safe work environment.

•	Cash Cost Management Factor — This factor acts as a potential multiplier on the AIP performance results for 2011 (as calculated below) and is intended to encourage employees to focus on efficiencies that impact controllable cash costs. The cash cost management factor is calculated as oil and gas lease operating expense plus general and administrative expense divided by total sales volumes.

As part of the Company’s long-term business strategy, the Compensation Committee establishes increasingly aggressive annual performance goals under our AIP which are necessary to generate competitive returns and advance our longer-term growth objectives, without compromising the safety of our employees (as illustrated on the charts below).

The table below reflects the relative weighting, the 2011 target and the 2011 performance results against the target for each measure under the AIP. Each of the performance goals is capped at 275% and the total AIP score cannot exceed 200%.

2011 AIP Performance Goals	Relative Weighting Factor	AIP Target Performance	AIP Performance Results(1)	AIP Performance Score
Reserve Additions (before price revisions and divestitures), MMBOE	25%	375	384	33%
Sales Volumes, MMBOE	25%	246	248	32%
Capital Expenditures, $MM	20%	$5,800	$5,816	20%
EBITDAX/BOE, $	20%	$25.90	$35.28	33%
Total Recordable Incident Rate (Safety)	10%	0.66	0.33	28%

Sub-total	100%			146%
Cash Cost Management Factor(2)	≤ 10% Multiplier	$8.78	$8.39	x1.04

Total				152%

(1)	The Compensation Committee did not make any adjustments to any of the measured 2011 AIP performance results or overall calculated 2011 AIP performance score.
(2)	This factor is capped at a 10% multiplier and cannot cause the total AIP performance score to exceed 200%.

Individual Performance Adjustments. In determining an NEO’s bonus payment, the Compensation Committee may make an adjustment based on individual performance to recognize an individual’s significant contributions that may not be reflected in the overall AIP performance score. In recognition of the team effort exhibited by our senior management in driving the Company’s success, the Compensation Committee did not make any individual adjustments for the NEOs’ bonus payments for 2011.

Actual Bonuses Earned for 2011. The AIP awards earned for 2011 and paid to each of the NEOs are shown in the table below and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Name	Base Salary Earnings for 2011 ($)		Target Bonus as % of Base Salary		AIP Performance Score		Individual Performance Adjustments		Actual Bonus Award ($)
Mr. Hackett	1,582,789	X	130%	X	152%	+	0	=	3,127,590
Mr. Gwin	715,000	X	95%	X	152%	+	0	=	1,032,460
Mr. Walker	742,500	X	100%	X	152%	+	0	=	1,128,600
Mr. Meloy	577,885	X	95%	X	152%	+	0	=	834,465
Mr. Reeves	621,869	X	90%	X	152%	+	0	=	850,717

Equity Compensation

In 2011, at the request of the Compensation Committee, FWC conducted an independent assessment of the design features of the Company’s long-term incentive equity program. This assessment focused on the application of good governance practices, the business purposes related to the design features of the program and the competitiveness of the program for attracting and retaining executive talent within the industry. As part of this review, and in conjunction with the proposed 2012 Omnibus Plan, the Compensation Committee determined that awards made under the 2012 Omnibus Plan (pending approval of such plan by stockholders) should be subject to double-trigger vesting acceleration following a change of control. Additionally, award agreements applicable to any restricted stock and restricted stock unit grants made to executive officers should provide for the reinvestment of dividends and dividend equivalents in additional shares of the Company’s common stock, to be paid upon the vesting of such underlying awards (rather than paid in cash on a current basis).

Annual equity-based awards for NEOs are typically made at the regularly scheduled meeting of the Compensation Committee each November. Equity awards for newly hired NEOs are made on the executive officer’s first day of employment with us. Equity awards for NEOs made in connection with promotions are approved by the Compensation Committee and the grant date is generally effective the date of appointment.

Our annual awards are determined based on a targeted dollar value. The 2011 targeted equity award value was allocated 40% in non-qualified stock options, 35% in restricted stock units, and 25% in performance units. This allocation provides a combination of equity-based awards that is performance-based in absolute and relative terms, while also encouraging retention. In addition, the use of restricted stock units and performance unit awards enables us to better manage our potential stock dilution.

With respect to the restricted stock units, the Compensation Committee establishes objective performance criteria for each calendar year that must be achieved before the restricted stock units are awarded to executives the following year. All of the restricted stock unit awards made in November 2011, including any special awards, were based on the Company’s achievement of the 2010 performance criteria ($2.0 billion Cash Flow from Operating Activities (Net cash provided by (used in) operating activities) as calculated in the Consolidated Statements of Cash Flows for the fiscal year as published in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010).

With respect to our performance unit program, the Compensation Committee has established TSR as the performance criteria because it provides a relative comparison of our performance against an industry peer group. The industry peer group for our awards granted in 2011 is listed below:

• Apache Corporation	• EOG Resources, Inc.	• Occidental Petroleum Corporation
• Chevron Corporation	• Hess Corporation	• Pioneer Natural Resources Company
• ConocoPhillips	• Marathon Oil Corporation	• Plains Exploration & Production Company
• Devon Energy Corporation	• Noble Energy, Inc.

If any of these peer companies undergoes a change in corporate capitalization or a corporate transaction (including, but not limited to, a going-private transaction, bankruptcy, liquidation, merger, consolidation, etc.) during the performance period, the Compensation Committee shall undertake an evaluation to determine whether such peer company will be replaced. The Compensation Committee has pre-approved Murphy Oil Corporation, Nexen, Inc., and Chesapeake Energy Corporation as replacement companies (in that order).

The following table reflects the payout scale for the current annual performance unit program:

Final TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12
Payout as % of Target	200%	182%	164%	146%	128%	110%	92%	72%	54%	0%	0%	0%

Below is an example of how the performance unit payout scale works, assuming an executive officer received a target award of 20,000 performance units.

Total Target Award	Performance Period	Target Performance Units for Each Performance Period	Relative TSR Ranking for the Performance Period	Payout %	Number of Performance Units Earned(1)	Timing of Payout
20,000 performance units	50% tied to a two-year performance period	10,000 (20,000 x 50%)	3rd	164%	16,400 units (10,000 x 164%)	Paid after end of two-year performance period
	50% tied to a three-year performance period	10,000 (20,000 x 50%)	10th	0%	0 units (10,000 x 0%)	No payout after end of three-year performance period

(1)	Each performance unit earned is a right to receive a cash payment equal to the closing price of one share of our common stock on the date the Compensation Committee certifies the performance results for the respective performance period.

Equity Awards Made During 2011

On November 8, 2011, the Compensation Committee approved the following annual long-term incentive awards under our 2008 Omnibus Plan. These awards are included in the Grants of Plan-Based Awards Table on page 57.

Name	Number of Stock Options	Number of Restricted Stock Units	Target Number of Performance Units
Mr. Hackett	187,548	58,369	35,228
Mr. Gwin	52,196	16,245	9,805
Mr. Walker	87,076	27,100	16,356
Mr. Meloy	53,585	16,677	10,065
Mr. Reeves	40,856	12,716	7,675

In determining these annual awards, the Compensation Committee considered the following factors: each executive’s contribution, individually and collectively as an executive team, to the successful execution of the Company’s strategic goals for the year; the importance of retaining and motivating this executive team for the execution of the Company’s long-term strategy; and the applicable benchmarking data.

The equity values for Messrs. Hackett, Gwin, Meloy, and Reeves are positioned in the top quartile of the benchmark data to recognize their extensive industry experience and their respective leadership positions in the Company. Mr. Walker’s equity award value is positioned between the 50th and 75th percentiles of the benchmark data and reflects his continuing development in his role. In addition to Mr. Reeves’ annual award discussed above, the Compensation Committee awarded him a special grant of restricted stock units, valued at approximately $1,000,000, to recognize his significant oversight and leadership in defending and protecting the Company in several federal, state and local administrative proceedings, investigations and litigation matters (including the consolidated multidistrict litigation in New Orleans) as a result of the BP oil spill, and his significant role in negotiating a resolution with BP which now limits the Company’s potential exposure in this matter. This award is subject to pro-rata vesting over the next three years, beginning one year from the date of grant.

As announced in February 2012, coincident with his appointment to President and CEO, Mr. Walker will receive a promotional equity award equivalent to $3,250,000 of value to be delivered 40% in stock options, 35% in restricted stock units and 25% in performance units and granted under the 2012 Omnibus Plan (if such plan is approved by the Company’s stockholders). The number of awards will be based on the Company’s closing stock price on May 15, 2012. The terms and conditions of these awards will be substantially the same as the terms and conditions of the November 2011 awards, except that these awards will be subject to double-trigger vesting acceleration for a covered termination following a change of control and dividend equivalents applicable to the restricted stock units will be subject to dividend reinvestment. Mr. Hackett will not be granted any new equity-based awards either prior to, or after, his retirement in 2013.

Performance Units — Results for Performance Periods Ended in 2011

In January 2012, the Compensation Committee certified the performance results for the 2008 and 2009 annual performance unit awards with three-year and two-year performance periods that ended December 31, 2011. Under the provisions of these awards, the targeted performance units were subject to our relative TSR performance against the defined TSR peer group discussed under Equity Compensation section on page 41. TSR performance is based on the difference between (1) the average closing stock price for the 30 trading days preceding the beginning of the performance period, and (2) the average closing stock price for the last 30 trading days of the performance period, plus dividends paid for the performance period, and further adjusted for any other distributions or stock splits, where applicable.

For the performance periods ended December 31, 2011, the performance results and Anadarko’s ranking, as highlighted, were as follows:

2008 Annual Award — Three-Year Performance Period (January 1, 2009 to December 31, 2011)
		APC
Final TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12
TSR	408.5%	111.2%	101.1%	95.5%	86.4%	64.2%	53.8%	48.9%	39.4%	32.0%	23.1%	-3.6%
Payout as % of Target	200%	182%	164%	146%	128%	110%	92%	72%	54%	0%	0%	0%

2009 Annual Award —Two-Year Performance Period (January 1, 2010 to December 31, 2011)
							APC
Final TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12
TSR	103.1%	47.9%	46.5%	38.8%	38.4%	26.4%	26.0%	19.7%	9.4%	-0.3%	-5.0%	-6.6%
Payout as % of Target	200%	182%	164%	146%	128%	110%	92%	72%	54%	0%	0%	0%

The following table lists the number of performance units awarded at minimum, target, and maximum levels and the actual number of performance units earned by the NEOs under the provisions of these awards for the three-year and two-year performance periods that ended December 31, 2011:

	2008 Annual Performance Unit Award				2009 Annual Performance Unit Award
Name	Minimum # Units	Target # Units	Maximum # Units	Actual # Units Earned	Minimum # Units	Target # Units	Maximum # Units	Actual # Units Earned
Mr. Hackett	0	70,300	140,600	127,946	0	44,400	88,800	40,848
Mr. Gwin	0	9,650	19,300	17,563	0	10,600	21,200	9,752
Mr. Walker	0	22,500	45,000	40,950	0	16,350	32,700	15,042
Mr. Meloy	0	9,800	19,600	17,836	0	14,200	28,400	13,064
Mr. Reeves	0	14,200	28,400	25,844	0	8,250	16,500	7,590

Indirect Compensation Elements

The Company also provides certain benefits and perquisites (considered indirect compensation elements) that are considered typical within our industry and necessary to attract and retain executive talent. The table below identifies each element of indirect compensation and the primary purpose for using each element. The value of each element of indirect compensation is generally structured to be competitive within our industry.

Retirement Benefits	• Attracts talented executives and rewards them for extended service • Offers secure and tax-advantaged vehicles for executives to save effectively for retirement
Other Benefits (for example, health care, paid time off, disability and life insurance) and Perquisites	• Enhances executive welfare and financial security • Provides a competitive package to attract and retain executive officers, but does not constitute a significant part of an executive’s compensation

Severance Benefits	• Attracts and helps retain executive officers in a volatile and consolidating industry • Provides transitional income following an executive officer’s involuntary termination of employment

Retirement Benefits

Our executive officers participate in the following retirement and related plans:

Anadarko Employee Savings Plans. The Anadarko Employee Savings Plan (401(k) Plan) is a tax-qualified retirement savings plan that allows participating U.S. employees to contribute up to 30% of eligible compensation, on a before-tax basis or on an after-tax basis (via a Roth or traditional after-tax contribution), into their 401(k) Plan accounts. Eligible compensation for NEOs includes base salary and AIP bonus payments. Under the 401(k) Plan, we match an amount equal to one dollar for each dollar contributed by participants up to six percent of their total eligible compensation. This plan is subject to applicable Internal Revenue Code of 1986, as amended (IRC), limitations regarding contributions under this plan. Due to IRC limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor a non-qualified Savings Restoration Plan. The Savings Restoration Plan accrues a benefit substantially equal to the amount that, in the absence of any IRC limitations, would have been allocated to an employee’s account as a matching contribution under the 401(k) Plan. The Savings Restoration Plan permits participants to allocate the matching contributions among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the 401(k) Plan (but excluding the Company stock fund). Notional earnings are credited to their account based on the market rate of return provided by the investment funds.

Amounts deferred, if any, under the 401(k) Plan and the Savings Restoration Plan (collectively, the Savings Plans) by the NEOs are included, respectively, in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table. Our matching contributions allocated to the NEOs under the Savings Plans are included in the “All Other Compensation” column of the Summary Compensation Table.

Pension Plans. Anadarko provides funded, tax-qualified retirement benefits for all U.S. employees. Due to IRC limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor non-qualified restoration plans that cover the NEOs and certain other employees. The pension plans do not require contributions by employees and an employee becomes vested in his or her benefit at the completion of three years of service as defined in the pension plans. Compensation covered by the pension plans for the participants includes base salary and AIP bonus payments.

In 2011, recognizing the high percentage of employees eligible to retire and based upon a recommendation from the Compensation Committee, the Board provided participants in our pension plans, excluding Mr. Hackett as CEO, a one-time election to either (1) continue accruing benefits under their applicable pension plans, or (2) accrue future benefits under a cash balance plan, the Personal Wealth Account (PWA), which went into effect for employees hired on or after January 1, 2007. This one-time election was designed to increase employee retention by minimizing the impact of interest rate fluctuations on early retirement decisions and to accelerate the migration of employees into the PWA. Messrs. Gwin, Walker, and Reeves chose to continue receiving benefits under their legacy pension plans and Mr. Meloy chose to accrue benefits under the PWA beginning in 2012. The details of each of these pension plans are discussed beginning on page 61.

Mr. Hackett, upon meeting certain employment conditions, is provided supplemental pension benefits under his amended and restated employment agreement, which was entered into in November 2009 (2009 Employment Agreement). He is also provided a special service credit under our non-qualified Retirement Restoration Plan to be applied towards his eligibility for our retiree medical and dental benefit programs. This benefit will accrue in a manner similar to the special pension crediting in Mr. Hackett’s employment agreement, which was provided to account for certain retirement benefits from his prior employer that were foregone when he was hired by Anadarko in 2003. Messrs. Walker and Reeves each have supplemental retirement benefits under our non-qualified Retirement Restoration Plan that provide for special service credits of eight years and five years, respectively, if they each remain employed by us until the age of 55. Mr. Walker vested in this benefit in February 2012 and Mr. Reeves will vest in December 2012. The service credits will be considered applicable service towards our retirement benefit programs, including pension and retiree medical and dental benefits. These supplemental retirement benefits were provided to Messrs. Walker and Reeves in 2007 to recognize that they were mid-career hires that we would like to retain for the remainder of their careers. Providing them additional service credits recognizes a portion of their prior industry experience and service years which directly benefit us and our stockholders. Mr. Meloy is eligible to receive supplemental pension benefits upon meeting certain employment conditions under the terms of his retention agreement, which was entered into in August 2006 in connection with the closing of the Kerr-McGee acquisition (2006 Retention Agreement). Mr. Meloy vested in these benefits in August 2009.

Details of Mr. Hackett’s 2009 Employment Agreement are discussed further in the Agreements with Executive Officers section beginning on page 50. The accrued benefits related to the special service credits under the non-qualified Retirement Restoration Plan for Messrs. Hackett, Walker and Reeves are discussed in the Pension Benefits Table on page 65. The details of Mr. Meloy’s 2006 Retention Agreement, as well as the accrued benefits for each of the NEOs, are discussed further in the Pension Benefits Table on page 65. The Compensation Committee does not intend to grant any additional pension credits to our executive officers at this time and has not done so since 2007.

Other Benefits

We provide other benefits such as medical, dental, and vision insurance, flexible spending accounts, paid time off, payments for certain relocation costs, disability coverage and life insurance to each NEO. These benefits are also provided to all other eligible U.S. based employees. Certain employees, including the NEOs, are eligible for participation in the Company’s Management Life Insurance Plan, which provides an additional life insurance benefit of two times base salary.

We also maintain a Deferred Compensation Plan for certain employees, including the NEOs. This Plan allows employees to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their AIP bonus payments and allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the 401(k) Plan (but excluding the Company stock fund). In general, deferred amounts are distributed to the participant upon termination or at a specific date as elected by the participant. We do not subsidize or match these deferred amounts. Details regarding participation in the plan by the NEOs can be found in the Non-Qualified Deferred Compensation Table on page 66.

Perquisites

We provide a limited number of perquisites to the NEOs. These perquisites are assessed annually by the Compensation Committee as part of the total competitive review and include the following:

•	Financial Counseling, Tax Preparation and Estate Planning — Executive officers are eligible to receive reimbursement for eligible expenses up to a specified annual maximum. For 2011, financial counseling and tax preparation benefits were reimbursed up to a maximum of $22,040 in the first year of use and up to a maximum of $13,195 for each following year. The estate planning services are made available to executive officers on an as-needed basis and the services have typically been utilized once every three years. All expenses related to financial counseling, tax preparation and estate planning are considered taxable income to the executive officer. Mr. Hackett has voluntarily declined to utilize the financial planning, tax preparation and estate planning perquisites offered by us.

•	Executive Physical Program — Executive officers are eligible to receive reimbursement for an annual physical exam.

•	Personal Excess Liability Insurance — We pay an annual premium to maintain excess liability coverage on behalf of each officer. The annual premium is imputed and considered taxable income to the officer.

•	Personal Use of Company Aircraft — We maintain aircraft for business travel purposes. Officers may, from time to time, utilize such aircraft for personal travel. When so utilized, the compensation related to such personal use is imputed and considered taxable income to the executive officer as required by applicable statutes and regulations.

•	Club Memberships — We reimburse certain executive officers for monthly dues and any additional business expenses related to club memberships.

•	Entertainment Events and Other — We purchase tickets to various sporting and entertainment events for business purposes. We have also leased recreational facilities for business purposes. If not used for business purposes, we may make these tickets and facilities available to our employees, including our executive officers, as a form of recognition and reward for their efforts.

•	CNG Vehicle — To promote our business interests and the use of natural gas as a clean alternative fuel, we have provided Mr. Hackett the use of a Compressed Natural Gas (CNG) vehicle. Mr. Hackett’s personal use, including commuting to work, is imputed and considered taxable income.

As required by the Board, we provide secondary monitoring of Mr. Hackett’s existing home security system. Pursuant to our security policy, we also require Mr. Hackett to use our aircraft for personal use as well as business travel. Any time Mr. Hackett uses our aircraft for personal use, although it is understood that he may engage in business activities while in flight, compensation is imputed to Mr. Hackett for that use and for any passengers that accompany Mr. Hackett in accordance with the IRC. Personal use includes his participation on outside boards, which directly and indirectly benefits Anadarko.

Effective with the transition of Mr. Hackett from Chairman and CEO to Executive Chairman and the appointment of Mr. Walker as President and CEO of the Company following the Annual Meeting, Mr. Hackett will no longer be required to use our aircraft for personal use under the Company’s security policy. In addition, we do not anticipate requiring that Mr. Walker use our aircraft for personal use. Messrs. Hackett and Walker may continue to use the aircraft for a limited amount of personal travel (for which they will have imputed income) and, to the extent their usage exceeds such amount, they will be required to reimburse the Company. Mr. Hackett will serve as Executive Chairman through the Company’s Annual Meeting of Stockholders in 2013. After such time, he will no longer use our aircraft for personal travel.

The incremental costs of the various perquisites provided are included in the “All Other Compensation” column of the Summary Compensation Table on page 55 and in the All Other Compensation Table and supporting footnotes following the Summary Compensation Table on page 56. We do not provide any tax gross-ups on these perquisites.

Severance Benefits

Post-termination and change-of-control severance benefits are typical within our industry. The Company currently provides the severance benefits described below to its NEOs. We believe these plans are necessary to attract and retain executive talent, provide continuity of management in the event of an actual or threatened change of control and provide executive officers with the security to make decisions that are in the best long-term interest of the stockholders. On a periodic basis, the Compensation Committee, in consultation with its executive compensation consultant, will review, consider and adjust, as the Compensation Committee deems necessary and appropriate, the provisions of post-termination and change-of-control severance benefits provided to executives. In connection with any such review, the Compensation Committee will determine whether and to what extent severance benefits should be promised and the appropriate level of compensation payable in a severance or change-of-control event. The Compensation Committee will take into consideration other arrangements that may exist for an executive so as to ensure that the entire compensation package is consistent with the Compensation Committee’s executive compensation philosophy.

Officer Severance Plan. Our NEOs are eligible for benefits under the Officer Severance Plan. Benefits provided under this plan may vary depending upon the executive officer’s level within the organization and years of service with us and are made at the discretion of the Compensation Committee. Executive officers receiving benefits under the Officer Severance Plan are required to execute an agreement releasing us from any and all claims from any and all kinds of actions arising from the executive officer’s employment with us or the termination of such employment. Mr. Hackett has never been a participant under this plan and, upon his appointment to President and CEO, Mr. Walker will no longer be a participant. See additional details about Mr. Walker’s Severance Agreement on page 51.

In February 2011, the Compensation Committee, following a comprehensive review of executive severance benefits and in consultation with its executive compensation consultant, reduced the level of executive severance benefits following an involuntary not for cause termination (as defined on page 67) by eliminating: (1) the special retirement benefit enhancement, except for in special cases as may be approved by the Compensation Committee; and (2) the post-termination financial planning benefits. As a result, the typical severance benefits that may be provided for our executive officers following the occurrence of such an involuntary termination event include:

•	a payment equal to two times the officer’s annual base salary plus one year’s target bonus under our AIP;

•	if provided, a pro-rata bonus under our AIP for the year of termination, which will be payable at the end of the performance period, based on actual Company performance as certified by the Compensation Committee;

•	if applicable, the present value of retiree life insurance;

•	the option to continue existing medical and dental coverage levels at current active employee rates for up to six months. After six months, we will pay the cost of COBRA until the first to occur of (a) 18 months or (b) the officer obtaining comparable coverage as a result of employment with another employer;

•	the vesting of some or all unvested restricted stock, unvested restricted stock units and stock options; and

•	a payout, if any, of outstanding performance units, which will be made at the end of the performance period based on actual Company performance results.

Key Employee Change-of-Control Contracts. We have entered into key employee change-of-control contracts with all of our executive officers, including the NEOs, with the exception of Mr. Hackett whose change-of-control severance benefits are included in his 2009 Employment Agreement, which is described on page 50. Upon his appointment to President and CEO, Mr. Walker will no longer be covered under a key employee change-of-control contract and his change-of-control severance benefits will be those set forth in his Severance Agreement, which is described on page 51. The key employee change-of-control contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless either party provides notice not to extend. If we experience a change of control (as defined on page 67) during the term of the executive officer’s contract, then the contract becomes operative for a fixed three-year period. These contracts generally provide that the executive officer’s terms of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If we (or any successor in interest) terminate the executive officer’s employment (other than for cause (as defined on page 67), death or disability), the executive officer terminates for good reason (as defined on page 68) during such three-year period, or upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the NEO is generally entitled to receive the following payment and benefits:

•	earned but unpaid compensation;

•	2.9 times the executive officer’s base salary plus AIP bonus (based on highest AIP bonuses paid over the last three years);

•	the present value of the investments credited to the executive officer under the Savings Restoration Plan and the additional matching contributions that would have been made had the executive officer continued to participate in the Savings Plans for up to an additional three years; and

•	the present value of the accrued retirement benefit under the Company’s retirement and pension plans and the additional retirement benefits, including retiree medical, which the executive would have received had the executive officer continued service for up to an additional three years.

In addition, the change-of-control contracts provide for a continuation of various medical, dental, disability and life insurance benefits and financial counseling for a period of up to three years. The contracts also provide for outplacement services and the payment of all legal fees and expenses incurred by the executive officer in enforcing any right or benefit provided by the change-of-control contract. The executive will also be entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under IRC Section 4999. The Company does not pay the executive’s normal income taxes.

As a condition to receipt of change-of-control severance benefits, the executive officer must remain employed by us and provide services commensurate with his or her position until the executive is terminated pursuant to the provisions of the contract. The executive officer must also agree to retain in confidence any and all confidential information known to him or her concerning us and our business so long as the information is not otherwise publicly disclosed. In 2011, no amounts were paid under the change-of-control contracts.

In February 2011, following a comprehensive review of executive severance benefits, and in consultation with its executive compensation consultant, the Compensation Committee confirmed that it was appropriate to honor and preserve the existing provisions of the key employee change-of-control contracts that have been executed with the Company’s current executive officers, including the applicable NEOs. The Compensation Committee approved the following changes to the change-of-control contracts, on a prospective basis, for newly appointed and/or newly hired executives who are not otherwise subject to an existing agreement:

•	eliminated as a definition of good reason the modified single-trigger provision that allowed an executive to terminate for any reason during the 30-day period immediately following the first anniversary of a change of control and receive severance benefits and replaced it with a double-trigger provision;

•	reduced the severance protection period from three years to two years following the effective date of a change of control;

•	eliminated post-termination financial planning benefits; and

•	eliminated the excise tax gross-up provision that obligates the Company to pay an additional amount to an executive if his or her benefits are subject to the tax imposed on excess parachute payments by IRC Section 4999 and replaced it with a provision that requires the Company to either (1) reduce the amount of certain severance benefits otherwise payable so that such severance benefits will not be subject to the tax imposed by IRC Section 4999, or alternatively (2) pay the full amount of severance benefits to the executive (but with no tax gross-up), whichever produces the better after-tax result for the executive (often referred to as the best-of-net approach).

Change of Control — Treatment of Outstanding Unvested Equity Awards. The treatment of unvested outstanding equity awards upon a change of control of Anadarko is prescribed by the applicable plan document under which the awards were granted. Under the 2008 Omnibus Plan, the following treatment is automatically prescribed:

•	outstanding stock options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable;

•	the restrictions on any outstanding restricted stock and restricted stock units lapse; and

•	if any performance unit awards or performance-based restricted stock or restricted stock unit awards are outstanding, they become fully vested and the performance goals are deemed to be earned at target.

As discussed on page 75, the single-trigger provision for the accelerated vesting of equity awards upon a change of control has been eliminated in the proposed 2012 Omnibus Plan and replaced with a double-trigger provision. The double-trigger vesting provision will apply to all awards made to eligible participants under the proposed 2012 Omnibus Plan, which is subject to the approval of the Company’s stockholders.

Director and Officer Indemnification Agreements

We have entered into indemnification agreements with our directors and certain executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified, and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our Restated Certificate of Incorporation, By-Laws and applicable law.

Agreements with Executive Officers

Mr. Hackett

Employment Agreement

At the request of the Company, Mr. Hackett entered into the 2009 Employment Agreement, which replaced in its entirety Mr. Hackett’s previous Employment Agreement dated December 11, 2006, as amended (2006 Employment Agreement). The primary purpose of the amendments to the 2006 Employment Agreement was to ensure that performance-based compensation elements (annual bonus and performance units) related to certain termination events complied with IRC Section 162(m), including Revenue Ruling 2008-13, which first applied to compensation tied to performance periods beginning January 1, 2010. The amendment is intended to provide meaningful cost savings for the Company by preserving the deductibility of performance-based compensation. Under the terms of the 2009 Employment Agreement, Mr. Hackett receives a minimum annual base salary (currently $1,700,000), and is eligible for an annual incentive cash bonus at a target of not less than 130% of annual base salary with a maximum annual incentive cash bonus of 260% of base salary. This agreement also outlines certain payments and benefits to be paid to Mr. Hackett in the event of his termination of employment under various termination scenarios. The scenarios are discussed in more detail beginning on page 67. We will provide a gross-up payment to Mr. Hackett to the extent any of the above payments become subject to the federal excise tax relating to excess parachute payments. Pre-change-of-control severance benefits are conditioned upon the execution of a mutual release between us and Mr. Hackett.

The 2009 Employment Agreement also provides that since Mr. Hackett remained employed by us through December 3, 2008, he received a special pension benefit, computed so that his total pension benefits from us will equal those to which he would have been entitled if his actual years of employment with us were doubled. This service-crediting provision was implemented when Mr. Hackett was hired in 2003 in order to compensate for projected retirement benefits forgone in leaving his former employer.

Letter Agreement

In conjunction with the Board’s announcement that Mr. Hackett will transition to Executive Chairman following the Annual Meeting, the Company entered into a letter agreement with him on February 16, 2012, which provides for the transition of his relationship with the Company. Pursuant to the letter agreement, Mr. Hackett has agreed that his retirement from the Company on June 4, 2013 will be treated for all purposes as a voluntary termination of his employment that does not constitute a good reason termination (as defined in the 2009 Employment Agreement). Mr. Hackett has also agreed that the Company will not grant him any additional equity awards or equity-based awards from and after the date of the letter agreement and that these changes in his employment relationship and compensation arrangements and other matters will not trigger any rights under the 2009 Employment Agreement.

In consideration for these concessions, the letter agreement prescribes that, in addition to the vested benefits to which he is entitled in connection with a voluntary termination under the 2009 Employment Agreement or any Company plan or arrangement, the Company will provide him with the following benefits upon his retirement from the Company on June 4, 2013:

•

he will receive a prorated bonus for calendar year 2013 to be paid at the same time as annual bonuses are paid to other executives who remain employed by the Company and to be based on actual achievement of performance targets as determined by the Compensation Committee following such calendar year, subject to adjustment at the discretion of the Compensation Committee as permitted under the terms of the annual bonus plan;

•	all of his unvested stock options outstanding on such date will fully vest and remain exercisable under the terms that apply to retirement as provided under the applicable plan and award agreement;

•	all of his unvested restricted stock units outstanding on such date will fully vest; and

•

all of his unvested performance units outstanding on such date will fully vest and become payable (without proration and as if he had remained employed by the Company until the end of the applicable performance period) at the same time as payments are made to other executives who remain employed and hold similar awards, based on actual achievement of performance targets as determined by the Compensation Committee.

The benefits described above will not be provided in the event of any termination of Mr. Hackett’s employment with the Company that occurs prior to June 4, 2013. Any termination of Mr. Hackett’s employment with the Company prior to June 4, 2013 will be subject to all of the terms and conditions of the 2009 Employment Agreement, and the applicable Company plans or programs impacted by such termination event.

Mr. Walker — Severance Agreement

In conjunction with the Board’s announcement that Mr. Walker would be appointed President and CEO, effective following the Annual Meeting, the Compensation Committee determined that Mr. Walker’s employment should be continued on an at-will basis. The Committee further determined that it was appropriate to execute a Severance Agreement with Mr. Walker to combine and generally replicate certain severance benefits currently provided to him under the Officer Severance Plan and through his key employee change-of-control contract. The Company entered into a Severance Agreement with Mr. Walker on February 16, 2012. Upon the effective date of this Severance Agreement, May 15, 2012, Mr. Walker will no longer be covered under the Officer Severance Plan and will waive his current severance benefits under his key employee change-of-control contract. The Severance Agreement incorporates the following updated provisions that reduce the benefits that Mr. Walker would have otherwise been eligible to receive under his key employee change-of-control contract:

•

severance benefits equal to 2.5 times salary plus the higher of target bonus for the year in which the termination occurs or the average bonus for the last two years (reduced from 2.9 times salary plus highest bonus paid in past three years);

•

a double-trigger provision that subjects the payment of severance benefits to both the occurrence of a change of control and Mr. Walker’s termination without cause or for good reason (and eliminated the modified single-trigger termination provision by removing the walk-away right during the 13th month following a change of control for the good reason definition);

•

a best-of-net provision in which Mr. Walker will either pay the excise tax without assistance from the Company or will have the severance payments reduced if such reduction is more favorable to him on an after-tax basis (eliminated the excise tax gross-up provision); and

•	no post-termination financial planning benefits.

Additionally, the Severance Agreement provides the following severance benefits that would be payable to Mr. Walker in the event of an involuntary termination without cause that is not in anticipation of, or within three years after, a change of control:

•	a prorated annual bonus based on actual performance for the fiscal year in which the date of termination occurs;

•

a severance payment equal to the product of two (or, if less, the number of years remaining until Mr. Walker attains age 65), and the sum of his annual base salary and target annual bonus for the year in which the date of termination occurs;

•

up to six months continued participation in the Company’s medical and dental care benefit plans at active employee levels and rates and reimbursement for the cost of up to 18 additional months of COBRA continuation coverage elected by Mr. Walker; and

•	any other unpaid amounts or benefits required to be paid or provided to Mr. Walker under any other Company plan, program or agreement.

Mr. Meloy — Retention Agreement

In August 2010, the Company entered into a retention agreement (2010 Retention Agreement) with Mr. Meloy to retain his continued services and leadership to the Company for the following two years. The Compensation Committee determined that retaining him was necessary to ensure that the Company would be able to successfully execute on its business strategy in light of events in the Gulf of Mexico. Under the terms of the agreement, Mr. Meloy received a one-time cash retention payment of $5,000,000, less applicable taxes, and must remain with the Company through August 2, 2012, in order to realize the full value of the retention payment. If Mr. Meloy resigns (including retirement) from the Company without good reason (as defined in the 2010 Retention Agreement) or is determined by the Board of Directors to be terminable by the Company for cause (as defined in the 2010 Retention Agreement) at any time prior to August 2, 2012, he is required to repay to the Company a portion of the cash retention payment, as set forth in terms of the 2010 Retention Agreement. In the event of Mr. Meloy’s death, permanent and total disability, or involuntary termination by the Company without cause, he will not be required to return any portion of the retention payment. However, if he is entitled to receive any severance payment during the retention period, there will be a direct offset of any severance payment by the remaining retention payment subject to being repaid during the retention period, as set forth in the 2010 Retention Agreement. Mr. Meloy will continue to be subject to confidentiality and non-solicitation provisions following a termination of employment, as provided in the 2010 Retention Agreement.

The above descriptions of Mr. Hackett’s 2009 Employment Agreement and letter agreement, Mr. Walker’s Severance Agreement and Mr. Meloy’s 2010 Retention Agreement are not a full summary of all of the terms and conditions of these agreements and are qualified in their entirety by the full text of the agreements, which are on file with the SEC.

Continuous Improvement in Compensation Practices

Over the years, we have implemented new as well as maintained long-standing practices that we believe contribute to good governance. These practices include:

Limitation on Accelerated Vesting of Equity Awards. Under the proposed 2012 Omnibus Plan, which is subject to approval by the Company’s stockholders, we replaced the single-trigger provision for the accelerated vesting of equity awards upon a change of control, as provided in the Company’s 2008 Omnibus Plan, with a double-trigger provision. (For additional information on the proposed 2012 Omnibus Plan, please see “Item 3 – Approval of the 2012 Omnibus Incentive Compensation Plan” beginning on page 73).

Limitation on Good Reason Termination. In February 2011, the Compensation Committee eliminated on a prospective basis the good reason provision allowing an executive to terminate for any reason during the 30-day period immediately following the first anniversary of a change of control. This change applies to key employee change-of-control contracts executed with newly appointed and/or newly hired senior executive who are not otherwise subject to an existing agreement. The new Severance Agreement for Mr. Walker excludes the modified single-trigger provision.

Elimination of Excise Tax Gross-ups. Beginning in February 2011, we eliminated the excise tax gross-up provision in key employee change-of-control contracts executed with newly appointed and/or newly hired senior executives who are not otherwise subject to any existing agreements and replaced it with a best-of-net provision. The new Severance Agreement for Mr. Walker also includes a best-of-net provision.

Compensation Risk Assessment Process. We have a formalized process used to evaluate risks associated with our compensation programs. As described under the Compensation Committee Risk Assessment section on page 15, the Compensation Committee completed a formal review of the assessment conducted by its independent executive compensation consultant relating to compensation risk. The Compensation Committee believes that our compensation policies and practices for 2011 do not create risks that are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines. We have maintained stock ownership guidelines for executive officers since 1993 with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. Generally, these guidelines must be met within three years after becoming subject to them. Currently, all of our executive officers either meet or exceed their specified guidelines. The ownership guidelines are currently established at the following minimum levels:

Position	Guideline	Ownership Status as of 12/31/2011
Chief Executive Officer	6 x base salary	Exceeds
Chief Operating Officer	3 x base salary	Exceeds
Senior Vice Presidents	2.5 x base salary	Exceeds
Vice Presidents	2 x base salary	Exceeds

The Compensation Committee reviews the stock ownership levels annually. In determining stock ownership levels, we include shares of common stock held directly by the executive, shares of common stock held indirectly through the Anadarko Employee Savings Plan; unvested restricted stock, and unvested restricted stock units. For those executives of Anadarko who are also officers of Western Gas Partners LP (WES), any WES equity they own is also included in the calculation to determine their compliance. Outstanding unexercised stock options are not included. Because of our robust ownership levels, we do not maintain separate holding requirements for our equity awards.

Prohibited Equity Transactions. We maintain a policy that prohibits all non-employee directors and employees of the Company, including NEOs, from engaging in any short-term, speculative securities transactions, including engaging in short sales, buying or selling put or call options, and trading in options. Additionally, any equity awards granted to such individuals may not be transferred, sold, assigned, pledged, exchanged, hypothecated or otherwise transferred or disposed of, to the extent that such awards are then subject to restrictions. In addition, all employees of the Company, including the NEOs, and directors of the Company are subject to the Company’s Insider Trading Policy.

Clawback Provision. Our 2008 Omnibus Plan includes a recoupment or clawback provision. Under the 2008 Omnibus Plan, if the Company is required to prepare an accounting restatement as a result of material noncompliance with applicable rules, the plan administrator may determine that a Participant (as defined in the plan) who is deemed to have knowingly engaged in or failed to prevent misconduct giving rise to such a restatement will be required to reimburse the Company an amount equal to any Award (as defined in the plan) earned or accrued during the 12-month period following the first public issuance or filing with the SEC of financial statements containing such misstatement. Please see page 79 for a description of the clawback provision of the proposed 2012 Omnibus Plan.

No Tax Gross-ups on Perquisites. We do not provide tax gross-ups on executive perquisites, except where such gross-ups are considered a normal benefit under the Company’s standard relocation program available to all employees.

Reinvestment of Dividends and Dividend Equivalents on Executive Restricted Stock and Restricted Stock Unit Awards. Beginning with awards made under the proposed 2012 Omnibus Plan, dividend and dividend equivalents will be reinvested in shares of the Company’s common stock and paid to an executive upon the applicable vesting of the award (rather than paid in cash on a current basis).

Regulatory Requirements. Together with the Compensation Committee, the Company carefully reviews and takes into account current tax, accounting and securities regulations as they relate to the design of our compensation programs and related decisions.

IRC Section 162(m) limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain NEOs, unless the compensation is performance-based as defined under federal tax laws. Stock options, performance units and cash awards granted under our 2008 Omnibus Plan and our 1999 Stock Incentive Plan are intended to satisfy the performance-based requirements and, as such, are designed to be fully deductible. In 2008, the Compensation Committee approved a program intended to qualify our restricted stock awards (including restricted shares and restricted stock units), beginning with the 2009 grants, as performance-based compensation under IRC Section 162(m). The Compensation Committee reviews and considers the deductibility of our executive compensation programs; however, the Compensation Committee believes it is important to provide compensation that is not fully deductible when necessary to retain and motivate certain executive officers and when it is in the best interest of the Company and our stockholders. For these reasons, Mr. Hackett receives a base salary above $1 million, and therefore the portion of base salary in excess of $1 million is not deductible.

IRC Section 409A provides that all amounts deferred under a non-qualified deferred compensation plan are currently included in gross income, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our plans and programs to be in compliance with all applicable statutory and regulatory requirements to properly allow deferral.

Awards of stock options, performance units, restricted shares and restricted stock units under our 2008 Omnibus Plan and 1999 Stock Incentive Plan are accounted for under FASB ASC Topic 718.

The benefits payable under non-qualified plans for our officers and directors are unsecured obligations to pay. Assets to pay these benefits may be held under the Company’s Benefits Trust, which is subject to the claims of the general creditors of the Company.

Conclusion

We believe the design of our total executive compensation program aligns the interests of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of the Company, while using sound financial controls and high standards of integrity. We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short- and long-term operational, financial and strategic objectives. The programs currently offered have been critical elements in the successful hiring of several executives and have been equally effective in retaining executive officers during a period of strong competitive demand and a shortage of talented executives within the oil and gas exploration and production industry. We believe that the quality of our executive compensation program will continue to be reflected in positive operational, financial and stock price performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation for the fiscal years ended December 31, 2011, 2010, and 2009 for our CEO, Chief Financial Officer (CFO) and our three highest paid executive officers other than our CEO and CFO:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
James T. Hackett	2011	1,582,789	0		8,384,127	5,702,228	3,127,590	3,680,756	692,551	23,170,041
Chairman and Chief	2010	1,567,500	0		9,246,818	4,257,091	2,975,115	5,530,662	751,524	24,328,710
Executive Officer	2009	1,567,500	0		12,158,360	5,293,585	3,749,460	3,956,376	741,496	27,466,777
Robert G. Gwin	2011	715,000	0		2,333,484	1,586,972	1,032,460	637,703	146,829	6,452,448
Senior Vice President,	2010	657,500	0		2,667,995	1,228,291	1,093,094	468,084	156,650	6,271,614
Finance and Chief Financial Officer	2009	569,231	0		3,952,953	2,168,884	995,015	232,669	132,190	8,050,942
R. A. Walker	2011	742,500	0		3,892,653	2,647,467	1,128,600	1,105,184	290,270	9,806,674
President and Chief	2010	704,039	0		4,189,092	1,928,577	1,027,896	1,541,374	253,540	9,644,518
Operating Officer	2009	685,192	0		4,478,274	1,947,589	1,260,754	1,305,419	200,287	9,877,515
Charles A. Meloy	2011	577,885	0		2,395,464	1,629,204	834,465	2,253,427	148,653	7,839,098
Senior Vice President,	2010	575,000	5,000,000	(5)	2,389,254	1,099,929	955,937	3,307,281	129,251	13,456,652
Worldwide Operations	2009	575,000	0		4,853,076	870,656	1,005,100	5,455,686	134,802	12,894,320
Robert K. Reeves(6)	2011	621,869	0		2,826,579	1,242,190	850,717	872,784	121,759	6,535,898
Senior Vice President,
General Counsel and Chief Administrative Officer

(1)	The amounts included in these columns represent the aggregate grant date fair value of the awards made to NEOs in 2011 computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 14 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2011. The values in the “Stock Awards” column represent the grant date fair values for both restricted stock unit and performance unit awards. The performance unit awards are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date.
(2)	The amounts in this column reflect the incentive cash bonus awards for 2011 that were determined by the Compensation Committee and paid out in February 2012 pursuant to the Company’s AIP. These awards are discussed in further detail beginning on page 38.
(3)	The amounts in this column reflect the actuarial increase in the present value of the NEO’s benefits under the Company’s Retirement Plan and Retirement Restoration Plan determined by using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts that the NEO may not currently be entitled to receive because such amounts are not vested. The Company’s Deferred Compensation Plan does not provide for above-market or preferential earnings so no such amounts are included.
(4)	The amounts shown in this column for each NEO are described further in the All Other Compensation Table below.
(5)	The $5,000,000 reflected in the “Bonus” column for Mr. Meloy in 2010 is a cash retention bonus paid to him as part of his 2010 Retention Agreement entered into on August 2, 2010. The details of this agreement are discussed beginning on page 52.
(6)	Compensation information for 2009 and 2010 is not reflected for Mr. Reeves because he was not an NEO for those years.

All Other Compensation Table for 2011

The following table describes each component of the “All Other Compensation” column for the fiscal year ended December 31, 2011 in the Summary Compensation Table:

Name	Personal Use of Aircraft ($)(1)	Payments by the Company to Employee 401(k) Plan and Savings Restoration Plan ($)	Club Membership Dues ($)(2)	Financial/ Tax/Estate Planning ($)	Excess Liability Insurance ($)	Tax Benefit ($)	Other ($)(3)	Total ($)
James T. Hackett(4)	408,675	273,474	0	0	1,400	0	9,002	692,551
Robert G. Gwin	9,874	108,486	13,874	13,195	1,400	0	0	146,829
R. A. Walker	166,867	106,224	13,606	2,173	1,400	0	0	290,270
Charles A. Meloy	26,481	92,029	15,548	13,195	1,400	0	0	148,653
Robert K. Reeves	21,022	91,034	8,303	0	1,400	0	0	121,759

(1)	The value of personal aircraft use is based on the Company’s aggregate incremental direct operating costs, including cost of fuel, maintenance, landing and ramp fees, and other miscellaneous trip-related variable costs. Because the Company’s aircraft are used predominantly for business purposes, fixed costs, which do not change based on use of the aircraft, are excluded.
(2)	The amounts disclosed represent the payment of club membership fees on behalf of Messrs. Gwin, Walker, Meloy and Reeves. For those clubs not used exclusively for business, the entire amount has been included, although we believe that only a portion of this cost represents a perquisite.
(3)	The amount reflected in this column for Mr. Hackett represents his use of a Company-provided CNG vehicle. The CNG vehicle is being used by Mr. Hackett to promote the Company’s business interests and the use of natural gas as a clean alternative fuel. He is imputed income for any personal use of the car, including expenses for commuting to work. The value of personal use of the CNG vehicle is based on the aggregate incremental cost including cost of fuel provided by the Company, lease payments and maintenance expenses.
(4)	The Company’s current security policy requires the CEO to use Company aircraft for personal use as well as business travel. The Company expects to discontinue this policy effective as of the Annual Meeting. The value of travel to board meetings for companies other than Anadarko, which directly and indirectly benefits Anadarko, and civic organizations for which Mr. Hackett serves as a director is considered personal use and is included in the amount reported above. Any time Mr. Hackett uses our aircraft for personal use, although it is understood that he may engage in business activities while in flight, compensation is imputed to Mr. Hackett for that use and for any passengers who accompany Mr. Hackett. Following the Annual Meeting, Messrs. Hackett and Walker may continue to use the aircraft for a limited amount of personal travel (for which they will have imputed income) and, to the extent they exceed such amount, they will be required to reimburse the Company.

Grants of Plan-Based Awards in 2011

The following table sets forth information concerning annual incentive awards, stock options, restricted stock units and performance units granted during 2011 to each of the NEOs:

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James T. Hackett		0	2,057,625	4,115,250	—	—	—	—	—	—	—
	11/8/2011	—	—	—	—	—	—	—	187,548	83.95	5,702,228
	11/8/2011	—	—	—	—	—	—	58,369	—	—	4,900,078
	11/8/2011	—	—	—	9,512	35,228	70,456	—	—	—	3,484,049
Robert G. Gwin		0	679,250	1,358,500	—	—	—	—	—	—	—
	11/8/2011	—	—	—	—	—	—	—	52,196	83.95	1,586,972
	11/8/2011	—	—	—	—	—	—	16,245	—	—	1,363,768
	11/8/2011	—	—	—	2,647	9,805	19,610	—	—	—	969,716
R. A. Walker		0	742,500	1,485,000	—	—	—	—	—	—	—
	11/8/2011	—	—	—	—	—	—	—	87,076	83.95	2,647,467
	11/8/2011	—	—	—	—	—	—	27,100	—	—	2,275,045
	11/8/2011	—	—	—	4,416	16,356	32,712	—	—	—	1,617,608
Charles A. Meloy		0	548,990	1,097,980	—	—	—	—	—	—	—
	11/8/2011	—	—	—	—	—	—	—	53,585	83.95	1,629,204
	11/8/2011	—	—	—	—	—	—	16,677	—	—	1,400,034
	11/8/2011	—	—	—	2,718	10,065	20,130	—	—	—	995,430
Robert K. Reeves		0	559,682	1,119,364	—	—	—	—	—	—	—
	11/8/2011	—	—	—	—	—	—	—	40,856	83.95	1,242,190
	11/8/2011	—	—	—	—	—	—	12,716	—	—	1,067,508
	11/8/2011	—	—	—	2,072	7,675	15,350	—	—	—	759,059
	11/8/2011	—	—	—	—	—	—	11,912	—	—	1,000,012

(1)	The amounts included in these columns reflect estimated future cash payouts under the Company’s AIP based on actual base salaries earned in 2011. If threshold levels of performance are not met, then the payout can be zero. Actual bonus payouts under the AIP for 2011 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The amounts included in these columns reflect the estimated future payout under the Company’s performance unit awards, which are subject to market conditions as defined in FASB ASC Topic 718. Each performance unit is denominated as an equivalent of one share of our stock. Executives may earn from 0% to 200% of the targeted award based on the Company’s relative TSR performance against a specified peer group over a specified performance period. Fifty percent of this award is tied to a two-year performance period and the remaining fifty percent is tied to a three-year performance period. If earned, the awards are to be paid in cash. Executive officers do not have voting rights with respect to, and no dividend equivalents are paid on, these awards. Generally, an executive officer will forfeit any unvested performance units if the executive terminates voluntarily or is terminated for cause prior to the end of the performance period. The threshold value represents the lowest earned amount based on the payout scale described on page 42, although the minimum payout is zero.
(3)	The amounts included in this column reflect the number of restricted stock units awarded in 2011. These awards vest pro-rata annually over three years, beginning with the first anniversary of the grant date. Executive officers receive dividend equivalents on the units, but do not have voting rights. Generally, an executive officer will forfeit any unvested restricted stock units if the executive terminates voluntarily or is terminated for cause prior to the vesting date. Executive officers have the ability to defer restricted stock unit awards. As described on page 42, Mr. Reeves was awarded a special grant of 11,912 restricted stock units by the Compensation Committee.

(4)	The amounts included in this column reflect the number of stock options awarded in 2011. These stock options vest pro-rata annually over three years, beginning with the first anniversary of the date of grant and have a term of seven years. The exercise price is not less than the market price on the date of grant and repricing of stock options to a lower exercise price is prohibited, unless approved by stockholders. Generally, an executive officer will forfeit any unvested stock options if the executive terminates voluntarily or is terminated for cause prior to the vesting date.
(5)	The amounts included in this column represent the aggregate grant date fair value of the awards made to NEOs in 2011 computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 14 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table reflects outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2011 for each of the NEOs. The table also reflects unvested and unearned stock awards (both time-based and performance-contingent) assuming a market value of $76.33 a share (the closing stock price of the Company’s stock on December 31, 2011).

	Option Awards(1)					Stock Awards(2)(3)
								Equity Incentive Plan Awards
						Restricted Stock/Units		Performance Units
						Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable (#)		Unexercisable (#)
James T. Hackett	250,000		0	59.8700	11/6/2014	29,767	2,272,115	127,946	9,766,118
	381,466		0	35.1800	11/4/2015	53,047	4,049,078	81,696	6,235,856
	131,733		65,867	65.4400	11/10/2016	58,369	4,455,306	82,982	6,334,016
	62,682		125,362	63.3400	11/9/2017			35,228	2,688,953
	0		187,548	83.9500	11/8/2018

Robert G. Gwin	27,000		0	50.6900	1/16/2013	9,967	760,781	17,563	1,340,584
	19,100		0	48.6900	12/4/2013	7,133	544,462	19,504	1,488,740
	41,000		0	40.5100	1/10/2014	15,306	1,168,307	23,943	1,827,569
	21,700		0	59.8700	11/6/2014	16,245	1,239,981	9,805	748,416
	22,300		0	64.6900	3/12/2015
	78,600		0	35.1800	11/4/2015
	44,133		22,067	34.9500	3/1/2016
	31,467		15,733	65.4400	11/10/2016
	18,086		36,170	63.3400	11/9/2017
	0		52,196	83.9500	11/8/2018
	20,000	(4)	0	50.0000	4/2/2018

R. A. Walker	50,000		0	45.8000	9/6/2012	10,967	837,111	40,950	3,125,714
	22,800		0	43.5550	11/15/2012	24,032	1,834,363	30,084	2,296,312
	46,400		0	48.6900	12/4/2013	27,100	2,068,543	37,594	2,869,550
	41,000		0	48.9000	1/10/2014			16,356	1,248,453
	62,200		0	59.8700	11/6/2014
	182,900		0	35.1800	11/4/2015
	48,467		24,233	65.4400	11/10/2016
	28,397		56,792	63.3400	11/9/2017
	0		87,076	83.9500	11/8/2018

Charles A. Meloy	34,600		0	59.8700	11/6/2014	34,640	2,644,071	17,836	1,361,422
	26,500		0	35.1800	11/4/2015	13,706	1,046,179	26,128	1,994,350
	21,667		10,833	65.4400	11/10/2016	16,677	1,272,955	21,442	1,636,668
	16,196		32,390	63.3400	11/9/2017			10,065	768,261
	0		53,585	83.9500	11/8/2018

Robert K. Reeves	14,800		0	43.5550	11/15/2012	6,967	531,791	25,844	1,972,673
	35,500		0	48.6900	12/4/2013	11,980	914,433	15,180	1,158,689
	41,000		0	48.9000	1/10/2014	12,716	970,612	18,741	1,430,501
	50,900		0	59.8700	11/6/2014	11,912	909,243	7,675	585,833
	115,300		0	35.1800	11/4/2015
	24,467		12,233	65.4400	11/10/2016
	14,157		28,312	63.3400	11/9/2017
	0		40,856	83.9500	11/8/2018

(1)	The table below shows the vesting dates for the respective unexercisable stock options listed in the above Outstanding Equity Awards Table:

Vesting Date	Mr. Hackett	Mr. Gwin	Mr. Walker	Mr. Meloy	Mr. Reeves
3/1/2012	—	22,067	—	—	—
11/8/2012	62,516	17,399	29,026	17,862	13,619
11/9/2012	62,681	18,085	28,396	16,195	14,156
11/10/2012	65,867	15,733	24,233	10,833	12,233
11/8/2013	62,516	17,398	29,025	17,861	13,618
11/9/2013	62,681	18,085	28,396	16,195	14,156
11/8/2014	62,516	17,399	29,025	17,862	13,619

(2)	The table below shows the vesting dates for the respective restricted stock units listed in the above Outstanding Equity Awards Table:

Vesting Date	Mr. Hackett	Mr. Gwin	Mr. Walker	Mr. Meloy	Mr. Reeves
3/1/2012	—	9,967	—	—	—
11/8/2012	19,457	5,415	9,034	5,559	8,210
11/9/2012	26,523	7,653	12,016	6,853	5,990
11/10/2012	29,767	7,133	10,967	34,640	6,967
11/8/2013	19,456	5,415	9,033	5,559	8,208
11/9/2013	26,524	7,653	12,016	6,853	5,990
11/8/2014	19,456	5,415	9,033	5,559	8,210

(3)	The table below shows the performance periods for the respective performance units listed in the above Outstanding Equity Awards Table. The number of outstanding units disclosed is calculated based on our performance as of December 31, 2011 for each award. The estimated payout percentages reflect our relative performance ranking as of December 31, 2011 and are not necessarily indicative of what the payout percent earned will be at the end of the performance period. For awards that were granted in 2011with performance periods beginning in 2012, target payout has been assumed.

Performance Period	Performance to Date Payout %	Mr. Hackett	Mr. Gwin	Mr. Walker	Mr. Meloy	Mr. Reeves
1/1/2009 to 12/31/2011	182%	127,946	17,563	40,950	17,836	25,844
1/1/2010 to 12/31/2011	92%	40,848	9,752	15,042	13,064	7,590
1/1/2010 to 12/31/2012	92%	40,848	9,752	15,042	13,064	7,590
1/1/2011 to 12/31/2012	146%	41,490	11,971	18,796	10,721	9,370
1/1/2011 to 12/31/2013	146%	41,492	11,972	18,798	10,721	9,371
1/1/2012 to 12/31/2013	100%	17,614	4,902	8,178	5,032	3,837
1/1/2012 to 12/31/2014	100%	17,614	4,903	8,178	5,033	3,838

(4)	This award represents a grant of unit appreciation rights under the Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan for Mr. Gwin’s service to our subsidiary. For additional discussion of the unit appreciation rights, please see Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan under Item 11 of Western Gas Partners, LP’s Form 10-K for the year ended December 31, 2011, which shall not be incorporated by reference into this proxy statement. The intrinsic per-unit value as of December 31, 2011, was $634.00 less the applicable exercise price.

Option Exercises and Stock Vested in 2011

The following table provides information about the value realized by the NEOs on option award exercises, vesting of restricted stock units and performance unit award payouts during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(3)
James T. Hackett	0	0	263,361	20,514,393

Robert G. Gwin(4)	0	0	57,428	4,314,672

R. A. Walker	0	0	85,855	6,692,035

Charles A. Meloy	91,200	3,814,600	40,063	3,120,739

Robert K. Reeves(5)	16,600	737,787	54,857	4,274,493

(1)	The value realized reflects the taxable value to the NEO as of the date of the option exercise, vesting of restricted stock units, or payment of performance unit awards. The actual value ultimately realized by the NEO may be more or less than the value realized calculated in the above table depending on whether and when the NEO held or sold the stock associated with the exercise or vesting occurrence.
(2)	The numbers disclosed include restricted stock units and performance unit awards paid in shares and cash for which restrictions lapsed during 2011.
(3)	Mr. Hackett’s value includes 48,125 shares earned and deferred under his 2007 annual performance share award for the performance period ended December 31, 2010. Mr. Hackett elected in 2007 to defer receipt of any shares earned under this award until the earlier of November 28, 2013 or separation from service. The value of these shares on the date of deferral (January 21, 2011, the date the Compensation Committee certified the results of the performance period) was $3,715,250 based on the closing stock price of $77.20.
(4)	Mr. Gwin’s value includes 6,667 unit value rights under the Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan that vested on April 2, 2011. The realized value on vesting of this award was $333,350 which was calculated based on the maximum per unit value specified under the award agreement of $50.00. For additional discussion of the unit value rights, please see Western Gas Holdings, LLC Amended and Restated Equity Incentive Plan under Item 11 of Western Gas Partners, LP’s Form 10-K for the year ended December 31, 2011, which shall not be incorporated by reference into this proxy statement.
(5)	Mr. Reeves’ value includes the exercise of expiring stock options purchased with shares of Company common stock previously held by Mr. Reeves. On November 9, 2011, Mr. Reeves transferred 10,574 shares of Company common stock to the Company (based on the closing stock price of $77.81) as consideration for the exercise price and applicable withholding tax.

Pension Benefits for 2011

The Company maintains the Anadarko Retirement Plan, or the APC Retirement Plan, and the Kerr-McGee Corporation Retirement Plan, or the KMG Retirement Plan, both of which are funded tax-qualified defined benefit pension plans. In addition, the Company maintains the Anadarko Retirement Restoration Plan, or the APC Retirement Restoration Plan, and the Kerr-McGee Benefits Restoration Plan, or the KMG Restoration Plan, both of which are unfunded, non-qualified pension benefit plans that are designed to provide for supplementary pension benefits due to limitations imposed by the IRC that restrict the amount of benefits payable under tax-qualified plans.

APC Retirement Plan and APC Retirement Restoration Plan, collectively the APC Retirement Plans

The APC Retirement Plan covers all U.S.-based Anadarko employees, except for legacy Kerr-McGee employees. The APC Retirement Restoration Plan covers certain U.S.-based Anadarko employees, except for legacy Kerr-McGee employees, who are affected by certain IRC limitations. For those employees hired prior to

January 1, 2007, which includes all of the NEOs except Mr. Meloy (who is a participant in the KMG Retirement Plan), benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment with the Company.

The APC Retirement Plans do not require contributions by employees. An employee becomes vested in his or her benefit at the completion of three years of service. Compensation covered by the APC Retirement Plans includes base salary and payments under the AIP. The maximum amount of compensation for 2011 that may be considered in calculating benefits under the APC Retirement Plan was $245,000 due to the annual IRC limitation. Compensation in excess of $245,000 was recognized in determining benefits payable under the APC Retirement Restoration Plan.

For employees hired prior to January 1, 2007, benefits under the APC Retirement Plans are calculated as a life-only annuity (meaning that benefits end upon the participant’s death) and are equal to the sum of the following:

•	1.4% x average compensation x years of service with the Company; plus

•	0.4% x (average compensation - covered compensation) x years of service with the Company (limited to 35 years).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced early retirement benefit as early as age 55. Employees may choose to receive their benefits under several different forms provided under the APC Retirement Plan. Employees receive their benefits from the APC Retirement Restoration Plan in the form of a lump-sum payment.

As of December 31, 2011, Mr. Hackett was the only NEO eligible for early retirement under the APC Retirement Plans. Early retirement benefits are calculated using the formula described above; however, the value is multiplied by an early retirement reduction factor as follows:

Age	Early Retirement Factor
62 and older	100%
61	97%
60	94%
59	91%
58	88%
57	85%
56	82%
55	79%

KMG Retirement Plan and KMG Restoration Plan, collectively the KMG Retirement Plans

The KMG Retirement Plan covers all U.S.-based, legacy Kerr-McGee employees who have not incurred a break in service of greater than one year since the date Kerr-McGee was acquired by Anadarko. The KMG Restoration Plan covers certain legacy Kerr-McGee U.S.-based employees that are affected by the IRC limitations. Benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment.

The KMG Retirement Plans do not require contributions by employees. An employee becomes vested in his or her benefit at the completion of three years of service. Compensation covered by the KMG Retirement Plans includes base salary and payments under the AIP. The maximum amount of compensation for 2011 that may be considered in calculating benefits under the KMG Retirement Plan was $245,000 due to the annual IRC limitation. Compensation in excess of $245,000 was recognized in determining benefits payable under the KMG Restoration Plan.

Benefits under the KMG Retirement Plans are calculated as a life-only annuity for single participants, and a joint and 50% contingent annuity for married participants who are eligible for retirement. Benefits under this plan are equal to the sum of Part A and Part B:

Part A:

•	1.1% x average compensation x years of service prior to March 1, 1999; plus

•	0.5% x (average compensation - covered compensation) x years of service prior to March 1, 1999 (limited to 35 years).

Part B:

•	1.667% x average compensation x years of service on or after March 1, 1999 (limited to 30 years); plus

•	0.75% x average compensation x years of service on or after March 1, 1999 in excess of 30 years; less

•

1% x primary Social Security benefit x years of service on or after March 1, 1999 as of age 65 (limited to 30 years) x (years of service on or after March 1, 1999 divided by years of service on or after March 1, 1999 at age 65).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced early retirement benefit as early as age 52. Employees may choose to receive their benefits under several different forms provided under the KMG Retirement Plan. Employees receive their benefits from the KMG Restoration Plan in the form of a lump-sum payment.

Currently, Mr. Meloy is eligible for early retirement under the KMG Restoration Plan because of the additional years of age and service credited to him under his 2006 Retention Agreement. Early retirement benefits under the KMG Retirement Plans are calculated using the formula described above, however, the value is multiplied by an early retirement reduction factor as follows:

	First Formula Percentage of Normal Retirement Age Benefit Payable (Age Reductions for Benefits Earned Before March 1, 1999)		Second Formula Percentage of Normal Retirement Age Benefit Payable (Age Reductions for Benefits Earned On or After March 1, 1999)
Age Benefit Payments Start	Part A	Part B
62 and older	100%	100%	100%
61	100%	95%	100%
60	100%	90%	100%
59	95%	85%	95%
58	90%	80%	90%
57	85%	75%	85%
56	80%	67.5%	80%
55	75%	60%	75%
54	70%	55%	70%
53	65%	50%	65%
52	60%	45%	60%

As of December 31, 2011, legacy participants in both the APC and KMG Retirement Plans, excluding Mr. Hackett as CEO, were given a one-time option of either (1) continuing to accrue benefits as outlined above or (2) accruing future benefits under the Personal Wealth Account (PWA), the same cash balance formula as employees hired on or after January 1, 2007. For participants electing Option 2, the above formulae were modified such that:

•	Future accruals consist of pay credits (outlined in the table below, with points equal to the sum of age and service) and interest credits;

•

Consistent with the treatment of employees hired on or after January 1, 2007, Anadarko will make an additional contribution to the Employee Savings Plan (and/or the Savings Restoration Plan, to the extent required) of 4% of pensionable earnings;

•	Service and average compensation used in determining benefits under the above final average pay formulae were frozen as of December 31, 2011;

•	If retirement eligible on or before December 31, 2012, the lump sum interest rate used in determining the lump sum value of pre-2012 accruals would be no greater than 3.18%; and

•

If not retirement eligible on or before December 31, 2012, the lump sum interest rate used in determining the lump sum value of pre-2012 accruals would be no greater than the rate in effect on the date the participant first becomes eligible for early retirement.

Messrs. Gwin, Walker, and Reeves chose to continue receiving benefits under Option 1. Mr. Meloy chose to accrue benefits under the PWA beginning in 2012, according to Option 2. The current pay credits provided under the PWA are as follows:

Points	Pay Credit
80 or more	13%
70	11%
60	9%
50	7%
40	6%
Less than 40	5%

The present values provided in the table below are based on the pension benefits accrued through December 31, 2011, assuming that such benefit is paid in the same form as reflected in the accounting valuation. The benefits are assumed to commence at the specified plan’s earliest unreduced retirement age, which is age 62 for those NEOs under the APC Retirement Plans and age 55 for Mr. Meloy under the KMG Retirement Plans pursuant to his 2006 Retention Agreement. All pre-retirement decrements such as pre-retirement mortality and terminations have been ignored for the purposes of these calculations. The interest rate used for discounting payments back to December 31, 2011 is 4.00% in the APC Restoration Plan and 4.50% in the APC Retirement Plan; and 3.75% in the KMG Restoration Plan and 4.50% in the KMG Retirement Plan, consistent with the discount rates used in the accounting valuation. The long-term interest rate used for converting the benefit to a lump-sum form of payment is set at 100 basis points less than the discount rate, but not less than the most recently published 30-year Treasury rate. Lump sums for NEOs who have locked in or will lock in a known interest rate pursuant to Option 2 (PWA) choice are valued using such lock-in rate. The values below are calculated using the following rates: for Messrs. Hackett, Gwin, Walker and Reeves, 3.00% in the APC Restoration Plan and 3.50% in the APC Retirement Plan. For Mr. Meloy, who chose to lock in the interest rate pursuant to Option 2, the rates used are 2.98% in the KMG Restoration Plan and 3.18% in the KMG Retirement Plan.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2011 ($)
James T. Hackett(1)	APC Retirement Plan	8.000	398,139	0
	APC Retirement Restoration Plan	16.000	18,227,941	0

Robert G. Gwin	APC Retirement Plan	6.000	195,677	0
	APC Retirement Restoration Plan	6.000	1,273,503	0

R. A. Walker(2)	APC Retirement Plan	6.000	259,850	0
	APC Retirement Restoration Plan	14.000	5,098,188	0

Charles A. Meloy(3)	KMG Retirement Plan	29.583	1,436,123	0
	KMG Restoration Plan	34.583	18,899,308	0

Robert K. Reeves(2)	APC Retirement Plan	8.000	333,989	0
	APC Retirement Restoration Plan	13.000	3,347,231	0

(1)	The value of Mr. Hackett’s APC Retirement Restoration Plan benefit in the table includes the effect of the additional pension service credit provided under his 2009 Employment Agreement, which was originally effective as of December 2003 and reflected future retirement benefits forfeited with his prior employer. Mr. Hackett vested in these additional pension service credits on December 3, 2008.
(2)	Messrs. Walker and Reeves will be provided additional pension service credits under the APC Retirement Restoration Plan if they remain employed until age 55. These additional pension service credits were provided in 2007 to recognize that they were mid-career hires that we would like to retain for the remainder of their careers. Providing them additional service credits recognizes a portion of their prior industry and service years, which directly benefits us and our stockholders. The value reflected in the APC Retirement Restoration Plan amount includes the effect of these additional pension credits, assuming its application as of December 31, 2011. However, as of December 31, 2011, Messrs. Walker and Reeves had not yet earned the right to these additional pension service credits. Mr. Walker vested in these additional pension credits in February 2012 and Mr. Reeves will vest in December 2012. The value of Mr. Walker’s APC Retirement Restoration Plan benefit as of December 31, 2011 excluding the effect of the additional pension service credit is $2,023,157, for a total pension value of $2,283,007. The value of Mr. Reeves’ APC Retirement Restoration Plan benefit as of December 31, 2011 excluding the effect of the additional pension service credit is $1,919,315, for a total pension value of $2,253,304.
(3)	The value of Mr. Meloy’s KMG Retirement Restoration Plan benefit includes the effect of the additional pension service credit provided under his 2006 Retention Agreement. Mr. Meloy vested in these additional pension service credits on August 10, 2009. The additional pension service credit was included in the 2006 Retention Agreement to compensate him for certain severance benefits he was otherwise entitled to receive under the change-of-control agreement he had with Kerr-McGee.

Non-Qualified Deferred Compensation for 2011

The Company maintains a Deferred Compensation Plan for certain employees, including the NEOs. Under this Plan, certain employees may voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their AIP payments. The Company does not match these deferred amounts. In general, deferred amounts are distributed to the participant upon separation from service or at a specific date as elected by the participant. At the time deferral elections are made, participants also elect to receive their distributions in either lump-sum or annual installments not exceeding 15 years.

The Company has a Savings Restoration Plan that accrues a benefit substantially equal to the amount that, in the absence of certain IRC limitations, would have been allocated to an NEO’s account as Company matching contributions under the 401(k) Plan. In general, deferred amounts are distributed to the participant in lump-sum upon separation from service.

Both the Deferred Compensation Plan and the Savings Restoration Plan permit participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the 401(k) Plan (but excluding the Company stock fund). These notional accounts do not provide for above-market or preferential earnings. Each participant directs investments of the individual accounts set up for the participant under the plans and may make changes in the investments as often as daily. Since each executive chooses the investment vehicle or vehicles (including a selection of funds ranging from fixed income to emerging markets, as well as other equity, debt and mixed investment strategies in between) and may change their allocations from time to time, the return on the investment will depend on how well each underlying investment fund performed during the time the executive chose it as an investment vehicle. The aggregate performance of such investment is reflected in the “Aggregate Earnings/Losses in 2011” column.

Beginning in 2007, executive officers were given the opportunity to make voluntary deferral elections for their annual restricted stock unit and performance unit awards granted under the Company’s 2008 Omnibus Plan. Any earnings and/or losses attributable to the deferred shares otherwise payable under these awards are based on the performance of the Company’s stock over the deferral period. In general, deferred awards are distributed to the participant, in the form of Company common stock or cash, as designated by the Compensation Committee at the time of grant, upon termination or at a specific date as elected by the participant. The Company does not subsidize or match any deferrals of compensation into these plans.

Name	Executive Contributions in 2011 ($)	Company Contributions in 2011 ($)	Aggregate Earnings/(Losses) in 2011 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at End of 2011 ($)
James T. Hackett
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	258,774	(35,996)	0	1,887,700
1999 Stock Incentive Plan(2)	3,715,250	0	(29,671)	0	9,150,059
2008 Omnibus Plan	0	0	0	0	0

Robert G. Gwin
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	93,786	(6,971)	0	336,933
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0

R. A. Walker
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	93,974	(8,093)	0	510,604
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0

Charles A. Meloy
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	86,722	(15,100)	0	477,096
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0

Robert K. Reeves
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	76,334	(4,726)	0	441,385
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0

(1)	Company contributions in the Savings Restoration Plan are reported in the Summary Compensation Table for each of the NEOs under the “All Other Compensation” column for the fiscal year 2011. The Savings Restoration Plan Aggregate Balance includes amounts reported in the “All Other Compensation” column of the Summary Compensation Table for 2011 as well as amounts previously reported in prior Summary Compensation Tables, to the extent the executive was an NEO for that fiscal year. The amounts currently or previously reported in the Summary Compensation Table for each NEO, are as follows: Mr. Hackett — $1,469,923; Mr. Gwin — $232,994; Mr. Walker — $445,176; Mr. Meloy — $386,099; and Mr. Reeves — $209,997.

(2)	Mr. Hackett elected in 2007 to defer receipt of any shares earned under his 2007 annual performance share award. In accordance with his election, 71,750 shares earned for the performance period ended December 31, 2009 and 48,125 shares earned for the performance period ended December 31, 2010 were deferred until the earlier of November 28, 2013 or separation from service. The value reported in the “Executive Contributions in 2011” column represents the shares earned for the performance period ended December 31, 2010 multiplied by the closing stock price on the deferral date (January 21, 2011, the date the Compensation Committee certified the results of the performance period) of $77.20. The aggregate balance at the end of 2011 represents the value of all deferred shares as of December 31, 2011, based on the closing stock price of $76.33.

Potential Payments Upon Termination or Change of Control

The following tables reflect potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each NEO, assuming a termination date of December 31, 2011, and, where applicable, using the closing price of our common stock of $76.33 (as reported on the NYSE as of December 31, 2011). These tables do not reflect the new Severance Agreement for Mr. Walker and the letter agreement executed with Mr. Hackett, each entered into in February 2012 in conjunction with Mr. Walker’s appointment to President and CEO and Mr. Hackett’s transition to Executive Chairman effective following the Annual Meeting. Each of these agreements is discussed under the Agreements with Executive Officers section beginning on page 50.

The following are general definitions that apply to the termination scenarios detailed below. These definitions have been summarized and are qualified in their entirety by the full text of the applicable plans or agreements to which our NEOs are parties.

Involuntary Termination is generally defined as any termination that does not result from the following termination events: resignation; retirement; for cause; death; qualifying disability; extended leave of absence; continued failure to perform duties or responsibilities; a termination in connection with any corporate sale transaction where continued employment is available; or a termination if the NEO is eligible to receive benefits from a Key Employee Change-of-Control Contract, or under an employment or severance agreement.

For Cause is generally defined as the following:

•

the willful and continued failure of the executive to perform substantially the executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) or material breach of any material provision in an employment agreement (if applicable), after written demand for substantial performance is delivered to the executive by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO believes that the executive has not substantially performed the executive’s duties; or

•	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

A Change of Control is generally defined as any one of the following occurrences:

•	any individual, entity or group acquires beneficial ownership of 20% or more of either the outstanding shares of our common stock or our combined voting power;

•

individuals who constitute the Board (as of the date of either a given change-of-control contract or an award agreement under our equity plans, as applicable) cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change-of-control contract or an award agreement under our equity plans, as applicable, will be deemed a member of the incumbent Board;

•

a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of assets of another entity, unless following the business combination,

–	all or substantially all of the beneficial owners of our outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

–	no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

–	at least a majority of the board of the corporation resulting from the business combination were members of our Board prior to the business combination; or

•	approval by our stockholders of our complete liquidation or dissolution.

Good Reason is generally defined as any one of the following occurrences within three years of a Change of Control:

•

diminution in the executive’s position, authority, duties or responsibilities that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive;

•

any failure by the Company to provide compensation to the executive at levels that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive;

•

any material change in the location, as defined in the applicable agreement, where the executive was employed immediately preceding the Change of Control, or the Company requiring the executive to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control;

•

any termination by the executive for any reason during the 30-day period immediately following the first anniversary of a Change of Control (such occurrence is not part of the good reason definition under Mr. Walker’s Severance Agreement);

•	any purported termination by the Company of the executive’s employment otherwise than as expressly permitted in their Change-of-Control, Employment or Severance Agreement; or

•

any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume the terms provided in the executive’s Change-of-Control or Employment or Severance Agreement.

In February 2011, the Compensation Committee eliminated on a prospective basis the Good Reason provision allowing an executive to terminate for any reason during the 30-day period immediately following the first anniversary of a Change of Control for all key employee change-of-control contracts executed with any newly appointed and/or newly hired senior executives who are not otherwise subject to an existing agreement. The new Severance Agreement for Mr. Walker also excludes this modified single-trigger provision.

Disability is generally defined as the absence of the executive from the executive’s duties with the Company on a full-time basis for 180 business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive or the executive’s legal representative.

Additional details of the post-termination arrangements can be found on page 47.

Involuntary For Cause Termination

	Mr. Hackett($)	Mr. Gwin($)	Mr. Walker($)	Mr. Meloy($)	Mr. Reeves($)
Cash Severance	0	0	0	0	0
Repayment of Retention Payment(1)	0	0	0	(2,500,000)	0
Total	0	0	0	(2,500,000)	0

(1)	Pursuant to the terms of Mr. Meloy’s 2010 Retention Agreement and described on page 52, in the event he is terminated for cause through December 31, 2011, he is required to repay 50% of his retention payment, or $2,500,000.

Voluntary Termination (Including Retirement)

	Mr. Hackett($)(1)	Mr. Gwin($)	Mr. Walker($)	Mr. Meloy($)(1)	Mr. Reeves($)
Prorated Portion of Performance Unit Awards(2)	4,717,793	0	0	1,346,714	0
Repayment of Retention Payment(3)	0	0	0	(2,500,000)	0
Total	4,717,793	0	0	(1,153,286)	0

(1)	As of December 31, 2011, Messrs. Hackett and Meloy were the only NEOs eligible for retirement.
(2)	Under the terms of the performance unit agreements, retirement eligible participants receive a prorated payout, paid after the end of the performance period, based on actual performance and the number of months worked during the performance period. Messrs. Hackett’s and Meloy’s values reflect an estimated payout based on performance to date through December 31, 2011, which is not indicative of the payout they will receive at the end of the performance period based on actual performance.
(3)	Pursuant to the terms of Mr. Meloy’s 2010 Retention Agreement and described on page 52, in the event he voluntarily resigns (including retirement) through December 31, 2011, he is required to repay 50% of his retention payment, or $2,500,000.

Involuntary Not For Cause Termination

	Mr. Hackett($)	Mr. Gwin($)	Mr. Walker($)	Mr. Meloy($)	Mr. Reeves($)
Cash Severance(1)	11,730,000	2,109,250	2,400,000	0	1,885,000
Pro-rata AIP Bonus(2)	3,127,590	1,032,460	1,128,600	834,465	850,717
Accelerated Equity Compensation(3)	25,263,141	8,588,164	11,007,766	8,903,994	6,422,714
Retirement Restoration Plan Benefits(4)	7,872,961	0	0	3,544,992	0
Health and Welfare Benefits(5)	95,336	51,554	82,069	44,845	69,495
Total	48,089,028	11,781,428	14,618,435	13,328,296	9,227,926

(1)	Mr. Hackett’s value assumes three times his base salary plus target AIP bonus; all other NEO values assume two times base salary plus one times target AIP bonus. Pursuant to Mr. Meloy’s 2010 Retention Agreement and described on page 52, if his employment is terminated under an involuntary not for cause scenario through December 31, 2011, then his retention payment of $2,500,000 shall be applied as an offset against the amount of severance pay owed by the Company. As a result, Mr. Meloy’s retention payment reduced his cash severance amount to $0.
(2)	Payment, if provided, will be paid at the end of the performance period based on actual performance. The values in the table are based on the actual bonuses awarded under the Company’s 2011 AIP as discussed on page 41.
(3)	Reflects the in-the-money value of unvested stock options, the estimated current value of unvested performance units and the value of unvested restricted stock units, under Anadarko equity plans, all as of December 31, 2011. In the event of an involuntary termination, unvested performance units would be paid after the end of the applicable performance periods based on actual performance. Current values reflect performance to date estimates as of December 31, 2011.

(4)	Reflects the lump-sum present value of additional benefits related to the Company’s supplemental pension benefits which are contingent upon the termination event. All values include special pension credits, provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan or the KMG Restoration Plan, respectively. On a case-by-case basis, the Compensation Committee may approve a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming they were eligible for subsidized early retirement benefits. Messrs. Hackett and Meloy are not eligible for this supplemental benefit because they were eligible for early retirement as of December 31, 2011. If the Compensation Committee were to have approved this special benefit for the other NEOs, the incremental value as of December 31, 2011 to the Retirement Restoration Plan benefits disclosed above would have been as follows: Mr. Gwin — $639,495; Mr. Walker — $914,822; and Mr. Reeves — $916,862.
(5)	Mr. Hackett’s value represents 18 months of health and welfare benefit coverage; all other NEO values represent a total of 24 months of health and welfare benefit coverage. All amounts are present values determined in accordance with FASB ASC Topic 715.

Change of Control: Involuntary Termination or Voluntary For Good Reason

	Mr. Hackett($)	Mr. Gwin($)	Mr. Walker($)	Mr. Meloy($)	Mr. Reeves($)
Cash Severance(1)	11,730,000	5,243,473	5,976,187	2,154,790	4,481,553
Pro-rata AIP Bonus(2)	2,210,000	1,093,094	1,260,754	1,005,100	895,363
Accelerated Equity Compensation(3)	23,538,616	8,077,093	10,203,512	8,475,053	6,022,397
Retirement Restoration Plan Benefits(4)	5,881,797	2,001,567	4,208,000	3,544,992	2,726,044
Nonqualified Deferred Compensation(5)	841,521	325,457	329,021	280,069	278,165
Health and Welfare Benefits(6)	214,630	79,650	209,346	67,254	201,275
Outplacement Assistance	30,000	30,000	30,000	30,000	30,000
Financial Counseling(7)	0	42,828	42,828	42,828	42,828
Excise Tax and Gross-up(8)	0	4,913,252	6,678,972	0	3,569,646
Total	44,446,564	21,806,414	28,938,620	15,600,086	18,247,271

(1)	Mr. Hackett’s value assumes three times his base salary plus target AIP bonus; all other NEO values assume 2.9 times the sum of base salary plus the highest AIP bonus paid in the past three years. Pursuant to Mr. Meloy’s 2010 Retention Agreement and described on page 52, if his employment is terminated because of either an involuntary termination or voluntary for good reason termination following a change of control through December 31, 2011, then his retention payment of $2,500,000 shall be applied as an offset against the amount of severance pay owed by the Company. This offset is reflected in his above cash severance value.
(2)	Mr. Hackett’s value assumes payment of pro-rata AIP bonus based on the target AIP bonus percentage and base salary in effect as of December 31, 2011; all other NEO values assume the full-year equivalent of the highest annual AIP bonus the officer received over the past three years.
(3)	Includes the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock units, all as of December 31, 2011.
(4)	Reflects the lump-sum present value of additional benefits related to the Company’s supplemental pension benefits which are contingent upon the termination event. For all NEOs, except for Messrs. Hackett and Meloy, who were eligible for early retirement as of December 31, 2011, the values include a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming the NEOs were eligible for subsidized early retirement benefits. All values include special pension credits, provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan, the KMG Restoration Plan or a key employee change-of-control contract, respectively.
(5)	Includes the value of an additional three years of employer contributions into the Savings Restoration Plan based on each officer’s current contribution rate to the Plan.
(6)	Values represent 36 months of health and welfare benefit coverage. Messrs. Walker’s and Reeves’ value also includes the lump-sum value of subsidized retiree medical benefits. All amounts are present values determined in accordance with FASB ASC Topic 715.

(7)	Values assume financial counseling services continue for three years after termination. Mr. Hackett does not currently use this Company-provided service and therefore benefits are not assumed to be extended to him after termination.
(8)	Values estimate the total payment required to make each executive whole for the 20% excise tax imposed by IRC Section 4999.

Disability

	Mr. Hackett($)	Mr. Gwin($)	Mr. Walker($)	Mr. Meloy($)	Mr. Reeves($)
Cash Severance	0	0	0	0	0
Pro-rata AIP Bonus(1)	2,057,625	679,250	742,500	548,990	559,682
Accelerated Equity Compensation(2)	23,538,616	8,077,093	10,203,512	8,475,053	6,022,397
Health and Welfare Benefits(3)	1,252,367	488,498	489,872	388,035	388,242
Total	26,848,608	9,244,841	11,435,884	9,412,078	6,970,321

(1)	Represents payment of a pro-rata target AIP bonus based on target bonus percentages effective for the 2011 AIP and eligible earnings as of December 31, 2011.
(2)	Reflects the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock units, all as of December 31, 2011.
(3)	Reflects the continuation of additional death benefit coverage provided to officers of the Company until age 65. All amounts are present values determined in accordance with FASB ASC Topic 715.

Death

	Mr. Hackett($)	Mr. Gwin($)	Mr. Walker($)	Mr. Meloy($)	Mr. Reeves($)
Cash Severance	0	0	0	0	0
Pro-rata AIP Bonus(1)	2,057,625	679,250	742,500	548,990	559,682
Accelerated Equity Compensation(2)	23,538,616	8,077,093	10,203,512	8,475,053	6,022,397
Life Insurance Proceeds(3)	8,339,890	2,250,197	2,675,059	1,888,277	2,045,633
Total	33,936,131	11,006,540	13,621,071	10,912,320	8,627,712

(1)	Represents payment of a pro-rata target AIP bonus based on target bonus percentages effective for the 2011 AIP and eligible earnings as of December 31, 2011.
(2)	Includes the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock units, all as of December 31, 2011.
(3)	Includes amounts payable under additional death benefits provided to officers and other key employees of the Company. These liabilities are not insured, but are self-funded by the Company. Proceeds are not exempt from federal taxes; values shown include an additional tax gross-up amount to equate benefits with nontaxable life insurance proceeds. Values exclude death benefit proceeds from programs available to all employees.

In addition to the benefits outlined above for each termination scenario, each of the NEOs would be paid following termination for any reason, the following vested amounts under our nonqualified benefit programs, which have been previously earned but not paid:

	Mr. Hackett($)	Mr. Gwin($)	Mr. Walker($)	Mr. Meloy($)	Mr. Reeves($)
Retirement Restoration Plan Benefits(1)	20,513,357	1,076,861	1,650,305	18,913,601	1,572,086
Non-qualified Deferred Compensation(2)	11,037,759	336,933	510,604	477,096	441,385
Health and Welfare Benefits(3)	95,936	—	—	—	—
Total	31,647,052	1,413,794	2,160,909	19,390,697	2,013,471

(1)	Reflects the lump-sum present value of vested benefits related to the Company’s supplemental pension benefits.

(2)	Reflects the combined vested balances in the non-qualified Savings Restoration Plan and Deferred Compensation Plan. Mr. Hackett’s value includes the shares he earned and deferred under the 1999 Stock Incentive Plan in settlement for his 2007 annual performance share award for the performance periods ended December 31, 2009 and December 31, 2010.
(3)	Mr. Hackett’s value represents the lump-sum value of vested subsidized retiree medical benefits. Because this benefit is coordinated with any additional continuation of health and welfare benefits Mr. Hackett may receive, the vested value of this benefit is reduced to $73,143 and $51,827 in the event of an involuntary not for cause termination and an involuntary or voluntary for good reason termination following a change of control, respectively.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that related-person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related-person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related-person transactions may be in, or may not be inconsistent with, the best interest of the Company and our stockholders. Therefore, the Company has written procedures for the approval, ratification and review of ongoing related-person transactions. Either the Board’s Nominating and Corporate Governance Committee or the full Board (as determined by the Nominating and Corporate Governance Committee) will review, ratify or approve, as necessary, any related-person transactions prior to the transaction being entered into, or ratify any related person transactions that have not been previously approved, in which a director, five-percent owner, executive officer or immediate family member of any such person has a material interest, and where the transaction is in an amount in excess of $120,000, either individually or in the aggregate of several transactions during any calendar year. This review typically occurs in connection with regularly scheduled Board meetings.

In addition to those matters described above, the Nominating and Corporate Governance Committee has approved in advance the following categories of related-person transactions: (i) the rates and terms involved in such transactions where the Company’s standard rates and terms for such transactions apply; and (ii) the hiring of a related person (including immediate family members) as an employee of the Company (but not an officer), provided that total annual compensation (meaning base salary, annual incentive bonus and other amounts to be reported on a W-2) does not exceed $120,000.

In 2004, the Company and Mr. Allison entered into an agreement that replaced the Memorandum of Understanding dated October 26, 2000 between the Company and Mr. Allison. The 2004 agreement was effective as of Mr. Allison’s retirement from the Company in December 2003 and provides that, during Mr. Allison’s lifetime, he has the use of the Company’s aircraft, or an alternative aircraft, for up to 200 hours annually. If the Company no longer maintains an aircraft, the Company will provide to him an annual payment sufficient to allow him to secure comparable aircraft usage. In addition, the agreement provides that the Company will furnish Mr. Allison, during his lifetime, office space, secretarial assistance, office utilities and a monitored security system for his personal residence. In connection with prior service as an executive of Anadarko, the Company also purchased supplemental life insurance policies for Mr. Allison in 1998 and 2000. Mr. Allison retired from the Board on December 31, 2011.

ITEM	2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s financial statements for 2012. The Board, at the request of the Audit Committee, is asking you to ratify that appointment.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO AUDIT THE COMPANY’S FINANCIAL STATEMENTS FOR 2012. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will make the final determination of the independent auditor for 2012.

INDEPENDENT AUDITOR

KPMG LLP, an independent registered public accounting firm, served as the Company’s independent auditor during 2011. Representatives of KPMG LLP will be present at the meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2011 and 2010 and for other services provided by KPMG LLP.

	2011	2010
Audit Fees	$5,600,000	$5,535,000
Audit-related Fees	590,000	947,000
Tax Fees	913,000	605,000
All Other Fees	0	0

Total	$7,103,000	$7,087,000

Audit fees are primarily for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting, and the reviews of the Company’s financial statements included in the Forms 10-Q. KPMG LLP also served as the independent auditor of Western Gas Partners, LP (WES) and fees for the audit of WES’s annual consolidated financial statements for 2011 and 2010 were $907,000 and $920,000, respectively, which are not included in the table above.

Audit-related fees are primarily for the audits of the Company’s benefit plans, other audits, consents, comfort letters and certain financial accounting consultation. Audit-related fees related to WES for 2011 and 2010 were $650,000 and $640,000, respectively, which are not included in the table above.

Tax fees are primarily for tax planning compliance and services. The Audit Committee has concluded that the provision of tax services is compatible with maintaining KPMG LLP’s independence.

The Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit, audit-related, and tax services as well as any other services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairperson, to whom such authority has been conditionally delegated, prior to engagement. During 2011, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were requested of or approved by the Audit Committee.

ITEM	3 — APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN

In February 2012, the Board of Directors unanimously approved the 2012 Omnibus Incentive Compensation Plan, or the 2012 Omnibus Plan, subject to stockholder approval. The effective date for the 2012 Omnibus Plan will be the date it is approved by our stockholders.

Why You Should Vote in Favor of the Plan

The Board believes that the 2012 Omnibus Plan will play an important role in our human resource and business strategy by allowing us to continue to appropriately attract, motivate and retain experienced and highly qualified individuals who are in a position to contribute materially to the success and long-term objectives of the Company. Consistent with our compensation philosophy, we believe that stock-based compensation fosters and strengthens a sense of proprietorship and personal involvement in the Company’s success. By holding a personal stake in Anadarko, these individuals are encouraged to devote their best efforts towards the achievement of our business objectives and our success, thereby advancing the interests of Anadarko and our stockholders.

With the approval of the 2012 Omnibus Plan, we will be able to continue to use an array of equity compensation alternatives in structuring compensation arrangements. The use of equity as part of our compensation program is important because it fosters a pay-for-performance culture, which is an important element of our overall compensation philosophy. We believe that equity compensation motivates individuals to create stockholder value since the value realized from the equity compensation is based on our stock performance.

We believe we have demonstrated our commitment to sound equity compensation practices. For example, our average three-year burn rate for 2009, 2010 and 2011 is less than 1%. Average three-year burn rate is calculated as the number of shares granted in each fiscal year, including stock options, restricted stock, restricted stock units, actual performance shares delivered and earned deferred shares, divided by the weighted average common shares outstanding, Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels.

Existing Equity Compensation Plans

The table and footnotes below provide updated supplemental information to the Equity Compensation Plan Table disclosed in Item 12 of our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 21, 2012.

Equity Compensation Plans Approved by Security Holders
Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2011	15,474,224
Awards granted to employees and non-employee directors under the Company’s existing equity compensation plans from January 1, 2012 to March 8, 2012 (1)	(3,157,046)
Awards cancelled and returned for issuance under the Company’s existing equity compensation plans from January 1, 2012 to March 8, 2012 (2)	14,732
Number of securities remaining available for issuance under the Company’s existing equity compensation plans as of March 8, 2012 (3)	12,331,910

(1)	Includes 1,390,040 restricted stock shares granted to employees and 729 deferred shares granted to a non-employee director. Each restricted stock and deferred share granted reduces the securities available for future issuance under the existing equity compensation plans at a rate of 2.27 per share of common stock.

(2)	Includes the cancellation of 5,863 stock options and 3,907 restricted stock shares. Each restricted stock share cancelled increases the securities available for grant under the existing equity compensation plans at a rate of 2.27 per share of common stock.

(3)	Awards granted under the 2008 Omnibus Plan after March 8, 2012 and prior to stockholder approval of the 2012 Omnibus Plan will reduce the number of shares available for grant under the 2012 Omnibus Plan as described under Shares Authorized on page 75.

As of March 8, 2012, the Company had 9,648,185 stock options outstanding with a weighted average exercise price of $55.53 and a weighted average remaining contractual term of 4.3 years. Additionally, as of March 8, 2012, the Company had 2,963,382 shares of unvested restricted stock and restricted stock units outstanding. The Company also had performance unit awards outstanding covering a maximum of 1,011,378 shares, which are settled in cash and do not reduce the shares available for future grant under the 2008 Omnibus Plan. The closing price of a share of Anadarko common stock as reported by the NYSE on March 8, 2012 was $83.61.

We currently maintain the 2008 Omnibus Plan from which we make equity-based and cash incentive awards to employees. As of March 8, 2012, there were approximately 11,139,907 shares of our common stock reserved and available for future awards under the 2008 Omnibus Plan. If the proposed 2012 Omnibus Plan is approved by stockholders, future equity and cash incentive awards to employees will be made from the 2012 Omnibus Plan and we will not grant any additional awards under the 2008 Omnibus Plan. Equity awards previously granted under the 2008 Omnibus Plan will remain outstanding in accordance with their terms. We also maintain the 2008 Director Compensation Plan from which we make equity-based awards to our non-employee directors and will continue to make awards under this plan. As of March 8, 2012, there were approximately 1,192,003 shares of our common stock reserved and available for future awards under the 2008 Director Compensation Plan. Such plan is a flexible authorization plan. Shares issued as full value awards (that is, awards other than stock options or stock appreciation rights) count against the plan’s share authorization at a rate of 2.27 to 1.0, while shares issued as stock options or stock appreciation rights count against the share authorization at a rate of 1.0 to 1.0.

Description of the 2012 Omnibus Incentive Compensation Plan

The 2012 Omnibus Plan provides for the granting of awards in any combination of the following:

• stock options	• incentive awards

• stock appreciation rights	• cash awards

• restricted stock and/or restricted stock units	• other stock-based awards

• performance shares and/or performance units

The terms of the 2012 Omnibus Plan are substantially similar to the 2008 Omnibus Plan, except the 2012 Omnibus Plan:

•	implements a double-trigger change-of-control provision for the accelerated vesting of equity awards;

•

strengthens our current no repricing provision to expressly prohibit the cancellation of stock option and stock appreciation right awards in exchange for cash or another award or any other action that would be treated as a repricing; and

•	updates our current clawback provision in anticipation of the upcoming issuance of final Dodd-Frank regulations.

We are seeking stockholder approval for a maximum share authorization of 30,000,000 common shares under the 2012 Omnibus Plan. Provisions have also been included to meet the requirements for deductibility of executive compensation under IRC Section 162(m) with respect to performance-based compensation awarded to applicable participants.

The following is a general summary of the material provisions of the 2012 Omnibus Plan and is qualified in its entirety by the full text of the 2012 Omnibus Plan, which is attached to this proxy statement as Appendix A. Capitalized terms not defined in the summary are defined in the plan document.

Term of Plan. The 2012 Omnibus Plan will expire 10 years from date of stockholder approval.

Participants. Employees or Consultants, including non-employee members of the Board, are considered eligible participants under the 2012 Omnibus Plan.

Shares Authorized. Subject to stockholder approval, a maximum share authorization of 30,000,000 common shares is reserved for issuance under the 2012 Omnibus Plan. The shares to be delivered under the 2012 Omnibus Plan may be made available from any combination of shares held in Anadarko’s treasury or authorized but unissued shares of Anadarko’s common stock. Awards granted under the 2008 Omnibus Plan after March 8, 2012 and prior to stockholder approval of the 2012 Omnibus Plan will reduce the 30,000,000 shares available for grant under the 2012 Omnibus Plan as follows: 1.80 shares of common stock for every 1.0 share of common stock related to a Full Value Award and 1.0 share for every 1.0 share of common stock related to an Award other than a Full Value Award.

The 2012 Omnibus Plan is a flexible authorization plan. Under the 2012 Omnibus Plan, the number of aggregate shares available for issuance will be reduced by 1.0 share for each share granted in the form of a stock option or stock appreciation right or 1.80 shares for each share granted in the form of any Full Value Award (an award that is not a stock option or stock appreciation right that is settled in stock).

Shares are counted against the authorization only to the extent they are actually issued. Shares which terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, will again be available for grant under the 2012 Omnibus Plan. The full number of stock appreciation rights granted that are to be settled by the issuance of shares will be counted against the number of shares authorized for award under the 2012 Omnibus Plan, regardless of the number of shares actually issued upon settlement of such stock appreciation rights. Any shares of stock withheld to satisfy tax withholding obligations, shares tendered to pay the exercise price of an award and shares repurchased on the open market with the proceeds of an option exercise will not again be available for grant.

The number of shares authorized to be issued under the 2012 Omnibus Plan, as well as individual limitations and exercise prices, will be subject to adjustments for stock dividends, stock splits, recapitalizations, mergers, or similar corporate events. No adjustments will be made with respect to a participant’s award if such adjustments would result in adverse taxation under IRC Section 409A.

Limitations on Awards. The 2012 Omnibus Plan imposes annual per-participant award limits. The annual per-participant limits are as follows:

Award(s)	Annual Limit
Stock Options	Maximum 2,500,000 shares to any one individual
Stock Appreciation Rights	Maximum 2,500,000 shares to any one individual
Restricted Stock or Restricted Stock Units	Maximum 1,500,000 shares or the value of 1,500,000 shares to any one individual
Performance Shares or Performance Units	Maximum 1,500,000 shares or the value of 1,500,000 shares to any one individual
Incentive Awards	Maximum $10,000,000 to a Covered Employee
Cash Awards	Maximum award to any one individual may not exceed greater of $10,000,000 or the value of 1,500,000 shares
Other Stock-Based Awards	Maximum 1,500,000 shares to any one individual

In addition, the maximum number of shares that may be granted as incentive stock options is 10,000,000.

Administration. Unless otherwise specified by the Board, the Compensation Committee is the Plan Administrator with respect to all Covered Employees and all insiders under Section 16 of the Exchange Act and the Management Committee is the Plan Administrator with respect to all other employees. The Management Committee will consist of the CEO, provided that such individual is a member of the Board, and any other member of the Board as the Board may determine from time to time. The Plan Administrator is responsible for administering the 2012 Omnibus Plan and has the discretionary power to interpret the terms and intent of the 2012 Omnibus Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, to adopt rules, regulations, forms, instruments and guidelines and to exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of Anadarko with respect to the 2012 Omnibus Plan. Determinations of the Plan Administrator made under the 2012 Omnibus Plan are final and binding. The Plan Administrator may designate the appropriate employees or other agents of the Company to handle the day-to-day administrative matters of the 2012 Omnibus Plan.

Award Terms. All awards to participants under the 2012 Omnibus Plan are subject to the terms, conditions and limitations as determined by the Plan Administrator. Under the 2012 Omnibus Plan, participants may be granted either incentive stock options that comply with the requirements of IRC Section 422 or nonqualified stock options that do not comply with those requirements. Stock options must have an exercise price per share that is not less than the fair market value of our common stock on the date of grant, except in the case of stock options granted in assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which Anadarko combines. Subject to certain adjustment provisions that only apply to specified corporate events or the approval of our stockholders, the exercise price of all stock options granted under the 2012 Omnibus Plan may not be repriced downward. Specifically, the Plan Administrator may not amend the terms of an outstanding stock option to reduce the exercise price, cancel it and replace it with a new stock option with a lower exercise price, or cancel an outstanding option with an exercise price above the then-current fair market value of our common stock in exchange for another type of award. Stock options have a maximum term of ten years from the date of grant. Employees may pay the exercise price with cash or its equivalent, with previously acquired shares of our common stock, or by any other means approved by the Plan Administrator, including by means of a broker-assisted cashless exercise.

Stock appreciation rights may be granted under the 2012 Omnibus Plan in tandem with a stock option, in whole or in part, or may be granted separately. The exercise price of a stock appreciation right may not be less than the fair market value of our common stock on the date of grant, except in the case of stock appreciation rights granted in assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which Anadarko combines. Subject to certain adjustment provisions that only apply to specified corporate events or the approval of our stockholders, the exercise price of all stock appreciation rights made under the 2012 Omnibus Plan may not be repriced downward. Specifically, the Plan Administrator may not amend the terms of an outstanding stock appreciation right to reduce the grant price, cancel it and replace it with a new stock appreciation right with a lower grant price, or cancel an outstanding stock appreciation right with an grant price above the then-current fair market value of our common stock in exchange for another type of award. Stock appreciation rights have a maximum term of ten years from the date of grant.

A restricted stock award consists of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to voting rights and to receive dividends. The Plan Administrator may require that the dividend be paid in cash or shares on the dividend payment date or accrued and/or reinvested in additional shares and paid at the time the restricted stock vests and settles. A restricted stock unit award results in the transfer of shares of stock or cash to the participant only after specified conditions are satisfied. Rights to dividend equivalents, payable in cash or shares on the dividend payment date or accrued and/or reinvested in additional shares and paid at the time the restricted stock units vest and are settled, may be extended to and made part of any restricted stock unit award, at the discretion of the Plan Administrator. A holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. Except as permitted by the Plan Administrator and specified in the award agreement, restricted stock and restricted stock unit awards settled in stock that are not performance-based will vest over a minimum period of three years, and restricted stock and restricted stock unit awards settled in stock that are performance-based will vest over a minimum period of one year.

A performance award (whether granted as a performance share or a performance unit) consists of a grant made subject to the attainment of one or more performance goals for a specified performance period (as determined by the Plan Administrator but not less than one year) and may be intended to meet the requirements of qualified performance-based compensation under IRC Section 162(m). Performance awards will only be earned by participants if the performance goals are met for the performance period. At the discretion of the Plan Administrator and as prescribed in the award agreement, payment may be made in the form of cash, shares or a combination of cash and shares. Rights to dividend equivalents, payable in cash and/or shares (including reinvestment in additional shares) and paid at the time the performance award vests and settles, may be extended to and made part of any performance award, at the discretion of the Plan Administrator.

Incentive awards consist of grants denominated in cash and may be intended to meet the requirements of qualified performance-based compensation under IRC Section 162(m). The Plan Administrator will determine the performance goals applicable to the payout for incentive awards to Covered Employees for each performance period. The Compensation Committee cannot adjust an incentive award upward for a participant, but retains the discretion to adjust the incentive award downward. At the discretion of the Plan Administrator, payment of incentive awards may be made in cash and/or other equity-based awards as provided under the 2012 Omnibus Plan and will be paid no later than March 15 following the end of the calendar year for which determinations with respect to the incentive awards are made.

For any awards intended to meet the requirements of IRC Section 162(m), the grant or vesting of such awards may be based upon one or more performance goals that apply to the specified participant, one or more business units of the Company, or the Company as a whole. Prior to the payment of any award based on the achievement of performance goals intended to qualify under IRC Section 162(m), the Compensation Committee must certify in writing that the applicable performance goals and any material terms were, in fact, satisfied. The performance goals intended to qualify compensation as performance-based compensation for purposes of IRC Section 162(m) are:

Financial Goals:	• Earnings • Revenues • Debt level • Cost reduction targets • Interest-sensitivity gap levels • EBITDAX • Debt/average daily production	• Earnings per share • Cash flow from operations • Equity ratios • Capital expended • Weighted average cost of capital • Return on assets • Debt/proved developed reserves	• Net income • Free cash flow • Expenses • Working capital • Operating or profit margin • Return on equity or capital employed • Debt/proved reserves

Operating Goals:	• Amount of oil and gas reserves • Lease operating expense/barrels of oil equivalent	• Oil and gas reserve additions • Costs of finding oil and gas reserves	• Oil and gas replacement ratios • Natural gas and/or oil production or sales

Corporate and Other Goals:	• Total stockholder return • Asset quality levels • Investments • Satisfactory internal or external audits • Achievement of balance sheet or income statement objectives	• Market share • Assets • Asset sale targets • Value of assets • Employee retention/attrition rates • Improvement of financial ratings	• Charge-offs • Non-performing assets • Fair market value of common stock • Regulatory compliance • Safety targets • Economic value added • Production growth per net debt adjusted share

Cash awards may be made to participants as determined by the Plan Administrator. The Plan Administrator will determine the terms and conditions of such cash awards, including whether the payout of such awards is subject to the achievement of performance goals.

Other stock-based awards may be equity-based or equity-related awards other than stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. The terms and conditions of other stock-based awards will be determined by the Plan Administrator. Payment under any other stock-based awards may be made in common stock or cash, as determined by the Plan Administrator.

Termination of Employment. Unless otherwise specified in a participant’s award agreement, all unvested and/or unexercisable awards will automatically be forfeited upon termination of employment. With respect to stock options or stock appreciation rights, the participant will have at least three (3) months following termination in which to exercise the vested portion of the awards. In the event of a termination for cause (as defined in the 2012 Omnibus Plan), all of a participant’s awards, whether vested or unvested, exercisable or unexercisable, will automatically be forfeited. The Plan Administrator will have sole discretion for determining termination provisions for awards.

Treatment of Awards Upon a Change of Control. Unless otherwise provided in a participant’s award agreement, in the event of both the occurrence of a change of control of Anadarko and the termination of the participant’s employment without cause or for good reason during the participant’s applicable protection period, any outstanding stock option or stock appreciation right will become fully exercisable, any outstanding performance share, performance unit, restricted stock, restricted stock unit, other stock-based award or other cash award that was forfeitable will become non-forfeitable and fully vest, and to the extent applicable, will be converted into shares of Anadarko common stock or cash.

Clawback Provision. Each participant’s award shall be conditioned on repayment or forfeiture in accordance with any Company policy, applicable law, including the Sarbanes-Oxley Act of 2002 and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any relevant provisions in the related award agreement.

Transferability of Awards. Award rights may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution unless the Participant has received the Plan Administrator’s prior written consent. However, as outlined in the 2012 Omnibus Plan, certain transfers may be made to permitted transferees upon approval of the Plan Administrator.

Amendment to the Plan. Subject to approval of the Board with respect to amendments that are required by law or regulation or stock exchange rules to be submitted to stockholders of the Company for approval, the Compensation Committee may amend the 2012 Omnibus Plan as it may deem proper and in the best interests of Anadarko, provided however that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval will be required. No change can be made to any award granted under the 2012 Omnibus Plan without the consent of the participant if such change would impair the right of the participant under the provisions of the award to acquire or retain common stock or cash that the participant may have otherwise acquired.

United States Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 2012 Omnibus Plan, based on federal income tax laws currently in effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The exact federal income tax treatment of an award will depend on the specific nature and form of such award.

Incentive Stock Options. An employee generally will not recognize taxable income upon grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item of adjustment for alternative minimum tax purposes, and may therefore result in alternative minimum tax liability to the option holder. Incentive stock option tax treatment will be available only if the participant has been an employee of Anadarko or its subsidiaries within three months of the date of exercise. Anadarko will not be entitled to any business expense deduction on the grant or exercise of an incentive stock option. If the employee has held the shares acquired upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the employee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as a long-term capital gain or loss. If the employee does not satisfy these holding period requirements (a disqualifying disposition), the employee will generally recognize ordinary income for the year of disposition, in an amount equal to the excess of the fair market value of the shares on the date the option was exercised over the option exercise price (or, if less, the amount realized upon disposition over the exercise price). Any excess of the amount realized by the employee on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will be a short-term capital gain. Anadarko generally will be entitled to a deduction in the year of disposition equal to the amount of ordinary income recognized by the employee. The employee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the exercise price paid, plus any amount includible as ordinary income as a result of a disqualifying disposition. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the alternative minimum taxable income adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Nonqualified Stock Options. An employee will not recognize any income at the time of grant of a nonqualified stock option and Anadarko will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified stock option, the employee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option. Subject to any deduction limitation under IRC Section 162(m) (which is discussed below), Anadarko will be entitled to a federal income tax deduction in the year of exercise in the same amount as the taxable compensation recognized by the employee. The employee’s basis in the stock for purposes of measuring the amount of gain will be the exercise price paid to Anadarko plus the amount of compensation includible in income at the time of exercise. An employee’s subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will ordinarily result in long-term or short-term capital gain or loss, depending on the holding period of the shares.

Generally, the shares received on exercise of an option or stock appreciation right under the 2012 Omnibus Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the participant will recognize income on the date of exercise of a nonqualified stock option or stock appreciation right. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of service. Exchange Act Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. The 2012 Omnibus Plan is intended to satisfy the requirements for exemption under Exchange Act Rule 16b-3. Therefore, the grant of awards will not be considered a purchase and the exercise of the awards to acquire the underlying shares of the Company common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and measured on the date of exercise.

Payment of Option Exercise Price in Shares. If a nonqualified option is exercised by tendering previously owned shares of Anadarko common stock in payment of the exercise price, then, instead of the treatment described above, the tender generally will not be considered a taxable disposition of the previously owned shares and no gain or loss will be recognized with respect to the equivalent number of new shares (the exchanged shares) acquired at the time of exercise. The employee’s basis and holding period for the exchanged shares will be the same as the previously owned shares exchanged. The employee will, however, have ordinary income equal to the fair market value on the date of exercise of the new additional shares received in excess of the number of exchanged shares. The employee’s basis in the new additional shares will be equal to the amount of such compensation income and the holding period will begin on the date of exercise. However, if an incentive stock option is exercised by tendering previously owned shares of Anadarko common stock in payment of the exercise price, if the previously owned shares were acquired on the exercise of an incentive stock option and have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the employee will recognize income and be subject to other basis allocation and holding period adjustments with respect to the exchanged shares.

Stock Appreciation Rights and Performance Awards. When stock appreciation rights are exercised or when performance awards are settled or paid, the amount of cash and the fair market value of property received by the employee (including shares) will be ordinary income, unless the property is subject to transfer restrictions or forfeiture.

Restricted Stock. Restricted Stock granted under the 2012 Omnibus Plan may, in the determination of the Plan Administrator, be subject to rights of repurchase, forfeiture and other transfer restrictions. The tax consequences of stock granted under the 2012 Omnibus Plan depends on whether the stock is subject to restrictions and, if so, whether the restrictions are deemed to create a substantial risk of forfeiture under IRC Section 83 (for example, stock granted under the 2012 Omnibus Plan that is subject to forfeiture if the employee terminates employment prior to the time the restrictions lapse, which right lapses over a period of continued employment, is considered a substantial risk of forfeiture under IRC Section 83). If stock is not subject to a substantial risk of forfeiture, the employee normally will recognize taxable ordinary income equal to the value of the stock on the date on which the stock is granted less any amount paid for that stock. If the stock is subject to a substantial risk of forfeiture, the employee normally will recognize taxable ordinary income as and when the substantial risk of forfeiture lapses in the amount equal to the fair market value of the shares at the time they are no longer subject to the substantial risk of forfeiture less the amount paid for the stock. Upon disposition of the stock, the employee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long- or short-term depending on how long the employee held the stock.

A recipient of stock subject to a substantial risk of forfeiture may make an election under IRC Section 83(b) to recognize ordinary income on the date the employee receives the restricted stock, rather than waiting until the substantial risk of forfeiture lapses. If the employee makes a IRC Section 83(b) election, the employee will be required to recognize as ordinary income on the date the employee receives the stock grant the difference, if any, between the fair market value of the stock on the award date and the purchase price paid. If the employee makes a Section 83(b) election, the employee will not be required to recognize any income when the substantial risk of forfeiture lapses.

The shares acquired will have a cost basis equal to the fair market value on the date the restrictions lapse (or the date of grant if a IRC Section 83(b) election is made). When the employee disposes of the shares acquired, any amount received in excess of the share’s cost basis will be treated as long- or short-term capital gain, depending upon the holding period of the shares. If the amount the employee receives is less than the cost basis of the shares, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

Other Awards. In addition to the types of awards described above, the 2012 Omnibus Plan authorizes certain other awards that may include payments in cash, common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and the Company will be entitled to a corresponding deduction at that time. In general, the sale or grant of stock to a participant under the 2012 Omnibus Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of IRC Section 83 in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 generally will be taxed under the rules applicable to Restricted Stock as described above.

Other Tax Issues. The terms of awards granted under the 2012 Omnibus Plan may provide for accelerated vesting or payment of an award in connection with a change of control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute excess parachute payments under the golden parachute provisions of the IRC. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any excess parachute payments and the Company will be denied any deduction with respect to such payment.

In general, IRC Section 162(m) imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Company’s NEOs (excluding the Company’s Chief Financial Officer), including any compensation relating to an award granted under the 2012 Omnibus Plan. Compensation that is considered to be performance-based will not have to be taken into account for purposes of the $1,000,000 limitation, and accordingly, should be deductible by the Company without limitation under IRC Section 162(m). Provided an option is approved by a committee comprised of two or more outside directors, has an exercise price of at least fair market value on the date of grant, the plan under which the option is granted imposes a per person limit on the number of shares covered by awards and the material terms of the plan under which the option is granted have been disclosed to and approved by stockholders, any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options will qualify as performance-based compensation for purposes of Section 162(m). An award may also qualify as performance-based compensation if the administrator conditions the grant, vesting, or exercisability of such an award on the attainment of a pre-established objective performance goal.

If any award granted under the 2012 Omnibus Plan is considered deferred compensation under IRC Section 409A, then certain requirements must be met for the deferral to be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by the employee is done within the time period(s) permitted by IRC Section 409A; certain limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in certain permitted circumstances. If these requirements are not met, the employee will be immediately taxable on such purportedly deferred amounts, a penalty of 20% will be imposed, and interest will accrue at the underpayment rate plus one percent on the underpayments that would have occurred had the compensation been includible in the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture.

The taxable income resulting from awards under the 2012 Omnibus Plan, other than incentive stock options, will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the employee’s other compensation and requiring payment of withholding amounts as part of the exercise price or as a condition to receiving shares pursuant to an award. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 2012 Omnibus Plan. Whether or not such withholding is required, the Company will report such information to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards.

Dividends paid on the restricted shares prior to the lapse of restrictions will be taxable as additional compensation income to the recipient in the year received and subject to withholding.

New Plan Benefits

All awards granted under the 2012 Omnibus Plan are subject to the discretion of the Compensation Committee, the Management Committee or the Board of Directors, as appropriate. Therefore, the total benefits that will be received by any particular person or group under the 2012 Omnibus Plan are not determinable at this time. To date, no awards have been made under the 2012 Omnibus Plan. As announced in February 2012, coincident with his appointment to President and CEO, Mr. Walker will receive a promotional equity award equivalent to $3,250,000 of value to be delivered 40% in stock options, 35% in restricted stock units and 25% in performance units and granted under the 2012 Omnibus Plan (if such plan is approved by the Company’s stockholders). The number of awards will be based on the Company’s closing stock price on May 15, 2012.

The approval of Anadarko Petroleum Corporation 2012 Omnibus Plan requires the affirmative vote of the majority of votes cast for such proposal, provided that the total votes cast represent a majority of all shares entitled to vote. An affirmative vote of the majority of votes cast for such proposal will be achieved if votes “for” represent a majority of the aggregate number of votes for “for,” “against” and “abstain.” Total votes cast will represent a majority of all shares entitled to vote if the aggregate number of votes for “for,” “against” and “abstain” represent a majority of our outstanding shares of common stock.

For the reasons stated above, THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2012 OMNIBUS INCENTIVE COMPENSATION PLAN.

ITEM 4 — ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Board recognizes the importance of our stockholders’ opportunity to an advisory say-on-pay vote as a means of expressing views regarding the compensation practices and programs for our NEOs. Based upon the outcome of our 2011 say-on-pay frequency vote, the Company will hold an annual advisory say-on-pay vote until the next say-on-pay frequency vote, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2017. Further, as described on page 30, the Compensation Committee and the Company have taken several actions in response to the 2011 advisory say-on-pay vote.

As described in detail under the heading Compensation Discussion and Analysis, the Compensation Committee believes that our executive compensation program aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers pay relative to our performance, which will attract and retain experienced, talented executives to ensure the Company’s success. The incentive compensation received by our NEOs under the compensation programs for 2011 reflect the Company’s strong performance results. Specifically:

•

As a result of the Company’s record sales volumes, substantial reserve growth, prudent capital spending, continued cost-containment efforts and focused commitment to the safety of our employees, a performance score of 152% was achieved under the Annual Incentive Program for 2011 for all employees, including the NEOs. Our NEOs were each awarded bonuses under that plan equivalent to the 152% performance score reflecting their contributions and leadership in the achievement these results.

•

Under our long-term incentive program, the relative total stockholder return performance for the three-year period ended 2011 was in the top quartile of our peers and our NEOs earned 182% payout of their target performance units for this period. Our relative total stockholder return performance for the two-year period ended 2011 was just below the median of our peers and, accordingly, our executive officers earned 92% of their target performance units for this period.

In addition, over the years, we have implemented new as well as maintained long-standing practices that we believe contribute to good governance. These practices include:

• Double-Trigger Accelerated Vesting Under Proposed 2012 Omnibus Plan	• Clawback Provisions Applicable to Incentive Awards

• No Excise Tax Gross-ups in Prospective Change-of-Control Contracts	• No Tax Gross-ups on Perquisites

• Robust Stock Ownership Guidelines	• Compensation Risk Assessment Process

• Reinvestment of Dividends and Dividend Equivalents on Executive Restricted Stock and Restricted Stock Unit Awards	• Prohibition of Short-term, Speculative Securities Transactions

Please read the Compensation Discussion and Analysis beginning on page 29 for additional details about our executive compensation program, including information about the compensation of our NEOs during 2011.

After careful consideration of this Item 4, the Board has determined that the Company’s NEO compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION AS

DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION WHICH DISCLOSURE SHALL INCLUDE THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE, AND THE RELATED TABLES AND DISCLOSURE IN THIS PROXY STATEMENT.

ITEM 5 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL RECOMMENDING ADOPTION OF A POLICY PROVIDING THAT THE CHAIRMAN OF THE BOARD BE AN INDEPENDENT DIRECTOR

AFSCME Employees Pension Plan, located at 1625 L Street, NW, Washington, DC 20036-5687, telephone (202) 775-8142, is the beneficial owner of more than $2,000 worth of the Company’s common stock, and has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders.

RESOLVED: That stockholders of Anadarko Petroleum Corporation (“Anadarko” or the “Company”) ask the Board of Directors to adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in the New York Stock Exchange listing standards, unless Anadarko common stock ceases being listed there and is listed on another exchange, at which point, that exchange’s standard of independence should apply. If the Board determines that a Chairman who was independent when he or she was selected is no longer independent, the Board shall promptly select a new Chairman who satisfies this independence requirement. Compliance with this requirement may be excused if no director who qualifies as independent is elected by stockholders or if no independent director is willing to serve as Chairman. This independence requirement shall apply prospectively so as not to violate any Company contractual obligation at the time this resolution is adopted.

SUPPORTING STATEMENT

CEO James Hackett also serves as chairman of the Company’s board of directors. We believe the combination of these two roles in a single person weakens a corporation’s governance which can harm shareholder value. As Intel’s former chairman Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

In our view, shareholder value is enhanced by an independent board chair who can provide a balance of power between the CEO and the board, and support strong board leadership. The primary duty of a board of directors is to oversee the management of a company on behalf of its stockholders. But if the chair of the board is not independent from the CEO, a conflict of interest can result in excessive management influence on the board and weaken the board’s oversight of management.

An independent board chair has been found in academic studies to improve the financial performance of public companies. A 2007 Booz & Co. study found that in 2006, all of the underperforming North American companies whose CEOs had long tenure lacked an independent board chair (The Era of the Inclusive Leader, Booz Allen Hamilton, Summer 2007). A more recent study found worldwide, companies are now routinely separating the jobs of chair and CEO: in 2009 less than 12 percent of incoming CEOs were also made chair, compared with 48 percent in 2002 (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer 2010).

We believe that independent board leadership would be particularly constructive at Anadarko, where our company faces numerous lawsuits over the Deepwater Horizon blow out (2010 10-K, p. 28).

We urge stockholders to vote for this proposal.

BOARD OF DIRECTORS’ STATEMENT REGARDING PROPOSAL

The Board of Directors recommends a vote “AGAINST” the above stockholder proposal for the following reasons:

The Company’s Board structure is designed to ensure open communication between the Board and executive management and to provide consistent and effective leadership of both the Board and executive management. As part of this approach, our current Chief Executive Officer (CEO) also serves as Chairman of the Board (Chairman), and works in concert with the rest of our majority-independent Board and the independent Lead Director to oversee the execution of the Company’s strategy. On February 21, 2012, the Company announced the transition of Mr. Hackett from Chairman and CEO to Executive Chairman and the appointment of Mr. Walker as President and CEO of the Company effective at the Company’s Annual Meeting of Stockholders in 2012. Mr. Hackett will serve as Executive Chairman through the Company’s Annual Meeting of Stockholders in 2013, and will retire from the Company in June 2013.

The Board believes that the separation of the positions of Chairman and CEO is part of the succession planning process and that it is in the best interest of the Company for the Board to make a determination regarding this issue each time it elects a new CEO. At this time, we believe that Mr. Hackett maintaining the role of Chairman as Mr. Walker grows into his new role as CEO is the most desirable approach for promoting long-term stockholder value. Such a structure promotes a unified approach on corporate strategy development and allows for consistency and a smooth transition while our new CEO assumes his responsibilities as CEO. The Executive Chairman acts as a bridge between management and the Board, helping both to act with a common purpose. This also fosters consensus-building and can help prevent divergent views by management on strategy and tactical execution of a Board-approved vision and strategy at the top levels within the Company.

The Board also believes that the Company will continue to benefit from Mr. Hackett’s experience and expertise in the energy industry while expanding Mr. Walker’s role in creating and implementing the Company’s strategic vision for the future through his leadership as CEO. As Executive Chairman, Mr. Hackett will continue to play an important role in the Company’s strategic direction, while being a spokesperson for the Company and industry. As Executive Chairman, Mr. Hackett will chair all regular sessions of the Board and, in consultation with the Lead Director and with input from the CEO, set the agenda for Board meetings.

While we recognize that there may be compelling arguments to having an independent chairman under any circumstance, our independent Lead Director’s duties are already closely aligned with the role of an independent, non-executive chairman. The role of our Lead Director, who is designated by the Board based upon a recommendation from the Nominating and Corporate Governance Committee, is to assist the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company. Our Lead Director works with our Chairman to approve all meeting agendas, and presides at (i) executive sessions of the non-employee directors, which are held in conjunction with each regularly scheduled quarterly meeting of the Board, (ii) executive sessions of the independent directors, which are held at least once a year, and (iii) any other meetings as determined by the Lead Director. Our Lead Director is also a member of the Board’s Executive Committee, providing additional representation for the independent directors in any actions considered by the Executive Committee between Board meetings.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

ITEM 6 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL REGARDING AN AMENDMENT TO THE COMPANY’S NON-DISCRIMINATION POLICY TO INCLUDE GENDER IDENTITY

The New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund and the New York City Board of Education Retirement System, located at 1 Centre Street, New York, NY 10007-2341, telephone (212) 669-2651, are the beneficial owners of more than $2,000 worth of the Company’s common stock, and have notified the Company that they intend to present the following resolution at the meeting for action by the stockholders.

GENDER IDENTITY NON-DISCRIMINATION POLICY

Whereas, Anadarko Petroleum Corporation does not explicitly prohibit discrimination based on gender identity in its Code of Business Conduct and Ethics;

According to the Human Rights Campaign, over 30% of Fortune 100 companies now prohibit discrimination based on gender identity;

Increasingly, companies are amending their employment policies to prohibit discrimination based on gender identity. Some recent examples include: Bob-Ton Stores; Flowserve Corporation; Nalco Company; Atmos Energy Corporation; Autoliv, Inc.; Community Health Systems; Core-Mark Holding Company; FMC Technologies Inc.; Genworth Financial; Hertz Global Holdings; Jacobs Engineering Group; Western Union; and World Fuel Services;

Whereas, a significant number of states and local governments also prohibit workplace discrimination based on gender identity. For example, the District of Columbia; Baltimore City; Montgomery County; California, Colorado, Hawaii, Illinois, Iowa, Maine, Minnesota, New Jersey, New Mexico, New York City, Oregon, Rhode Island, Vermont and Washington have gender identity discrimination statues on their books. And even in states without specific statues, courts have sometimes interpreted other antidiscrimination statues, like those protecting individuals based on their gender, to include gender identity;

Whereas, the New York City Human Rights Law, which is Title 8 of the Administrative Code of the City of New York, makes it clear that gender identity is protected under the law, more specifically it is a protected classification under employment discrimination;

Whereas, the jobs web site of the U.S. federal government includes language that explicitly bans employment discrimination based on gender identity;

Whereas, as long-term investors, we believe that corporations that prohibit workplace discrimination, including discrimination on the basis of gender identity, have a competitive advantage in recruiting and retaining employees from the widest talent pool, and reduce exposure to related legal and reputational risks;

Our company has significantly increased the size and scope of its midstream business through acquisition, and at the end of 2009, had systems located throughout major onshore producing basins in seven states, including two, Colorado and New Mexico, that prohibit workplace discrimination based on gender identity;

Resolved: The shareholders request that Anadarko Petroleum Corporation amend its Code of Business and Ethics to explicitly prohibit discrimination based on gender identity or expression, and to substantially implement the policy.

Supporting Statement: Employment discrimination on the basis of gender identity diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit from a consistent, corporate-wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. We believe that Anadarko Petroleum Corporation would enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

BOARD OF DIRECTORS’ STATEMENT REGARDING PROPOSAL

The Board of Directors recommends a vote “AGAINST” the above stockholder proposal for the following reasons:

Anadarko Petroleum Corporation is proud of its commitment to a diverse workplace free from discrimination and harassment. The Company’s Code of Business Conduct and Ethics (available at http://www.anadarko.com/SiteCollectionDocuments/PDF/Corp%20Gov/codeethics_web.html) prohibits discrimination on the basis of race, ethnicity, national origin, color, gender, sexual orientation, age, citizenship, veteran’s status, marital status, disability or any other legally-protected status. Our corporate values also require our employees to act with the highest ethical standards, respect diversity in thought, practice and culture, and never to tolerate intimidation. The morale and productivity level of our employees is extremely high as evidenced by the Houston Chronicle’s designation of the Company as being Houston’s Top Workplace in 2011 (Large Company) for the second year in a row. As a result, we believe that our current policies adequately reflect our strong commitment to non-discrimination. We therefore believe that there is no need to adopt this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

ITEM 7 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL RECOMMENDING ADOPTION OF A POLICY RELATING TO ACCELERATED VESTING OF EXECUTIVE OFFICER EQUITY AWARDS UPON A TERMINATION OR A CHANGE OF CONTROL

The Amalgamated Bank’s LongView Large Cap 500 Index Fund, located at 275 Seventh Avenue, New York, NY 1001, telephone (212) 255-6200, is the beneficial owner of more than $2,000 worth of the Company’s common stock, and has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders.

RESOLVED: The shareholders hereby ask the board of directors of Anadarko Petroleum Corporation (the “Company”) to adopt a policy that if a senior executive is terminated or there is a change of control of the Company, there shall be no acceleration in the vesting of any future equity award to a senior executive, provided that any unvested award may vest on a pro rata basis as of the termination date; to the extent that any such unvested awards are based on performance, the performance goals must have been met. This policy shall not affect any legal obligations that may exist at the time of adoption of the requested policy, but would affect any extensions, modifications of continuations or any such existing legal obligations.

SUPPORTING STATEMENT

Under various executive compensation agreements, the Company’s senior executives may receive severance awards if they are involuntarily terminated without cause or if they are terminated under certain circumstances after a change in control of the Company.

We support the concept of performance-based equity awards to senior executives to the extent that such awards are tailored to align the interests of senior executives with the interests of shareholders. We also believe that severance payments may be appropriate in some circumstances as well.

We are concerned, however, that the Company’s current practices may permit accelerated vesting of unearned equity awards upon termination at levels that have nothing to do with performance.

Last year’s proxy summarizes Anadarko’s exposure to unvested equity awards if a senior executive is terminated. Following a change in control, an involuntary termination or a voluntary termination for good reason would have accelerated $41 million worth of unearned equity for Mr. Hackett, the Chairman and CEO, using the stock price on

December 31, 2010. Even without a change in control, he would have been entitled to the same acceleration after an involuntary, not-for-cause termination. Estimated acceleration for other senior executives upon termination would have ranged from $10.8 million to $15.4 million apiece.

We note too that Anadarko’s definition of a change of control is somewhat expansive and can occur with only a 20% ownership change.

We believe that it is important to retain the link between senior executive pay and the Company’s performance, and one way to achieve that goal is to prevent possible windfalls that an executive has not earned. We therefore propose that Anadarko limit acceleration of equity awards following termination or a change in control and allow equity awards to vest only on a pro rata basis as of the date of any triggering event; to the extent that any such awards are performance-based, the performance goals must have been met before the date that an award is triggered.

The recommended approach is not unique in this industry. ExxonMobil, Chevron and Occidental Petroleum all have policies on accelerated vesting that are similar to that which we advocate here.

We urge you to vote FOR this proposal.

BOARD OF DIRECTORS’ STATEMENT REGARDING PROPOSAL

The Board of Directors recommends a vote “AGAINST” the above stockholder proposal for the following reasons:

The Compensation Committee believes that provisions allowing for the accelerated vesting of equity awards in certain situations where a senior executive is terminated, including upon a change of control, are appropriate and effective to further the objectives of our executive compensation program by aligning the interests of our senior executives with the interests of our stockholders. A significant portion of each senior executive’s annual target total compensation opportunity (more than 75%) is delivered in the form of long-term incentive equity awards and considered At-Risk compensation. Awards are structured in a combination of equity-based awards (stock options, time-based restricted stock units and performance unit awards) that encourages retention. Non-qualified stock options and restricted stock units are subject to a three-year vesting period and performance units are subject to two and three year performance periods, with payout based on the Company’s total shareholder return relative to our industry peer group. In addition to providing a retention component to our compensation program, the Compensation Committee believes that placing a significant percentage of compensation opportunity at risk over extended vesting periods incentivizes senior executives to have a long-term perspective, focus on long-term stock price performance and create long-term value for the Company and our stockholders.

The Compensation Committee believes that in the event of death or disability, both situations for which the senior executive has no control, it is appropriate to fully accelerate the vesting of equity awards and provide the senior executive (or his or her family, in the event of death) the opportunity to receive some compensation attributable to these awards that the senior executive might otherwise have had the opportunity to receive had it not been for such termination event.

Under the Company’s executive compensation program, in the event of an involuntary termination without cause outside of a change of control (such as the elimination of a senior executive’s position), unvested restricted stock units are also fully accelerated upon the termination event. However, as also provided under the executive compensation program, any acceleration related to a senior executive’s unvested stock options (whether such acceleration is pro-rated or in full) must be approved by the Compensation Committee. Additionally, the Company’s executive compensation program does not provide for accelerated vesting of performance units. Any vesting applicable to outstanding performance units is determined at the end of the designated performance period, with payout, if any, subject to the Company’s actual total shareholder return performance relative to the specified industry peers.

The Compensation Committee believes that contractual agreements and benefit plans for the benefit of key employees in the face of a change of control event (such as a merger, reorganization or tender offer) allow the Company’s executive management to remain objective and focused on protecting stockholders’ interests and maximizing stockholder value during a potential change of control event. These arrangements may also enable our executive management to avoid distractions and potential personal conflicts of interest that could otherwise arise when the Board is considering a potential change of control transaction, thus permitting a continued focus of business operations and reducing the risk of executive management turnover and keeping executive management’s objective input available to the Board during any such transaction.

The proposed 2012 Omnibus Plan, adopted by the Board of Directors and subject to approval by the Company’s stockholders, provides that in the event of both (i) a change of control of the Company and (ii) the termination of a senior executive’s employment without cause or for good reason during the applicable protection period (collectively referred to as a “double trigger” provision), any outstanding stock options will become fully exercisable and any outstanding performance units and restricted stock units that were forfeitable will become non-forfeitable and fully vest. This double trigger provision replaces the “single trigger” provision from the 2008 Omnibus Plan which provides for the accelerated vesting of awards solely upon the occurrence of a change of control event.

The Company’s stockholders are free to sell their stock at the time of a change of control and thereby realize, in full, the value created at the time of the transaction. The Board believes that the value created at the time of a change of control transaction should be attributed, at least in part, to the efforts and talents of the Company’s senior executives. The Board believes that accelerating the vesting of a senior executive’s equity awards upon termination following a change of control is appropriate given the design of the Company’s current executive compensation program because it provides such executive the opportunity to realize the full value of his or her equity awards and participate with the Company’s stockholders in the value created as a result of the change of control transaction.

Adoption of this proposal could disadvantage the Company from a competitive standpoint, thus jeopardizing our long-term performance and ability to create and deliver maximum value to our stockholders. A majority of our peers do not have a policy eliminating the accelerated vesting of equity if a senior executive is terminated or upon a change of control. Our executive compensation program is designed to attract, motivate and retain a highly qualified executive management team and appropriately reward senior executives for their contribution to the achievement of our short-term and long-term goals and the creation and enhancement of stockholder value. Unless the prohibition urged by the proposal is implemented by our competitors for employment of their senior executive talent, the Board believes that the proposal could significantly disadvantage us from a competitive standpoint.

Further, the Board also believes that implementation of this proposal, as proposed, is impractical as it lacks specificity relative to critical terms used in the proposal such as “change of control” and “termination” of employment. Consequently, the proposal is unclear regarding the circumstances under which accelerated vesting of unvested equity awards held by our senior executives would be prohibited. Likewise, the proposal is unclear as to how pro rata vesting would be administered and calculated.

We believe that the current structure of the Company’s executive compensation program that provides for accelerated vesting of specified equity awards if a senior executive is terminated outside a change of control, and the provisions of the proposed 2012 Omnibus Plan that provide for accelerated vesting of equity awards in the event of termination following a change of control, are appropriate and effective, are consistent with the compensation practices of our industry peer companies and are in the best interest of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

ITEM 8 — IF PRESENTED, CONSIDER AND VOTE UPON A STOCKHOLDER PROPOSAL RELATING TO POLITICAL CONTRIBUTIONS

The New York State Common Retirement Fund, located at 633 Third Avenue-31st Floor, New York, NY 10017, telephone (212) 681-4489, is the beneficial owner of more than $2,000 worth of the Company’s common stock, and has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders.

Resolved, that the shareholders of Anadarko (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company responsible for the decision(s) to make the political contributions or expenditures.

The report shall be presented to the board of directors or relevant board oversight committee and posted on the Company’s website.

Stockholder Supporting Statement

As long-term shareholders of Anadarko, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Anadarko contributed at least $1,544,705 in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

BOARD OF DIRECTORS’ STATEMENT REGARDING PROPOSAL

The Board of Directors recommends a vote “AGAINST” the above stockholder proposal for the following reasons:

The Board believes that it is in the best interest of the Company and its stockholders for us to participate in the political process by engaging in a government relations program to educate public officials about our position on issues significant to the Company’s business, and to support those candidates who advocate pro-growth, free enterprise economic policies. A major vehicle for the Company’s political activities is the Anadarko Petroleum Corporation Political Action Committee (“APC PAC”). The APC PAC was formed more than 20 years ago as a nonpartisan committee which allows Anadarko employees the opportunity to voluntarily contribute personal funds and join together to make political contributions to federal, state and local candidates who share Anadarko’s commitment to a strong, free enterprise-based energy industry. All of APC PAC’s contributions are fully disclosed to the Federal Election Commission (“FEC”) and posted by the FEC on its website, where they can be reviewed by any stockholder or member of the public.

The APC PAC provides value to our stockholders by enhancing our ability to engage in the democratic political process, communicate clearly and frequently with public officials, advocate sound and responsible legislative and regulatory policies, and identify and support candidates who support our Company and industry.

Anadarko makes no corporate contributions in federal elections. In those states where the Company is permitted by law to make corporate contributions to state candidates or ballot initiatives, those contributions are reported by the candidates or ballot initiative committees to the appropriate state agencies. Such contributions are already a matter of public record. Indeed, as noted by the requestor, this information is often already available to the public, having been compiled by advocacy groups or the press.

Additionally, the Company participates in various industry trade associations. None of the trade associations the Company belongs to are political committees, and consequently, none of its dues payments or assessments are, as a matter of law, “political contributions.” The Company’s dues and other payments to trade associations and other tax-exempt organizations are used for a wide variety of purposes by those organizations, such as developing and publishing technical industry standards and providing professional development, research and education. In light of these industry specific purposes, it would be misleading to treat all such payments as “political contributions” by the Company.

The requester’s use of the term “political contribution,” which the requester does not define, appears to be extremely overbroad. Moreover, the requester loosely seeks disclosure of “indirect” contributions, without specifying what would be considered an indirect contribution. Particularly in light of the vague use of these undefined terms, the Board believes that additional reports requested in the proposal, beyond the public disclosure that the Company is already required to make and does make, would result in an unnecessary and unproductive use of the Company’s time and resources.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

BY ORDER OF THE BOARD OF DIRECTORS

David L. Siddall
Vice President, Deputy General Counsel, Chief
Compliance Officer and Corporate Secretary

Dated: March 23, 2012

The Woodlands, Texas

See enclosed proxy card — please vote promptly

Appendix:

A — 2012 Omnibus Incentive Compensation Plan

Appendix A

ANADARKO PETROLEUM CORPORATION

2012 OMNIBUS INCENTIVE COMPENSATION PLAN

Effective as of                     , 2012

SECTION 1 PURPOSES		A-5
SECTION 2 DEFINITIONS		A-5
2.1	Award	A-5
2.2	Award Agreement	A-5
2.3	Beneficiary	A-5
2.4	Board	A-5
2.5	Cash Awards	A-5
2.6	Cause	A-5
2.7	Change in Capitalization	A-6
2.8	Change of Control	A-6
2.9	Code	A-7
2.10	Common Stock	A-7
2.11	Company	A-7
2.12	Consultant	A-7
2.13	Covered Employee	A-7
2.14	Effective Date	A-7
2.15	Employee	A-7
2.16	Employer	A-8
2.17	Exchange Act	A-8
2.18	Fair Market Value	A-8
2.19	Full Value Award	A-8
2.20	Good Reason	A-8
2.21	Incentive Award	A-8
2.22	Incentive Stock Option	A-8
2.23	Management Committee	A-8
2.24	Maximum Grant	A-8
2.25	Nonqualified Option	A-8
2.26	Option	A-9
2.27	Option Price	A-9
2.28	Other Stock-Based Award	A-9
2.29	Participant	A-9
2.30	Performance Goals	A-9
2.31	Performance Period	A-10
2.32	Performance Shares	A-10
2.33	Performance Units	A-10
2.34	Permitted Transferee	A-10
2.35	Plan	A-10
2.36	Plan Administrator	A-10
2.37	Prior Plan	A-10
2.38	Restricted Stock	A-11
2.39	Restricted Stock Units	A-11
2.40	Restriction Period	A-11
2.41	Rule 16b-3	A-11
2.42	Section 16 Insider	A-11
2.43	Section 162(m)	A-11
2.44	Section 409A	A-11
2.45	Securities Act	A-11
2.46	Stock Appreciation Right	A-11
2.47	Subsidiary	A-11

2.48	Termination of Service	A-11
SECTION 3 ADMINISTRATION		A-12

3.1	Plan Administrator	A-12
3.2	Authority of Plan Administrator	A-12
3.3	Indemnification of Plan Administrator	A-13
3.4	Delegation to Management Committee	A-13
SECTION 4 ELIGIBILITY		A-13
SECTION 5 SHARES AVAILABLE FOR THE PLAN		A-13

5.1	Aggregate Shares	A-13
5.2	Annual Limitations	A-14
5.3	Adjustments in Authorized Shares	A-15
5.4	Effect of Certain Transactions	A-15
SECTION 6 AWARD AGREEMENTS		A-16
SECTION 7 STOCK OPTIONS		A-16

7.1	Grant of Options	A-16
7.2	Special Provisions Applicable to Incentive Stock Options	A-16
7.3	Terms of Options	A-17
SECTION 8 STOCK APPRECIATION RIGHTS		A-19

8.1	Grant of Stock Appreciation Rights	A-19
8.2	Exercise of Stock Appreciation Rights	A-19
8.3	Special Provisions Applicable to Stock Appreciation Rights	A-19
8.4	No Repricing or Exchange	A-20
SECTION 9 PERFORMANCE SHARES AND PERFORMANCE UNITS		A-20

9.1	Grant of Performance Shares and Performance Units	A-20
9.2	Value of Performance Shares and Performance Units	A-20
9.3	Payment of Performance Shares and Performance Units	A-20
9.4	Form and Timing of Payment	A-21
9.5	Dividend Equivalents	A-21
SECTION 10 RESTRICTED STOCK		A-21

10.1	Grant of Restricted Stock	A-21
10.2	Restriction Period	A-21
10.3	Other Restrictions	A-21
10.4	Voting Rights; Dividends and Other Distributions	A-22
10.5	Issuance of Shares; Settlement of Awards	A-22
SECTION 11 RESTRICTED STOCK UNITS		A-22

11.1	Grant of Restricted Stock Units	A-22
11.2	Restriction Period	A-22
11.3	Other Restrictions	A-22
11.4	Dividend Equivalents	A-23
11.5	Issuance of Shares; Settlement of Awards	A-23
SECTION 12 INCENTIVE AWARDS		A-23

12.1	Incentive Awards	A-23
12.2	Performance Goal Certification	A-23
12.3	Discretion to Reduce Awards; Participant’s Performance	A-24
12.4	Required Payment of Incentive Awards	A-24

SECTION 13 CASH AWARDS AND OTHER STOCK-BASED AWARDS		A-24

13.1	Grant of Cash Awards	A-24
13.2	Other Stock-Based Awards	A-24
13.3	Value of Cash Awards and Other Stock-Based Awards	A-24
13.4	Payment of Cash Awards and Other Stock-Based Awards	A-25
SECTION 14 DEFERRAL ELECTIONS		A-25
SECTION 15 TERMINATION OF SERVICE		A-25
SECTION 16 EFFECT OF A CHANGE OF CONTROL		A-25
SECTION 17 REGULATORY APPROVALS AND LISTING		A-26
SECTION 18 GENERAL PROVISIONS		A-27

18.1	Clawback/Forfeiture Events	A-27
18.2	Nontransferability	A-27
18.3	No Individual Rights	A-27
18.4	Other Compensation	A-27
18.5	Leaves of Absence and Change in Status	A-28
18.6	Transfers	A-28
18.7	Unfunded Obligations	A-28
18.8	Beneficiaries	A-28
18.9	Governing Law	A-29
18.10	Satisfaction of Tax Obligations	A-29
18.11	Participants in Foreign Jurisdictions	A-29
SECTION 19 REGULATORY COMPLIANCE		A-29

19.1	Rule 16b-3 of the Exchange Act and Section 162(m)	A-29
19.2	Section 409A	A-30
SECTION 20 ESTABLISHMENT AND TERM OF PLAN		A-30
SECTION 21 AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN		A-30

21.1	Amendment of Plan	A-30
21.2	Termination or Suspension of Plan	A-30
21.3	Section 162(m) Approval	A-31

ANADARKO PETROLEUM CORPORATION

2012 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1

PURPOSES

The purposes of the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan (the “Plan”) are to promote the interests of Anadarko Petroleum Corporation (the “Company”) and its stockholders by strengthening its ability to attract, retain and motivate salaried Employees and Consultants of the Company and any Subsidiary by furnishing suitable recognition of their performance, ability and experience, to align their interests and efforts to the long-term interests of the Company’s stockholders, and to provide them with a direct incentive to achieve the Company’s strategic and financial goals. In furtherance of these purposes, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards, Cash Awards, and Other Stock-Based Awards to Participants in accordance with the terms and conditions set forth below.

SECTION 2

DEFINITIONS

Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

2.1	Award

Any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Award, Cash Award or Other Stock-Based Award, in each case payable in cash and/or in Common Stock as may be designated by the Plan Administrator.

2.2	Award Agreement

The written agreement setting forth the terms, conditions, rights and duties applicable to an Award granted under the Plan (which, in the discretion of the Plan Administrator, need not be countersigned by a Participant). The Plan Administrator may, in its discretion, provide for the use of electronic, internet or other non-paper Award Agreements. The requirement for delivery of a written agreement is satisfied by electronic delivery of such agreement provided that evidence of the Participant’s receipt of such electronic delivery is available to the Company and such delivery is not prohibited by applicable laws and regulations.

2.3	Beneficiary

The person or persons designated by the Participant pursuant to Section 7.3(f) or Section 18.8 of this Plan to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant’s death.

2.4	Board

The Board of Directors of the Company.

2.5	Cash Awards

As defined in Section 13.1.

2.6	Cause

“Cause” shall have the meaning ascribed thereto in any employment, consulting or similar service agreement between a Participant and an Employer, or, in the absence of such agreement, a termination of a Participant’s employment with the Company and its Subsidiaries resulting from (a) substandard work performance or repeated unreliability that has not been cured to the Employer’s satisfaction; (b) workplace misconduct; (c) excessive absenteeism; (d) violation of safety rules; (e) violation of Employer’s policies, including without limitation, the Employer’s “Code of Business Conduct and Ethics”; (f) fraud or other dishonesty against the Employer; (g) engagement in conduct that the Participant knows or should know is materially injurious to the business or reputation of the Employer; (h) falsifying Employer or Employee records (including an employment application); (i) on-the-job intoxication or being under the influence of alcohol or an illegal narcotic or a drug not being used as prescribed; (j) unauthorized use of Employer equipment or confidential information of an Employer or third party who has entrusted such information to the Employer; or (k) conviction of a felony or misdemeanor involving moral turpitude. With respect to a Consultant, Cause shall also include a breach by the Consultant of the applicable consulting or similar service agreement. Whether a Participant has been terminated for Cause will be determined by the Board in its sole discretion with respect to a Section 16 Insider and, with respect to all other Participants, by the Vice President of Human Resources or the Company’s General Counsel, each in his or her sole discretion.

2.7	Change in Capitalization

Any increase or reduction in the number of shares of Common Stock, any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of shares, a change in value) in the shares of Common Stock or any exchange of shares of Common Stock for a different number or kind of shares of Common Stock or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8	Change of Control

The occurrence of any of the following after the Effective Date:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2.8(c); or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an Award that is (i) subject to Section 409A and (ii) a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

2.9	Code

The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the U.S. Treasury adopted pursuant to the Code.

2.10	Common Stock

The Common Stock of the Company, $0.10 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

2.11	Company

As defined in Section 1.

2.12	Consultant

Any consultant, agent, advisor or independent contractor (including a non-employee member of the Board) who renders services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of Common Stock on a Form S-8 Registration Statement.

2.13	Covered Employee

With respect to any grant of an Award, a Participant who the Plan Administrator deems is or may become a “covered employee” as defined in Section 162(m) for any year.

2.14	Effective Date

The effective date of the Plan is             , 2012, the date on which it was approved by the stockholders of the Company.

2.15	Employee

Any officer or other employee of the Company or of any Subsidiary. An Employee on a leave of absence for such periods and purposes conforming to the personnel policy of the Company may be considered still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

2.16	Employer

As to any Participant on any date, the Company or a Subsidiary that employs or retains the Participant on such date.

2.17	Exchange Act

The Securities Exchange Act of 1934, as amended and rules promulgated thereunder.

2.18	Fair Market Value

As of any given date, the closing sales price at which Common Stock is sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal or any other comparable service the Plan Administrator may determine is reliable for such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. If the Fair Market Value of the Common Stock cannot be determined pursuant to the preceding provisions, the “Fair Market Value” of the Common Stock shall be determined by the Plan Administrator in such a manner as it deems appropriate, consistent with the requirements of Section 409A.

2.19	Full Value Award

An Award other than of Options or Stock Appreciation Rights, which is settled by the issuance of Common Stock.

2.20	Good Reason

Unless otherwise provided in an Award Agreement, the term “Good Reason” shall have the following meaning: (i) to the extent defined in an Employee’s employment agreement, the term “Good Reason” shall have the same meaning as set forth in the employment agreement with respect to such Employee, (ii) in the case of an Employee covered by the Company’s Key Employee Change-of-Control Contract, the term “Good Reason” shall have the same meaning as set forth in the Key Employee Change-of-Control Contract entered into with such Employee, (iii) in the case of an Employee covered by the Company’s Key Manager Change-of-Control Agreement, the term “Good Reason” shall have the same meaning as set forth in the Key Manager Change-of-Control Agreement entered into with such Employee; and (iv) in the case of any Employee not covered by clause (i), (ii) or (iii) above, the term “Good Reason” shall have the same meaning as set forth in the Company’s Employee Change-of-Control Plan, as it may be amended from time to time.

2.21	Incentive Award

A percentage of base salary, a fixed dollar amount or other measure of compensation which Participants are eligible to receive, in cash and/or other Awards under the Plan, at the end of a Performance Period if certain performance measures are achieved.

2.22	Incentive Stock Option

An option intended to meet the requirements of a “qualified stock option” as defined in Section 422 of the Code, as in effect at the time of grant of such Option, or any statutory provision that may hereafter replace such section.

2.23	Management Committee

A committee designated by the Board (either by resolution or by provisions contained in this Plan) and consisting of the Chief Executive Officer, provided that such officer is a member of the Board, and such other members of the Board as the Board may determine from time to time.

2.24	Maximum Grant

The maximum grants set forth in Section 5.2.

2.25	Nonqualified Option

An Option which is not intended to meet the requirements of a “qualified stock option” as defined in Section 422 of the Code.

2.26	Option

An Incentive Stock Option or a Nonqualified Option.

2.27	Option Price

The price per share of Common Stock at which an Option is exercisable.

2.28	Other Stock-Based Award

As defined in Section 13.2.

2.29	Participant

An eligible Employee or a Consultant to whom Awards are granted under the Plan as set forth in Section 4. References to a “Participant” in this Plan will be interpreted to mean an Employee, a Consultant, Employees or Consultants as individual groups or as one group in the aggregate, as the context so provides.

2.30	Performance Goals

The Plan Administrator may grant Awards subject to one or more Performance Goals set forth in the table below (collectively the “Performance Goals”) to any Participant, including, without limitation, to any Covered Employee. As to any such Awards, the Plan Administrator shall establish one or more of the Performance Goals for each Performance Period in writing. Each Performance Goal selected for a particular Performance Period shall include any one or more of the following, either individually, alternatively or in any combination, applied to either the Company as a whole or to a Subsidiary or a business unit of the Company or any Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of time, on an absolute basis or relative to the pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Plan Administrator:

Financial Goals	• Earnings • Revenues • Debt level • Cost reduction targets • Interest-sensitivity gap levels • EBITDAX • Debt/average daily production	• Earnings per share • Cash flow from operations • Equity ratios • Capital expended • Weighted average cost of capital • Return on assets • Debt/proved developed reserves	• Net income • Free cash flow • Expenses • Working capital • Operating or profit margin • Return on equity or capital employed • Debt/proved reserves
Operating Goals	• Amount of oil and gas reserves • Lease operating expense/barrels of oil equivalent	• Oil and gas reserve additions • Costs of finding oil and gas reserves	• Oil and gas replacement ratios • Natural gas and/or oil production or sales
Corporate and Other Goals	• Total stockholder return • Asset quality levels • Investments • Satisfactory internal or external audits • Achievement of balance sheet or income statement objectives	• Market share • Assets • Asset sale targets • Value of assets • Employee retention/ attrition rates • Improvement of financial ratings • Production growth per net debt adjusted share	• Charge-offs • Non-performing assets • Fair Market Value of Common Stock • Regulatory compliance • Safety targets • Economic value added

The Plan Administrator may adjust the Performance Goals to include or exclude extraordinary charges, gains or losses on the disposition of business units, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The Plan Administrator may also provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specified corporate transactions, a Change in Capitalization, special charges, accounting policy changes and tax law changes. In addition, the Plan Administrator may make such adjustments to the Performance Goals applicable to Participants who are not Covered Employees as it determines are appropriate. Such adjustments may occur at the time of the granting of an Award, or at any time thereafter, but, in the case of Covered Employees, only to the extent permitted by Section 162(m). Performance Goals may include a threshold level of performance below which no Awards shall be earned, target levels of performance at which specific Awards will be earned, and a maximum level of performance at which the maximum level of Awards will be earned.

In establishing Performance Goals with respect to Covered Employees, the Plan Administrator shall ensure such Performance Goals (i) are established no later than the end of the first 90 days of the Performance Period (or such other time as may be required or permitted for “performance-based compensation” under Section 162(m), if applicable), and (ii) satisfy all other applicable requirements imposed by Section 162(m), including the requirement that such Performance Goals be stated in terms of an objective formula or standard, and the Plan Administrator may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Goal. Prior to the payment of any “performance-based compensation” within the meaning of Section 162(m), the Plan Administrator shall certify in writing (which shall be satisfied upon the Plan Administrator’s approval of preambles and resolutions regarding such performance results and payout and without condition with respect to any subsequent approval of the minutes of the meeting relating to such certification) the extent to which the applicable Performance Goals were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof; provided, that the Plan Administrator may reduce, but not increase, such amount.

2.31	Performance Period

That period of time during which Performance Goals are evaluated to determine the vesting or granting of Awards under the Plan, as the Plan Administrator may determine, provided that the period is no longer than ten (10) years.

2.32	Performance Shares

An Award granted under the Plan representing the right to receive a number of shares of Common Stock for each Performance Share granted, as the Plan Administrator may determine.

2.33	Performance Units

An Award granted under the Plan representing the right to receive a payment (either in cash or Common Stock) equal to the value of a Performance Unit, as the Plan Administrator may determine.

2.34	Permitted Transferee

As defined in Section 7.3(f).

2.35	Plan

As defined in Section 1.

2.36	Plan Administrator

Those committees appointed and authorized pursuant to Section 3 to administer the Plan.

2.37	Prior Plan

The Anadarko Petroleum Corporation 2008 Omnibus Incentive Compensation Plan.

2.38	Restricted Stock

Common Stock granted under the Plan that is subject to the requirements of Section 10 and such other restrictions as the Plan Administrator deems appropriate. References to Restricted Stock in this Plan shall include Restricted Stock awarded in conjunction with Incentive Awards pursuant to Section 12, unless the context otherwise requires.

2.39	Restricted Stock Units

An Award granted under the Plan representing a right to receive a payment (either in cash or Common Stock) equal to the value of a share of Common Stock.

2.40	Restriction Period

As defined in Sections 10.2 and 11.2, as applicable.

2.41	Rule 16b-3

Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

2.42	Section 16 Insider

Any person who is selected by the Plan Administrator to receive an Award pursuant to the Plan and who is or is reasonably expected to become subject to the requirements of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder.

2.43	Section 162(m)

Section 162(m) of the Code.

2.44	Section 409A

Section 409A of the Code.

2.45	Securities Act

The Securities Act of 1933, as amended and rules promulgated thereunder.

2.46	Stock Appreciation Right

Any right granted under Section 8.

2.47	Subsidiary

An entity that is designated by the Plan Administrator as a subsidiary for purposes of the Plan and that is a corporation, partnership, joint venture, limited liability company, limited liability partnership, or other entity in which the Company owns directly or indirectly, fifty percent (50%) or more of the voting power or profit interests, or as to which the Company or one of its affiliates serves as general or managing partner or in a similar capacity. Notwithstanding the foregoing, for purposes of Options intended to qualify as Incentive Stock Options, the term “Subsidiary” shall mean a corporation (or other entity treated as a corporation for tax purposes) in which the Company directly or indirectly holds more than fifty percent (50%) of the voting power.

2.48	Termination of Service

(a) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Employer is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Employer.

(b) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or any Employer is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Employer.

SECTION 3

ADMINISTRATION

3.1	Plan Administrator

(a) The Compensation and Benefits Committee of the Board shall be the Plan Administrator with respect to all Covered Employees and all Section 16 Insiders. As to these officers, the Plan Administrator (including each individual that is a member thereof) shall be constituted at all times so as to (i) be “independent” as such term is defined pursuant to the rules of any stock exchange on which the Common Stock may then be listed, and (ii) meet the non-employee director standards of Rule 16b-3 and the outside director requirements of Section 162(m), so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

(b) Other than as set forth in Section 3.1(a) and subject to Section 3.4 (and subject to applicable law), the Management Committee shall be the Plan Administrator. The Board may from time to time remove members from, or add members to, the Management Committee.

(c) Notwithstanding Sections 3.1(a) and 3.1(b), the Board may designate itself or the Compensation and Benefits Committee of the Board as the Plan Administrator as to any Participant or groups of Participants unless such designation with respect to a Participant or groups of Participants would not be in compliance with the requirements of the Code, the Exchange Act or the Securities Act.

(d) The above committees hereby designate the appropriate Employees or other agents of the Company to handle the day-to-day administrative matters of the Plan.

3.2	Authority of Plan Administrator

Subject to the express terms and conditions set forth herein, the Plan Administrator shall have the power from time to time to:

(a) select the Participants to whom Awards shall be granted under the Plan and the number of shares or amount of cash subject to such Awards and prescribe the terms and conditions (which need not be identical) of each such Awards, including, in the case of Options and Stock Appreciation Rights, the Option Price, vesting schedule and duration;

(b) set the terms and conditions of any Award consistent with the terms of the Plan (which may be based on Performance Goals or other performance measures as the Plan Administrator shall determine), and make any amendments, modifications or adjustments to such Awards as are permitted by the Plan;

(c) construe and interpret the Plan and the Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3, the Code, to the extent applicable, and other applicable laws, and otherwise to make the Plan fully effective;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Plan Administrator in the exercise of the above powers shall be final, binding and conclusive upon the Company, a Subsidiary, the Participants and all other persons having or claiming any interest therein. The Plan Administrator shall cause the Company at the Company’s expense to take any action related to the Plan which may be necessary to comply with the provisions of any federal, state or foreign law or any regulations issued thereunder, which the Plan Administrator determines are intended to be complied with. All Awards and any administrative action taken by the Plan Administrator shall be in conformity with all applicable federal, state, and local laws and shall not discriminate on the basis of sex, race, color, religion, national origin, citizenship, age, disability, marital or veterans status, sexual orientation or any other legally protected categories.

Notwithstanding the foregoing, the Plan Administrator shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Awards held by Covered Employees if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as performance-based compensation under Section 162(m).

3.3	Indemnification of Plan Administrator

Each member of any committee acting as Plan Administrator, while serving as such, shall be entitled, in good faith, to rely or act upon any advice of the Company’s independent auditors, counsel or consultants hired by the committee, or other agents assisting in the administration of the Plan. The Plan Administrator and any Employee of the Company acting at the direction or on behalf of the Company shall not be personally liable for any action or determination taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected under the Company’s charter or by-laws with respect to any such action or determination.

3.4	Delegation to Management Committee

To the maximum extent permitted by applicable law and subject to Section 3.1, the Board and the Compensation and Benefits Committee hereby delegate to the Management Committee the authority (i) to designate the Employees and Consultants who shall be Participants, (ii) to determine the Awards to be granted to any such Participants or (iii) both (i) and (ii); provided, however, that the Management Committee shall not have the authority to grant Awards to any member of the Management Committee, a Covered Employee or a Section 16 Insider and shall be subject to such other limitations set forth in this Plan. This provision shall be deemed to constitute a delegation from the Board to the Management Committee without further action by the Board. However, the Board or the Compensation and Benefits Committee may, from time to time, limit the total number of shares Common Stock subject to such delegation.

SECTION 4

ELIGIBILITY

To be eligible to be a Participant, an individual must be an Employee (other than an Employee who is a member of a unit subject to collective bargaining) or a Consultant of an Employer, as of the date on which the Plan Administrator grants to such individual an Award under the Plan. Members of the Board shall be eligible to participate in the Plan. Each grant of an Award under the Plan shall be evidenced by an Award Agreement.

SECTION 5

SHARES AVAILABLE FOR THE PLAN

5.1	Aggregate Shares

(a)	Share Authorization

Subject to adjustment as provided in Section 5.3, the maximum number of shares of Common Stock available for grant to Participants under this Plan on or after the Effective Date shall be 30,000,000 shares of Common Stock. Awards granted under the Prior Plan after March 8, 2012 and prior to the Effective Date will reduce the 30,000,000 shares of Common Stock available for grant to Participants under the Plan as follows: 1.8 shares of Common Stock for every one (1) share of Common Stock related to a Full Value Award and one (1) share for every one (1) share of Common Stock related to an Award other than a Full Value Award.

(b)	Limit on Full Value Awards—Flexible Share Pool

To the extent that a share of Common Stock is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the share authorization by 1.80 shares of Common Stock; and to the extent that a share of Common Stock is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the share authorization by one (1) share of Common Stock.

(c)	Limit on Incentive Stock Options

Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares subject to Incentive Stock Options granted under the Plan shall be 10,000,000.

(d)	Share Usage

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock or are settled in cash in lieu of shares of Common Stock shall be available again for grant under this Plan. Such shares of Common Stock related to a Full Value Award shall increase the share authorization by 1.80 shares of Common Stock and shares of Common Stock related to an Award other than a Full Value Award shall increase the share authorization by one (1) share of Common Stock. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the number of shares of Common Stock available for award under the Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Rights. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on an Award issued under the Plan, shares of Common Stock tendered to pay the exercise price of an Award under the Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan. In addition, the full number of Incentive Stock Options granted shall be counted against the number of Incentive Stock Options that may be awarded under the Plan pursuant to Section 5.1(c), regardless of the number of shares of Common Stock actually issued upon exercise of such Incentive Stock Options. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares of Common Stock or treasury shares of Common Stock.

5.2	Annual Limitations

Subject to adjustment as provided in Section 5.3, the following limitations shall apply:

(a) Options: The maximum aggregate number of shares subject to Options granted in any one calendar year to any one Participant shall be 2,500,000.

(b) Stock Appreciation Rights: The maximum number of shares subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be 2,500,000.

(c) Performance Shares or Performance Units: The maximum aggregate grant with respect to Performance Shares or Performance Units that a Participant may receive in any one calendar year shall be 1,500,000 shares, or equal to the value of 1,500,000 shares (as of the time of settlement) if settled in cash.

(d) Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one calendar year to any one Participant shall be 1,500,000 shares, or equal to the value of 1,500,000 shares (as of the time of settlement) if settled in cash.

(e) Incentive Awards: The maximum aggregate amount awarded or credited in any one calendar year with respect to an Incentive Award to any one Participant shall be $10,000,000.

(f) Cash Awards: The maximum aggregate amount awarded to or credited with respect to Cash Awards to any one Participant in any one calendar year may not exceed the greater of $10,000,000 dollars or the value of 1,500,000 shares.

(g) Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards in any one calendar year to any one Participant shall be 1,500,000 shares.

5.3	Adjustments in Authorized Shares

(a) In the event of a Change in Capitalization that is not also a Change of Control, the Plan Administrator shall make such adjustments, if any, as it determines are appropriate and equitable, and to the extent such an action does not conflict with Delaware or other applicable laws or securities exchange rules, to (i) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Awards may be granted under the Plan, (ii) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of Nonqualified Options, Incentive Stock Options and Stock Appreciation Rights, (iii) the Maximum Grants, (iv) the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Awards granted under the Plan and the Option Price or exercise price therefore, if applicable and (v) the Performance Goals; provided, however, that in the case of an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards No. Update Topic 718), the Board shall make an equitable or appropriate adjustment to outstanding Awards to reflect such equity restructuring. Any such adjustment shall be final, binding and conclusive on all persons claiming any right or interest under the Plan.

(b) Any such adjustment in the shares of Common Stock or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Awards that are intended to qualify as performance-based compensation under Section 162(m) shall be made in such a manner as not to adversely affect the treatment of the Awards as performance-based compensation.

(c) If, by reason of a Change in Capitalization that is not also a Change of Control, a Participant shall be entitled to, or shall be entitled to exercise an Option or Stock Appreciation Right with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the shares of Common Stock that such shares replaced or to the Option or Stock Appreciation Right, as the case may be, prior to such Change in Capitalization.

(d) No adjustments made under this Section 5 shall be made with respect to a Participant’s Award if such adjustment would result in adverse taxation to such Participant under Section 409A.

5.4	Effect of Certain Transactions

Following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction (which treatment may be different as among different types of Awards and different holders thereof) or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise of any Option or Stock Appreciation Right or payment or transfer in respect of any other Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common Stock; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to Awards prior to such Transaction, but giving effect to any applicable provision of this Plan or any Award Agreement if the Transaction is a Change of Control. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (i) of this Section 5.4 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options and Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each share of Common Stock covered by the Options or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Plan Administrator in its sole discretion) over the exercise price thereof. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Options and Stock Appreciation Rights may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 5.4 shall be conclusively presumed to be appropriate for purposes of Section 5.3.

SECTION 6

AWARD AGREEMENTS

Upon a determination by the Plan Administrator that an Award is to be granted to a Participant pursuant to Section 7, 8, 9, 10, 11, 12 or 13 of this Plan, an Award Agreement shall be provided to such Participant as soon as practicable specifying, without limitation, the terms, conditions, rights and duties related thereto, including terms requiring forfeiture of Awards in the event of a Termination of Service by the Participant and terms relating to the Clawback/Forfeiture Events under Section 18.1 of this Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

SECTION 7

STOCK OPTIONS

7.1	Grant of Options

Options may be granted to eligible Participants in such number, and at such times during the term of the Plan as the Plan Administrator shall determine. The Plan Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others. The granting of an Option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an Option to a particular Participant at the Option Price. Each Option granted under the Plan shall be identified in the Award Agreement as either an Incentive Stock Option or a Nonqualified Option (or if no such identification is made, then it shall be a Nonqualified Option). No Incentive Stock Option shall be granted to any Participant who is not an Employee of the Company or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code).

7.2	Special Provisions Applicable to Incentive Stock Options

Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such Option shall qualify as an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded, unless the Employee agrees otherwise. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to Options generally, shall be subject to the following conditions:

(a)	Ten Percent (10%) Stockholders

An Employee must not, immediately before an Incentive Stock Option is granted to him or her, own stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or of a Subsidiary. This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option, determined at the time the Option is granted, and (ii) the Option is not exercisable more than five (5) years from the date the Option is granted.

(b)	Annual Limitation

To the extent that the aggregate Fair Market Value (determined at the time of the grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonqualified Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Options.

(c)	Additional Terms

Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the Option to be an Incentive Stock Option.

(d)	Notice of Disqualifying Disposition

If an Employee shall make any disposition of shares of Common Stock issued pursuant to an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to disqualifying distributions), the Employee shall notify the Company of such disposition within twenty (20) days thereof.

7.3	Terms of Options

Except as otherwise provided in the Award Agreement and Section 7.2 of this Plan, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

(a)	Option Price

The Option Price shall be determined by the Plan Administrator in any reasonable manner, but shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted, except in the case of Options that are granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or a Subsidiary, or (ii) a company with which the Company or a Subsidiary combines.

(b)	Duration of Options

Options shall be exercisable at such time and under such conditions as set forth in the Award Agreement, but in no event shall any Option (whether a Nonqualified Option or an Incentive Stock Option) be exercisable later than the tenth (10th) anniversary of the date of its grant.

(c)	Exercise of Options

Common Stock covered by an Option may be purchased at one time or in such installments over the option period as may be provided in the Award Agreement. Any Common Stock not purchased on an applicable installment date may be purchased thereafter at any time prior to the expiration of the Option in accordance with its terms. To the extent that the right to purchase Common Stock has accrued thereunder, an Option may be exercised from time to time by notice to the Company setting forth the amount of Common Stock with respect to which the Option is being exercised.

(d)	Payment

The purchase price of Common Stock purchased under Options shall be paid in full to the Company upon the exercise of the Option by delivery of consideration equal to the product of the Option Price and the Common Stock purchased (the “Purchase Price”). Such consideration may be either (i) in cash or (ii) at the discretion of the Plan Administrator, in Common Stock (by either actual delivery of Common Stock or by attestation presenting satisfactory proof of beneficial ownership of such Common Stock) already owned by the Participant, or any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day of exercise. The Plan Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations

(including, without limitation, federal tax and securities laws, regulations and state corporate law), an Option may also be exercised in a “cashless” exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company to promptly deliver to the Company sufficient proceeds to pay the Purchase Price. A Participant shall have none of the rights of a stockholder until the Common Stock is issued to the Participant.

The Plan Administrator may permit a Participant to pay all or a portion of the Purchase Price by having Common Stock with a Fair Market Value equal to all or a portion of the Purchase Price be withheld from the shares issuable to the Participant upon the exercise of the Option. The Fair Market Value of such Common Stock as is withheld shall be determined as of the same day as the exercise of the Option.

(e)	Restrictions

The Plan Administrator shall determine and reflect in the Award Agreement, with respect to each Option, the nature and extent of the restrictions, if any, to be imposed on the Common Stock which may be purchased thereunder, including, without limitation, restrictions on the transferability of such Common Stock acquired through the exercise of such Options for such periods as the Plan Administrator may determine. In addition, to the extent permitted by applicable laws and regulations, the Plan Administrator may require that a Participant who wants to effectuate a “cashless” exercise of Options be required to sell the Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued as a result of the exercise of an Option, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(f)	Transferability of Options

Notwithstanding Section 18.2 and only if allowed by the Plan Administrator in its discretion, Nonqualified Options may be transferred to a Participant’s immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires this option by such transfer, a “Permitted Transferee”). A transfer of a Nonqualified Option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company’s record of outstanding Options. In the event an Option is transferred as contemplated hereby, the Option may not be subsequently transferred by the Permitted Transferee except a transfer back to the Participant or by will or the laws of descent and distribution. A transferred Option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, “immediate family member” shall mean, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred Option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the Option shall be delivered by (or withheld from amounts due to) the Participant, the Participant’s estate or the Permitted Transferee, in the reasonable discretion of the Company.

In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Nonqualified Options in the event of such Participant’s death.

(g)	Purchase for Investment

The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an Option under the Plan, and each person into whose name the Common Stock shall be issued pursuant to the exercise of an Option, represent and agree that any and all Common Stock purchased pursuant to such Option is being purchased for investment only and not with a view to the distribution or resale thereof and that such Common Stock will not be sold except in accordance with such restrictions or limitations as may be set forth in the Option or by the Plan Administrator. This Section 7.3(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of the Common Stock as to which Options may from time to time be granted as contemplated in Section 17.

(h)	No Repricing or Exchange

Except as provided in the Plan or upon approval of the Company’s stockholders, the Options granted under this Plan shall not be repriced. In particular, the Plan Administrator may not take any action (i) to amend the terms of an outstanding Option to reduce the Option Price thereof, cancel an Option and replace it with a new Option with a lower Option Price, or that has an economic effect that is the same as any such reduction or cancellation or (ii) to cancel an outstanding Option having an Option Price above the then-current Fair Market Value of the Common Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the Company’s stockholders of such action.

SECTION 8

STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants in such number, and at such times during the term of the Plan as the Plan Administrator shall determine. The Plan Administrator may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of Performance Goals or other performance measures, the satisfaction of an event or condition within the control of the recipient of the Stock Appreciation Right or within the control of others. The granting of a Stock Appreciation Right shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such a Stock Appreciation Right to a particular Participant at a particular price. A Stock Appreciation Right may be granted freestanding or in tandem or in combination with any other Award under the Plan.

8.2	Exercise of Stock Appreciation Rights

A Stock Appreciation Right may be exercised upon such terms and conditions and for such term as the Plan Administrator shall determine; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of the date of its grant. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive Common Stock, or the cash equivalent, with an aggregate Fair Market Value determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the price determined by the Plan Administrator on the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, except in the case of Stock Appreciation Rights that are granted in assumption of, or in substitution for, outstanding awards previously granted by (x) a company acquired by the Company or a Subsidiary, or (y) a company with which the Company or a Subsidiary combines) times (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The value of any fractional shares shall be paid in cash.

8.3	Special Provisions Applicable to Stock Appreciation Rights

Stock Appreciation Rights are subject to the following restrictions:

(a) A Stock Appreciation Right granted in tandem with any other Award under the Plan shall be exercisable at such time or times as the Award to which it relates shall be exercisable, or at such other times as the Plan Administrator may determine.

(b) The right of a Participant to exercise a Stock Appreciation Right granted in tandem with any other Award under the Plan shall be canceled if and to the extent the related Award is exercised or canceled. To the extent that a Stock Appreciation Right is exercised, the related Award shall be deemed to have been surrendered unexercised and canceled.

(c) A holder of Stock Appreciation Rights shall have none of the rights of a stockholder until the Common Stock, if any, is issued to such holder pursuant to such holder’s exercise of such rights.

(d) The acquisition of Common Stock pursuant to the exercise of a Stock Appreciation Right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon exercise of an Option, as set forth in Section 7.3.

8.4	No Repricing or Exchange

Except as provided in the Plan or upon approval of the Company’s stockholders, the Stock Appreciation Rights granted under this Plan shall not be repriced. In particular, the Plan Administrator may not take any action (i) to amend the terms of an outstanding Stock Appreciation Right to reduce the grant price thereof, cancel a Stock Appreciation Right and replace it with a new Stock Appreciation Right with a lower grant price, or that has an economic effect that is the same as any such reduction or cancellation or (ii) to cancel an outstanding Stock Appreciation Right having a grant price above the then-current Fair Market Value of the Common Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the Company’s stockholders of such action.

SECTION 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1	Grant of Performance Shares and Performance Units

Subject to the limitations in Section 5.2, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as the Plan Administrator shall determine. The Plan Administrator shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant and the terms and conditions thereof. Performance Shares and Performance Units may be granted alone or in combination with any other Award under the Plan.

9.2	Value of Performance Shares and Performance Units

The Plan Administrator shall establish Performance Goals for any specified Performance Periods. In no event shall a Performance Period be less than one (1) year with respect to grants of Performance Shares or Performance Units. Prior to each grant of Performance Shares or Performance Units, the Plan Administrator shall establish an initial amount of Common Stock for each Performance Share and an initial value for each Performance Unit granted to each Participant for that Performance Period. Prior to each grant of Performance Shares or Performance Units, the Plan Administrator also shall set the Performance Goals that will be used to determine the extent to which the Participant receives Common Stock for the Performance Shares or payment of the value of the Performance Units awarded for such Performance Period. With respect to each such Performance Goal utilized during a Performance Period, the Plan Administrator may assign percentages or other relative values to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the number of Performance Shares or value of Performance Units awarded.

9.3	Payment of Performance Shares and Performance Units

After a Performance Period has ended, the holder of a Performance Share or Performance Unit shall be entitled to receive the value thereof as determined by the Plan Administrator. The Plan Administrator shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 9.2 have been met. The Plan Administrator shall then determine the applicable percentage or other relative value to be applied to, and will apply such percentage or other relative value to, the number of Performance Shares or value of Performance Units to determine the payout to be received by the Participant. In addition, with respect to Performance Shares and Performance Units granted to each Participant, no payout shall be made hereunder except upon written certification by the Plan Administrator that the applicable Performance Goals have been satisfied to a particular extent.

9.4	Form and Timing of Payment

The payment described in Section 9.3 shall be made in Common Stock, or in cash, or partly in Common Stock and partly in cash, at the discretion of the Plan Administrator and set forth in the Award Agreement. The value of any fractional shares shall be paid in cash. Payment shall be made in a lump sum or installments as prescribed by the Plan Administrator or the Award Agreement, as applicable, and consistent with Section 409A. If Common Stock is to be converted into an amount of cash on any date, or if an amount of cash is to be converted into Common Stock on any date, such conversion shall be done at the then-current Fair Market Value of the Common Stock on such date.

9.5	Dividend Equivalents

The Plan Administrator may provide that Performance Shares or Performance Units awarded under the Plan shall be entitled to an amount per Performance Share or Performance Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the dividend payment dates (“Dividend Payment Date”) occurring during the period between the date on which the Performance Shares or Performances Unit are granted to the Participant and the date on which such Performance Shares or Performance Units are settled, cancelled, forfeited, waived, surrendered or terminated under the Plan. Such paid amounts called “dividend equivalents” shall be accrued and paid in cash and/or Common Stock (including reinvestment in additional shares of Common Stock) and paid at such time as the Performance Share or Performance Unit to which it relates vests and settles as the Plan Administrator shall determine. The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date. In the event the dividend equivalents are deferred, they shall be payable in accordance with the requirements of Section 409A.

SECTION 10

RESTRICTED STOCK

10.1	Grant of Restricted Stock

Subject to the limitations in Section 5.2, Restricted Stock may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine. The Plan Administrator may grant Restricted Stock or provide for the grant of Restricted Stock, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

10.2	Restriction Period

Except as permitted by the Plan Administrator and specified in the Award Agreement, during a period following the date of grant, as determined by the Plan Administrator, which in no event shall be less than three (3) years with respect to Restricted Stock subject to restrictions based upon time and one (1) year with respect to Restricted Stock subject to restrictions based upon the achievement of specific Performance Goals or other performance measures (the “Restriction Period”) the Restricted Stock shall be subject to Section 18.2. During the Restriction Period, the Plan Administrator shall evidence the restrictions on the shares of Restricted Stock in such a manner as it determines is appropriate (including, without limitation, (i) by means of appropriate legends on shares of Restricted Stock that have been certificated and (ii) by means of appropriate stop-transfer orders on shares of Restricted Stock credited to book-entry accounts).

10.3	Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock granted pursuant to the Plan as it may deem advisable, including Performance Goals or other performance measures. The Plan

Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any issuance of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock.

10.4	Voting Rights; Dividends and Other Distributions

A Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company. Except as otherwise provided under the terms of the Plan or an Award Agreement, a Participant who receives a grant of Restricted Stock shall have the rights of a stockholder with respect to such shares (except as provided in the restrictions on transferability), including the right to vote the shares and receive dividends and other distributions paid with respect to the underlying shares of Common Stock. The Plan Administrator may require that any cash dividend paid on a share of Common Stock subject to the Restricted Stock be (i) paid in cash on or about the Dividend Payment Date or accrued and paid at such time as the Restricted Stock to which it relates vests and settles, (ii) paid in Common Stock on or about the Dividend Payment Date or accrued and/or reinvested in additional shares of Common Stock and paid at such time as the Restricted Stock to which it relates vests and settles, or (iii) paid in any combination thereof of cash or Common Stock and paid at such times as the Plan Administrator shall determine. The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date. In the event the dividends are deferred, they shall be payable in accordance with the requirements of 409A.

10.5	Issuance of Shares; Settlement of Awards

When the restrictions imposed by Section 10.2 expire or otherwise lapse with respect to one or more shares of Restricted Stock, the Participant shall be obligated to return to the Company any certificate(s) representing shares of Restricted Stock (if applicable), and the Company shall deliver to the Participant one (1) share of Common Stock (which may be delivered in book-entry or certificated form) in satisfaction of each share of Restricted Stock, which shares so delivered shall not contain any legend. The delivery of shares pursuant to this Section 10.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 18.10. Any fractional shares subject to such Restricted Stock shall be paid to the Participant in cash.

SECTION 11

RESTRICTED STOCK UNITS

11.1	Grant of Restricted Stock Units

Subject to the limitations in Section 5.2, Restricted Stock Units may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine. The Plan Administrator may grant Restricted Stock Units or provide for the grant of Restricted Stock Units, either from time to time in the discretion of the Plan Administrator or automatically upon the occurrence of specified events.

11.2	Restriction Period

Except as permitted by the Plan Administrator and specified in the Award Agreement, during a period following the date of grant, as determined by the Plan Administrator, which in no event shall be less than three (3) years with respect to Restricted Stock Units subject to restrictions based upon time and one (1) year with respect to Restricted Stock Units subject to restrictions based upon the achievement of specific Performance Goals or other performance measures (the “Restriction Period”) the Restricted Stock Units shall be subject to Section 18.2.

11.3	Other Restrictions

The Plan Administrator shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including the requirement that certain pre-established Performance Goals be met. A Participant receiving a grant of Restricted Stock Units shall not be recorded as a stockholder of the Company and shall not acquire any rights of a stockholder unless or until the Participant is issued shares of Common Stock in settlement of such Restricted Stock Units.

11.4	Dividend Equivalents

The Plan Administrator may provide that Restricted Stock Units awarded under the Plan shall be entitled to an amount per Restricted Stock Unit equal in value to the cash dividend, if any, paid per share of Common Stock on issued and outstanding shares, on the Dividend Payment Dates occurring during the period between the date on which the Restricted Stock Units are granted to the Participant and the date on which such Restricted Stock Units are settled, cancelled, forfeited, waived, surrendered or terminated under the Plan. Such paid amounts called “dividend equivalents” shall be (i) paid in cash on or about the Dividend Payment Date or accrued and paid at such time as the Restricted Stock Unit to which it relates vests and settles, (ii) paid in Common Stock on or about the Dividend Payment Date or accrued and/or reinvested in additional shares of Common Stock and paid at such time as the Restricted Stock Units to which it relates vests and settles, or (iii) paid in any combination thereof of cash or Common Stock and paid at such times as the Plan Administrator shall determine. The number of shares of Common Stock to be issued and/or reinvested shall be determined based on the Fair Market Value on the Dividend Payment Date. In the event the dividend equivalents are deferred, they shall be payable in accordance with the requirements of Section 409A.

11.5	Issuance of Shares; Settlement of Awards

When the restrictions imposed by Section 11.2 expire or otherwise lapse with respect to one or more Restricted Stock Units, Restricted Stock Units shall be settled (i) in cash or (ii) by the delivery to the Participant of the number of shares of Common Stock equal to the number of the Participant’s Restricted Stock Units that are vested, or any combination thereof, as the Plan Administrator shall determine and in accordance with Section 409A. The delivery of shares pursuant to this Section 11.5 shall be subject to any required share withholding to satisfy tax withholding obligations pursuant to Section 18.10. Any fractional shares subject to such Restricted Stock Units shall be paid to the Participant in cash.

SECTION 12

INCENTIVE AWARDS

12.1	Incentive Awards

Prior to the beginning of each Performance Period, or not later than ninety (90) days following the commencement of the relevant fiscal year (or such other time as may be required or permitted for “performance-based compensation” under Section 162(m), if applicable), the Plan Administrator shall establish Performance Goals or other performance measures which must be achieved for any Participant to receive an Incentive Award for that Performance Period. The Performance Goals or other performance measures may be based on any combination of corporate and business unit Performance Goals or other performance measures. The Plan Administrator may also establish one or more Company-wide Performance Goals or other performance measures which must be achieved for any Participant to receive an Incentive Award for that Performance Period. Such Performance Goals or other performance measures may include a threshold level of performance below which no Incentive Award shall be earned, target levels of performance at which specific Incentive Awards will be earned, and a maximum level of performance at which the maximum level of Incentive Awards will be earned. Each Incentive Award shall specify the amount of cash and the amount of any other Awards subject to such Incentive Award.

12.2	Performance Goal Certification

An Incentive Award shall become payable to the extent provided herein in the event that the Plan Administrator certifies in writing prior to payment of the Incentive Award that the Performance Goals or other performance measures selected for a particular Performance Period have been attained. In no event will an

Incentive Award be payable under this Plan if the threshold level of performance set for each Performance Goal or other performance measure for the applicable Performance Period is not attained.

12.3	Discretion to Reduce Awards; Participant’s Performance

The Plan Administrator, in its sole and absolute discretion and only prior to a Change of Control, may reduce the amount of any Incentive Award otherwise payable to a Participant upon attainment of any Performance Goal or other performance measure for the applicable Performance Period. A Participant’s individual performance must be satisfactory as determined by the Plan Administrator, regardless of the Company’s performance and the attainment of Performance Goals or other performance measures, before he or she may be paid an Incentive Award. In evaluating a Participant’s performance, the Plan Administrator shall consider the Performance Goals or other performance measures, the Participant’s responsibilities and accomplishments, and such other factors as it deems appropriate.

12.4	Required Payment of Incentive Awards

The Plan Administrator shall make a determination as soon as administratively possible after the information that is necessary to make such a determination is available for a particular Performance Period whether the Performance Goals or other performance measures for the Performance Period have been achieved, the amount of the Incentive Award for each Participant and whether the Incentive Award shall be paid in cash and/or other Awards under the Plan. The Plan Administrator shall certify the foregoing determinations in writing as provided in Section 2.30. In the absence of an election by the Participant pursuant to Section 14, the Incentive Award shall be paid as soon as practicable after the end of the calendar year, but in no event later than March 15 following the end of the calendar year in which the foregoing determinations have been made.

SECTION 13

CASH AWARDS AND OTHER STOCK-BASED AWARDS

13.1	Grant of Cash Awards

Subject to the terms and provisions of this Plan, the Plan Administrator, at any time and from time to time, may grant cash awards to Participants in such amounts and upon such terms, including the achievement of Performance Goals or other specific performance measures, as the Plan Administrator may determine (each, a “Cash Award”).

13.2	Other Stock-Based Awards

The Plan Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock, Awards in lieu of obligations to pay cash or deliver other property, or Common Stock) in such amounts and subject to such terms and conditions, as the Plan Administrator shall determine (each, an “Other Stock-Based Award”). Such Other Stock-Based Awards may involve the transfer of Common Stock to Participants, or payment in cash or otherwise of amounts based on or valued in whole or in part by reference to the value of Common Stock.

13.3	Value of Cash Awards and Other Stock-Based Awards

Each Cash Award granted pursuant to this Section 13 shall specify a payment amount or payment range as determined by the Plan Administrator. Each Other Stock-Based Award shall be expressed in terms of Common Stock or units based on Common Stock, as determined by the Plan Administrator. The Plan Administrator may establish performance measures applicable to such Awards in its discretion. If the Plan Administrator exercises its discretion to establish performance measures, the number and/or value of such cash awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance measures are met.

13.4	Payment of Cash Awards and Other Stock-Based Awards

Payment, if any, with respect to a Cash Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Common Stock as the Plan Administrator determines and in accordance with Section 409A so as not to be treated as payment made pursuant to a nonqualified deferred compensation plan. The value of any fractional shares shall be paid in cash.

SECTION 14

DEFERRAL ELECTIONS

The Plan Administrator may, to the extent permitted by applicable law, permit Employees to defer Awards under the Plan. Any such deferrals shall be subject to such terms, conditions and procedures that the Company may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral election requirements of Section 409A.

SECTION 15

TERMINATION OF SERVICE

The Award Agreement applicable to each Award shall set forth the effect of a Termination of Service upon such Award; provided, however, that, unless explicitly set forth otherwise in an Award Agreement or as determined by the Plan Administrator, (i) all of a Participant’s unvested and/or unexercisable Awards shall automatically be forfeited upon a Termination of Service for any reason, and, as to Awards consisting of Options or Stock Appreciation Rights, the Participant shall be permitted to exercise the vested portion of the Option or Stock Appreciation Right for at least three months following termination of his or her employment, and (ii) all of a Participant’s Awards (whether vested or unvested, exercisable or unexercisable) shall automatically be forfeited upon termination of the Participant’s employment for Cause. Provisions relating to the effect of a Termination of Service upon an Award shall be determined in the sole discretion of the Plan Administrator and need not be uniform among all Awards or among all Participants. Unless the Plan Administrator determines otherwise in accordance with Section 409A, the transfer of employment of a Participant as between the Company and a Subsidiary shall not constitute a Termination of Service. The Plan Administrator shall have the discretion to determine the effect, if any, that a sale or other disposition of an Employer will have on the Participant’s Awards.

SECTION 16

EFFECT OF A CHANGE OF CONTROL

Notwithstanding any other provision of the Plan to the contrary and unless otherwise provided in the Award Agreement, in the event of a Change of Control:

(a)	Any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested, shall become fully exercisable and vested upon the termination of the Participant’s employment without Cause or for Good Reason during the Applicable Period.

(b)	The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award which are not performance based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable upon the termination of the Participant’s employment without Cause or for Good Reason during the Applicable Period.

(c)	The restrictions applicable to any Performance Share or Performance Unit Award and any performance-based Restricted Stock or Restricted Stock Unit Award granted pursuant to Sections 9, 10 or 11 shall become free of all restrictions and become fully vested and transferable upon the termination of the Participant’s employment without Cause or for Good Reason during the Applicable Period.

(d)	Any restrictions applicable to Cash Awards and Other Stock-Based Awards shall immediately lapse and become payable within twenty (20) days following the termination of the Participant’s employment without Cause or for Good Reason during the Applicable Period.

For purposes of this Section 16 and unless otherwise provided in the Award Agreement, the term “Applicable Period” shall have the following meaning: (i) to the extent provided in an Employee’s employment agreement, severance or other individual agreement, the term “Applicable Period” shall mean the protection period following a Change of Control provided in the such agreement with respect to such Employee, (ii) in the case of an Employee covered by the Company’s Key Employee Change-of-Control Contract, the term “Applicable Period” shall mean the protection period following a Change of Control provided in the Key Employee Change-of-Control Contract entered into with such Employee, (iii) in the case of an Employee covered by the Company’s Key Manager Change-of-Control Agreement, the term “Applicable Period” shall mean the protection period following a Change of Control provided in the Key Manager Change-of-Control Agreement entered into with such Employee; and (iv) in the case of any Employee not covered by clause (i), (ii) or (iii) above, the term “Applicable Period” shall mean the protection period following a Change of Control provided in the Company’s Employee Change-of-Control Plan, as it may be amended from time to time.

In addition to the Plan Administrator’s authority set forth in Sections 5.3, in order to maintain the Participants’ rights in the event of any Change of Control, the Plan Administrator, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable, as long as such purchase does not result in taxation to the Participant under Section 409A; or (ii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control. The Plan Administrator may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.

SECTION 17

REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue any certificate or create a book-entry account for shares of Common Stock under the Plan prior to:

(a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

(b) listing of such shares on any stock exchange on which the Common Stock may then be listed; and

(c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

All certificates, or book-entry accounts, for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Plan Administrator determines that application of such provisions are no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company. Without limiting the foregoing, the Plan Administrator may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Common Stock issued under this Plan, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by one or more Participants and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

SECTION 18

GENERAL PROVISIONS

18.1	Clawback/Forfeiture Events

(a) If required by Company policy, by the Sarbanes-Oxley Act of 2002 and/or by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other applicable laws, each Participant’s Award shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, and any relevant provisions in the related Award Agreement.

(b) The Plan Administrator may specify in an Award Agreement or otherwise that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of employment for Cause, violation of material policies that may apply to the Participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or a Subsidiary.

18.2	Nontransferability

Unless otherwise provided in the Plan and permitted by law, including but not limited to the Code, the right of a Participant or Beneficiary to the payment of any Award granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution unless the Participant has received the Plan Administrator’s prior written consent. Except as otherwise provided for under the Plan, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any Award under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such Award, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected Awards held by such Participant shall be immediately forfeited.

18.3	No Individual Rights

Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Participant any right to continue in the employ of, or as a Consultant for, the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of such Participant at any time with or without assigning any reason therefor, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Employer.

18.4	Other Compensation

Unless determined otherwise by the Plan Administrator or required by contractual obligations, the grant, vesting or payment of Awards under the Plan shall not be considered as part of an Employee’s salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or a Subsidiary, or required by law or by contractual obligations of the Company or a Subsidiary.

18.5	Leaves of Absence and Change in Status

Leaves of absence for such periods and purposes conforming to the personnel policy of the Company, or of a Subsidiary, as applicable, shall not be deemed a Termination of Service, unless a Participant commences a leave of absence from which he or she is not expected to return to active employment or service with the Company or a Subsidiary. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first ninety (90) days of such leave unless the Participant’s reemployment rights are guaranteed by statute or contract. With respect to any Participant who, after the date an Award is granted under this Plan, ceases to be employed by or provide services to the Company or a Subsidiary on a full-time basis but continues to be employed or provide services on a part-time basis, the Plan Administrator may make appropriate adjustments, as determined in its sole discretion, as to the number of shares issuable under, the vesting schedule of, or the amount payable under any unvested Awards held by such Participant.

18.6	Transfers

In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, Awards granted to the Participant prior to such date shall not be affected.

18.7	Unfunded Obligations

Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. The Plan Administrator, in its sole discretion, may direct the Company to share with a Subsidiary the costs of a portion of the Incentive Awards paid to Participants who are executives of those companies. Beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s Beneficiary or the Participant’s creditors in any assets of the Company or a Subsidiary whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.8	Beneficiaries

The designation of a Beneficiary shall be on a form provided by the Company, executed by the Participant (with the consent of the Participant’s spouse, if required by the Company for reasons of community property or otherwise), and delivered to a designated representative of the Company. The Company may, in its discretion, utilize an electronic process for Beneficiary designations. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under any predecessor plans shall remain in effect under the Plan unless such designation is revoked or changed under the Plan. In the event that a Participant becomes divorced, a Beneficiary designation under this Plan or a predecessor plan in favor of his or her divorced spouse shall become void as of the effective date of the divorce, unless the Participant re-designates the former spouse as his or her Beneficiary following the effective date of the divorce. If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s spouse, or if there is no surviving spouse, to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 18.8. In the event that the Plan Administrator determines that two or more claims are made by claimed Beneficiaries against the Plan for an Award, the Plan Administrator may initiate an interpleader action in a court of competent jurisdiction to resolve the controversy.

In the event that an Award has vested, its restrictions have lapsed, or it has been exercised and the underlying shares of Common Stock relating to such award have been transferred to a brokerage account, it is the responsibility of the Participant to establish and maintain beneficiary designations with that broker.

18.9	Governing Law

The Plan shall be construed and governed in accordance with the laws of the State of Texas.

18.10	Satisfaction of Tax Obligations

Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant, vesting or other taxable event of Awards under the applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign, including, without limitation, the required withholding of a sufficient amount of Common Stock otherwise issuable to an Employee to satisfy the said required minimum tax withholding obligations. To the extent provided by the Plan Administrator, an Employee is permitted to deliver Common Stock (including shares acquired pursuant to the exercise of an Option or Stock Appreciation Right other than the Option or Stock Appreciation Right currently being exercised, to the extent permitted by applicable regulations) for payment of withholding taxes on the exercise of an Option or Stock Appreciation Right, upon the grant or vesting of Restricted Stock or Restricted Stock Units or upon the payout of Performance Shares, Performance Units or Incentive Awards. Common Stock may be required to be withheld from the shares issuable to the Employee upon the exercise of an Option or Stock Appreciation Right, upon the vesting of Restricted Stock or Restricted Stock Units or upon the payout of Performance Shares or Performance Units to satisfy such minimum required tax withholding obligations. The Fair Market Value of Common Stock as delivered pursuant to this Section 18.10 shall be determined as of the day of release, and shall be calculated in accordance with Section 2.18.

Any Participant who makes a Section 83(b) election under the Code shall, within ten (10) days of making such election, notify the Company in writing of such election and shall provide the Company or such Participant’s Employer with a copy of such election form filed with the Internal Revenue Service.

A Participant is solely responsible for obtaining, or failing to obtain, tax advice with respect to participation in the Plan prior to the Participant’s (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the times of distributions under the Plan, or (iii) disposing of any Common Stock issued under the Plan.

18.11	Participants in Foreign Jurisdictions

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of any countries in which the Company or any Subsidiary may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign laws and to meet the objectives of the Plan; provided, however, that no such action taken pursuant to this Section 18.11 shall result in a “material revision” of the Plan under applicable securities exchange governance rules.

SECTION 19

REGULATORY COMPLIANCE

19.1	Rule 16b-3 of the Exchange Act and Section 162(m)

The Company’s intention is that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with the rules of any exchange on which the Common Stock is traded and with Rule 16b-3. In addition, it is the Company’s intention that, as to Covered Employees, unless otherwise indicated in an Award Agreement, Options, Stock Appreciation Rights, Performance Shares, Performance Units and Incentive Awards shall be designed to qualify as performance-based compensation under Section 162(m). If any Plan provision is determined not to be in compliance with the foregoing intentions, that provision shall be deemed modified as necessary to meet the requirements of any such exchange, Rule 16b-3 and Section 162(m).

19.2	Section 409A

The Plan is intended to be administered, operated and construed in compliance with Section 409A and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Board or the Plan Administrator may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary and applicable to avoid a violation of Section 409A and shall be final, binding and conclusive on all Employees and other individuals having or claiming any right or interest under the Plan.

Notwithstanding the provisions of the Plan or any Award Agreement, if a Participant is a “specified employee” upon his or her “separation from service” (within the meaning of such terms in Section 409A under such definitions and procedures as established by the Company in accordance with Section 409A), any portion of a payment, settlement or other distribution made upon such a “separation from service” that would cause the acceleration of, or an addition to, any taxes pursuant to Section 409A will not commence or be paid until a date that is six (6) months and one (1) day following the applicable “separation from service.” Any payments, settlements or other distributions that are delayed pursuant to this Section 19.2 following the applicable “separation from service” shall be accumulated and paid to the Participant in a lump sum without interest on the first business day immediately following the required delay period.

SECTION 20

ESTABLISHMENT AND TERM OF PLAN

The Plan was adopted by the Board on                     , 2012, and is subject to approval by the Company’s stockholders. If approved by the stockholders, this Plan will replace the Prior Plan, and no further Awards will be made under the Prior Plan. This Plan shall become effective on the Effective Date, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 21, until all Common Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. After this Plan is terminated, no future Awards may be granted pursuant to the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

SECTION 21

AMENDMENT, TERMINATION OR DISCONTINUANCE OF THE PLAN

21.1	Amendment of Plan

Subject to approval of the Board with respect to amendments that are required by law or regulation or stock exchange rules to be submitted to the stockholders of the Company for approval, the Compensation and Benefits Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, without limitation, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 16; provided, however, that (i) to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required, and (ii) except as otherwise provided in the Plan, no change in any Award previously granted under the Plan may be made without the consent of the Participant if such change would impair the right of the Participant under the Award to acquire or retain Common Stock or cash that the Participant may have acquired as a result of the Plan.

21.2	Termination or Suspension of Plan

The Compensation and Benefits Committee may at any time suspend the operation of or terminate the Plan with respect to any Common Stock or rights which are not at that time subject to any Award outstanding under the Plan.

21.3	Section 162(m) Approval

If so determined by the Plan Administrator, the provisions of the Plan relating to Performance Goals and Awards that are intended to constitute “performance-based compensation” under Section 162(m) shall be disclosed to, and reapproved by, the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Effective Date occurs (or at any such other time as may be required or allowed by Section 162(m)) in order for Awards that are intended to constitute “performance-based compensation” under Section 162(m) granted after such time to be exempt from the deduction limitations of Section 162(m).

IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of                     , 2012.

ANADARKO PETROLEUM CORPORATION

Julia A. Struble Vice President, Human Resources

1201 LAKE ROBBINS DRIVE THE WOODLANDS, TX 77380

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M44297-P20327-Z57149	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANADARKO PETROLEUM CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.
Vote On Directors
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Kevin P. Chilton	☐	☐	☐
				Vote On Proposals		For	Against	Abstain
1b. Luke R. Corbett	☐	☐	☐	2.	Ratification of Appointment of KPMG LLP as Independent Auditors.	☐	☐	☐
1c. H. Paulett Eberhart	☐	☐	☐	3.	Approve the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan.	☐	☐	☐
1d. Peter J. Fluor	☐	☐	☐	4.	Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐
1e. Richard L. George	☐	☐	☐
1f. Preston M. Geren III	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 5, 6, 7 AND 8.
1g. Charles W. Goodyear	☐	☐	☐	5.	Stockholder Proposal-Adoption of Policy of Independent Director Chairman.	☐	☐	☐
1h. John R. Gordon	☐	☐	☐	6.	Stockholder Proposal-Gender Identity Non-Discrimination Policy.	☐	☐	☐
1i. James T. Hackett	☐	☐	☐	7.	Stockholder Proposal-Adoption of Policy on Accelerated Vesting of Equity Awards.	☐	☐	☐
1j. Eric D. Mullins	☐	☐	☐	8.	Stockholder Proposal-Report on Political Contributions.	☐	☐	☐
1k. Paula Rosput Reynolds	☐	☐	☐
1l. R. A. Walker	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting.
	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4, and AGAINST Items 5, 6, 7 and 8. If any other matters come properly before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Each signatory to this proxy acknowledges receipt from Anadarko Petroleum Corporation, prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a proxy statement dated March 23, 2012.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K/Annual Report are available at:

http://bnymellon.mobular.net/bnymellon/apc

☐  FOLD AND DETACH HERE  ☐

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M44298-P20327-Z57149

ANADARKO PETROLEUM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2012

The undersigned hereby appoint(s) James T. Hackett, Robert G. Gwin and Robert K. Reeves, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Anadarko Petroleum Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Daylight Time, on May 15, 2012, at The Woodlands Waterway Marriott Hotel and Convention Center and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)